                            SCHEDULE 14A INFORMATION


                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 4)


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          NHancement Technologies Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                          NHANCEMENT TECHNOLOGIES INC.

                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                           TO BE HELD MARCH    , 1999


To Our Stockholders:


     PLEASE TAKE NOTICE that a Special Meeting (the "SPECIAL MEETING") of Stockholders of NHancement Technologies Inc. (the "COMPANY"), will be held on
March   , 1999 at 3:00 p.m. P.D.T. at the principal offices of the Company located at 39420 Liberty Street, Suite 250, Fremont, California 94538, for the following purposes:


     1. To consider and vote upon a proposal to ratify and approve the issuance of 2,441 shares of Series A Convertible Preferred Stock of the Company, $0.01 par value per share, and all shares of Common Stock, $0.01 par value per share, issuable upon conversion thereof, pursuant to a Securities Purchase Agreement entered into between the Company and certain purchasers.


     2. To consider and vote upon a proposal to approve the issuance of an additional 17,500 shares of Series A Convertible Preferred Stock of the Company, $0.01 par value per share, and all shares of Common Stock, $0.01 par value per share, issuable upon conversion thereof, on substantially the same terms and conditions as set forth in the Securities Purchase Agreement.



     3. To transact such other business as may properly come before the meeting or any adjournment thereof.


     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on January 20, 1999 are entitled to notice of, and to vote at, the Special Meeting or any adjournment thereof. Any stockholder attending the Special Meeting may vote in person, even if such stockholder previously signed and returned a proxy.

                                          By Order of the Board of Directors

                                          Douglas S. Zorn
                                          President and Chief Executive Officer

Fremont, California

March   , 1999


     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

                          NHANCEMENT TECHNOLOGIES INC.

                                PROXY STATEMENT

                            ------------------------

                        SPECIAL MEETING OF STOCKHOLDERS

                                MARCH    , 1999



     The accompanying proxy is solicited by the Board of Directors of NHancement Technologies Inc., a Delaware corporation ("NHANCEMENT" or the "COMPANY"), for use at the Company's Special Meeting of Stockholders (the "SPECIAL MEETING") to
be held March   , 1999, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Special Meeting. The date of this Proxy Statement
is March   , 1999, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.


                       SOLICITATION AND VOTING OF PROXIES

     The cost of soliciting proxies will be borne by the Company. In addition to soliciting stockholders by mail through its regular employees, the Company will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of the Company registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. The Company may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.


     Only stockholders of record as of the close of business on January 20, 1999 (the "RECORD DATE"), will be entitled to vote at the Special Meeting and any adjournment thereof. As of that date, according to the Company's transfer agent, there were 5,717,228 shares of Common Stock of the Company, par value $0.01 per share ("COMMON STOCK"), issued and outstanding and 2,441 shares of Series A Convertible Preferred Stock, par value $0.01 per share ("PREFERRED STOCK"), issued and outstanding (convertible as of the Record Date (including accrued dividends) into 311,156 shares of Common Stock). Stockholders may vote in person or by proxy. Each holder of shares of Common Stock available for voting is entitled to one (1) vote for each share of stock held on the proposals presented in this Proxy Statement. The holders of Preferred Stock shall vote with the holders of Common Stock as a single class, with each share of Preferred Stock entitled to the number of votes that he or she would have if such shares were converted into Common Stock as of the Record Date. The Company's By-Laws provide that one-third of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. The votes of the Preferred Stock currently outstanding will not be counted for purposes of determining a quorum. Abstentions and broker non-votes will be counted in determining the number of shares present for purposes of establishing a quorum for the transaction of business, but will not be voted in favor of the proposals and will have the same effect as a vote against the proposals.



     Approval of the transactions described in Proposal I and Proposal II set forth in this Proxy Statement (collectively, the "PROPOSALS") will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented at the Special Meeting. The votes of the Preferred Stock currently outstanding will not be counted for purposes of determining approval of the Proposals. Esmond T. Goei, Douglas S. Zorn, James S. Gillespie, Gary L. Nemetz and Santanu Das, former or current directors and/or principal stockholders of the Company, have entered into agreements with the purchasers under that certain Securities Purchase Agreement described in Proposal I pursuant to which such stockholders have agreed to vote an aggregate of 1,144,293 shares of the Company's Common Stock in favor of Proposal I. All shares of Common Stock held by such directors and principal stockholders were acquired by such persons prior to the initial closing under the Securities Purchase Agreement on April 13, 1998. In addition, The Endeavour Capital Fund S.A. and AMRO INTERNATIONAL S.A. (collectively, the "INVESTORS"), as the holders in the aggregate of 407,034 shares of Common Stock, have also indicated their intention to vote all shares over which they exercise voting control in favor of Proposal 1. The Investors are the sole purchasers under the

Securities Purchase Agreement described in Proposal I set forth in this Proxy Statement. The 407,034 shares of Common Stock held by the Investors as of the Record Date were received upon conversion of certain of the shares of Preferred Stock purchased at the initial closing under the Securities Purchase Agreement on April 13, 1998. Accordingly, stockholders holding in the aggregate securities representing 27.1% of the voting power of the Company's securities have already agreed to vote in favor of Proposal I.


     All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the proposal. The Company may, if necessary, seek to adjourn or postpone the meeting to another time and/or place in order to solicit additional proxies in favor of the proposal. In the event of any such postponement of adjournment, the persons appointed as the named proxies will vote previously received proxies in the manner specified above. A stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivering to the Secretary of the Company a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock and Preferred Stock as of January 20, 1999, by (a) each person known to the Company to own beneficially more than 5% of the Company's Common Stock and Preferred Stock, (b) each of the Company's directors, (c) the Company's Chief Executive Officer and the four other most highly compensated executive officers of the Company for the fiscal year ended September 30, 1998, whose salary and incentive compensation for the fiscal year ended September 30, 1998 exceeded $100,000, and (d) all executive officers and directors as a group.


                                                     COMMON STOCK                 PREFERRED STOCK
                                               -------------------------    ----------------------------
                                               BENEFICIALLY    OWNERSHIP     BENEFICIALLY      OWNERSHIP
             NAMES AND ADDRESSES                 OWNED(1)        %(1)          OWNED(1)          %(1)
             -------------------               ------------    ---------    ---------------    ---------
James S. Gillespie...........................     815,000(2)     14.2%              --              --
198 Country Club Drive
Incline Village, Nevada 89451
Esmond T. Goei...............................     421,515(3)      7.0%              --              --
650 Castro Street, #120-203
Mountain View, CA 94041
Douglas S. Zorn..............................     410,881(4)      6.9%              --              --
c/o NHancement Technologies Inc.
39420 Liberty Street, Suite 250
Fremont, California 94538
Robert L. Schmier............................     125,000         2.2%              --              --
Schmier & Feurring Properties, Inc.
777 Glades Road, Suite 310
Boca Raton, FL 33434
N. Bruce Walko...............................          --           *               --              --
5107 Timberview Terrace
Orlando, FL 32818
The Endeavour Capital Fund S.A...............     316,456(5)      5.3%           2,441           100.0%
c/o Endeavour Management Inc.
14/14 Divrei Chaim St
Jerusalem 94479 Israel
AMRO INTERNATIONAL S.A.......................     401,734(6)      7.0%              --              --
50 ULTRA FINANCE
Gross Munster Platz 26
Zurich LH 8022
Switzerland
Directors and Executive Officers.............   1,772,396(7)     28.2%           2,441           100.0%
as a Group (8 persons)


---------------
  *  Less than 1%

 (1) Based on 5,717,228 shares of Common Stock and 2,441 shares of Preferred Stock issued and outstanding as of January 20, 1999.

 (2) Includes a warrant to purchase 27,500 shares of Common Stock.

 (3) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 168,750 shares of Common Stock at an exercise price of $3.20 per share, 58,333 shares of Common Stock at $3.875 per share, and warrants to purchase 51,519 shares of Common Stock.

 (4) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 140,625 shares of Common Stock at an exercise price of $3.20 per share, 69,444 shares of Common Stock at $3.875 per share, and warrants to purchase 61,375 shares of Common Stock.

 (5) Includes 5,300 shares of Common Stock received upon conversion of Preferred Stock and 311,156 shares of Common Stock receivable upon conversion of the Preferred Stock (including accrued dividends) held by The Endeavour Capital Fund S.A. assuming conversion as of January 20, 1999.

 (6) Represents the number of shares of Common Stock received upon conversion of Preferred Stock (including accrued dividends) held by AMRO INTERNATIONAL S.A.

 (7) Includes options that are presently exercisable or that will become exercisable within 60 days to purchase 437,152 shares of Common Stock and warrants to purchase 140,394 shares of Common Stock.

                                   PROPOSAL I


             TO RATIFY AND APPROVE THE ISSUANCE OF 2,441 SHARES OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
      AND ALL THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF

  Securities Purchase Agreement


     On April 13, 1998, the Company entered into a Securities Purchase Agreement with the Investors pursuant to which the Company agreed to issue up to an aggregate of Thirty Thousand (30,000) shares of Series A Convertible Preferred Stock at a price of One Hundred Dollars ($100) per share. The Securities Purchase Agreement, as amended June 15, 1998 (the "SECURITIES PURCHASE AGREEMENT"), provided for the issuance of Series A Convertible Preferred Stock to the Investors in the following amounts and at the following times: 12,500 shares upon the execution of the Securities Purchase Agreement; 7,500 shares two
(2) business days after the date the Company obtains stockholder approval of the issuance of such shares (the "FIRST ADDITIONAL TRANCHE"); 5,000 shares upon the date which is thirty (30) calendar days after the closing date of the First Additional Tranche (the "SECOND ADDITIONAL TRANCHE"); and 5,000 shares upon the date which is thirty (30) calendar days after the closing date of the Second Additional Tranche. In accordance with the above, Twelve Thousand Five Hundred (12,500) shares of Series A Convertible Preferred Stock were issued to the Investors on April 13, 1998.



     On September 24, 1998, the Company, in an effort to limit further dilutive issuances under the Securities Purchase Agreement, entered into a Payment and Termination Agreement (the "TERMINATION AGREEMENT") with the Investors which, among other things, provided for the termination of the Company's and the Investors' respective obligations to sell and purchase additional shares of Series A Convertible Preferred Stock pursuant to the terms of the Securities Purchase Agreement in consideration of an aggregate cash payment by the Company to the Investors of $135,000. A copy of the Securities Purchase Agreement and a copy of the Termination Agreement are attached as Annex A to this Proxy Statement.



     The Series A Convertible Preferred Stock ("PREFERRED STOCK") is convertible into shares of Common Stock at the lesser of (i) the average closing bid price of the Common Stock for the five trading days ending on the signing of the Securities Purchase Agreement or (ii) 75% of the five-day average closing bid price at the time of each requested conversion. At any time prior to conversion, the Company has the option under the Certificate of Designations, as amended (the "CERTIFICATE OF DESIGNATIONS"), relating to such Preferred Stock, to redeem the outstanding Preferred Stock, in whole or part, at a redemption price of $118.00 per share if the Market Price (as defined in the Certificate of Designations) of the Company's Common Stock falls below $2.00 per share. A copy of the Certificate of Designations is attached as Annex B to this Proxy Statement.


     The Company's Board of Directors has declared a dividend on its Preferred Stock at a rate of five percent per annum. Such dividends are cumulative, accrue from the date of issuance and are payable within sixty (60) days following the end of each fiscal year of the Company. Such dividends are also payable by the Company in cash upon conversion of the Preferred Stock. If the Company is prohibited by law from making such payment in cash, it may make a payment thereof in cash to the extent permitted by law and pay the balance in shares of Common Stock. With respect to those shares of Preferred Stock converted prior to the date hereof, the Company has permitted the Investors to convert the accrued dividends on such Preferred shares into additional shares of Common Stock. The Company may chose to permit the conversion of accrued dividends on the Preferred Stock into shares of Common Stock from time to time in the future. Currently, the Board of Directors of the Company does not anticipate declaring any dividends with respect to the Common Stock.

     In the event of any liquidation, dissolution or winding up of the Company, the holders of shares of Preferred Stock, (which have not otherwise been converted to Common Stock) will be entitled to be paid out of the assets of the Company available for distribution to all stockholders $100.00 per share, adjusted for stock splits, combinations or other recapitalizations of the Preferred Stock, plus an amount equal to all declared and unpaid dividends, prior to any amounts being paid to the holders of Common Stock.

     Each share of Preferred Stock is entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such Preferred Stock may be converted as of the close of business on the record date fixed for any meeting of the stockholders of the Company. In general, the holders of Preferred Stock and Common Stock vote together as single class on all matters. However, the approval of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the Preferred Stock outstanding at the time of any vote, voting as a single, separate class, must be obtained before the Company may (i) purchase, redeem or acquire any of its Common Stock or other equity security (other than the redemption of Preferred Stock pursuant to the Company's Certificate of Designations, repurchases of shares from directors, officers, employees or consultants of the Company, or of any subsidiary of the Company pursuant to agreements under which the Company has the option, but not the obligation, to repurchase such shares); (ii) authorize or issue, or obligate itself to issue, any equity securities senior to the Preferred Stock as to dividend or liquidation preferences; or (iii) amend the Company's Certificate of Incorporation to reduce the dividend rate on the Preferred Stock or exchange the seniority rights of the holders of such Preferred Stock as to the payment of dividends, (iv) reduce the amount payable to the holders of the Preferred Stock upon voluntary or involuntary liquidation, dissolution or winding up of the Company, (v) change the relative seniority of the liquidation preferences of the holders of such Preferred Stock, or (vi) cancel or modify the conversion rights provided for in the Company's Certificate of Designations with respect to the Preferred Stock. The votes of the Preferred Stock currently outstanding will not be counted for purposes of determining approval of the Proposal.

     Under the terms of the Securities Purchase Agreement, the Company is subject to certain cash penalties if it is unable to deliver to the Investors the Common Stock receivable upon conversion of the Preferred Stock in a timely fashion (i.e., from $100 to $200 per day for any day beyond the specified delivery date). Similarly, in the event the Company is unable to issue the shares of Common Stock receivable upon conversion of the Preferred Stock as a result of the provisions of the Company's Certificate of Incorporation or applicable securities market regulations, the Company may also be required, among other things, to redeem such unconverted Preferred Stock at a price based on a percentage or multiple of the highest closing bid price for the Company's Common Stock during the period commencing upon such a redemption request and ending upon the actual redemption date.

     Pursuant to the terms of the Registration Right Agreement (the "REGISTRATION RIGHTS AGREEMENT") entered into concurrently with the Securities Purchase Agreement by and among the Company and the Investors, the Company was required to prepare and file a registration statement with the Securities and Exchange Commission (the "SEC") covering the shares of Common Stock receivable upon conversion of the Preferred Stock within twenty-one (21) calendar days after the initial closing of the Securities Purchase Agreement. In this regard, the Company is subject to cash penalties if it fails to file a registration statement in proper form with the SEC within the time period specified in the Registration Rights Agreement or is unable to have such registration statement declared effective within the time periods specified in the Registration Rights Agreement. Such cash penalties are based on a percentage (either 2% or 3%) of the purchase price of the Preferred Stock for periods during which the Company fails to satisfy the above criteria. The Company failed to file the registration statement prior to the expiration of the above twenty-one (21) day period. As a result, the Company is subject to the penalties provided in the Registration Rights Agreement. To date, the Investors have not asserted any claims pursuant to the applicable penalty provisions of the Registration Rights Agreement, although there can be no assurance that such rights will not be asserted at a later date. A copy of the Registration Rights Agreement is attached as Annex C to this Proxy Statement.

  Reasons for the Issuance

     The funds received at the initial closing of the Preferred Stock sale pursuant to the Securities Purchase Agreement were used to fund a portion of the acquisition on or about June 22, 1998 of all of the issued and outstanding capital stock of Infotel Technologies Pte Ltd, a company organized under the laws of Singapore ("INFOTEL"), which is a provider of radar system integration, turnkey project management services and test instrumentation. The Company explored alternative financing proposals immediately prior to entering into the Securities Purchase Agreement (including other private equity and/or debt financings) and determined that the potential cost of funds under such alternatives were less favorable to the Company than the likely cost of funds under the Securities Purchase Agreement.

     The basic terms of the agreement relating to the Infotel acquisition required an initial cash payment of approximately $2.3 million, notes payable by the Company to the Infotel stockholders of approximately $2.0 million (with payment subject to Infotel achieving certain profitability targets during the two year period ending June 30, 1999), and the issuance of 433,024 shares of the Company's Common Stock, which number of shares may increase based on certain price protections afforded the Infotel stockholders. The net profit targets established for Infotel for 1998 and 1999 combined equals S$3,200,000 (or $1,939,400 at the current translation rate of 1.65). Based on 1998 to-date performance and forecasts for 1999, the Company believes that it is more likely than not that the entire amount of contingent payments will be paid. Contingent payments for 1998 are expected to be about S$2.2 million (or about $1.3 million).

     If the price per share of the Company's Common Stock is less than $5.00 on the first anniversary of the Infotel acquisition, 50% of the initial shares issued to the Infotel shareholders is subject to adjustment and likewise 50% is subject to adjustment on the second anniversary if the per share price is less than $5.00. Should the Company's Common Stock price be below $5.00 per share on either of these dates, the Infotel shareholders would be entitled to receive that number of shares equal to the lesser of (i) one-half the initial shares valued at $5.00 per share divided by the fair market value per share minus one-half of the initial shares or (ii) one-half the initial shares valued at $5.00 per share divided by $2.75 (subject to adjustment for stock splits and the like). At the current price per share of the Company's Common Stock, these calculations would result in approximately 354,000 additional shares being issued to the Infotel shareholders.

     The funds received by the Company at the initial closing under the Securities Purchase Agreement were insufficient to complete the Infotel acquisition. In an effort to obtain the additional funds necessary to close the transaction by June 24, 1998 (and thereby avoid the payment of a non-refundable break-up fee), the Company entered into a bridge loan financing that closed at separate closings held on June 12, 1998 and June 15, 1998, pursuant to which the Company borrowed funds in the aggregate amount of $1,400,000 from the Investors and certain members of the Company's management.

     Funds loaned to the Company by the Investors totaled $750,000. Notes payable to the Investors provided for interest at the rate of ten percent (10%) per annum and for repayment on the earlier of the closing of the next tranche of the Company's Preferred Stock in accordance with the terms of the Securities Purchase Agreement or ninety (90) days from the date of the loan. These promissory notes (plus accrued interest) were paid in full by the Company with internal cash resources and cancelled on September 24, 1998 pursuant to the terms of the Termination Agreement.


     Funds loaned to the Company by members of management totaled $650,000. Of this amount, $125,000, $225,000 and $300,000 were loaned to NHancement by Esmond
T. Goei, then Chairman of the Board and Chief Executive Officer of the Company, Douglas S. Zorn, Executive Vice President and Chief Financial Officer of the Company, and James S. Gillespie, formerly the President of Voice Plus, Inc., respectively. The notes payable to management provided for interest at the rate of ten percent (10%) per annum and for repayment within 90 days from the date of the loan. The promissory notes (plus accrued interest) were paid in full by the Company with internal cash resources and cancelled on November 5, 1998.


     Stockholder ratification and approval of the issuance of the Preferred Stock and related actions contemplated pursuant to the Securities Purchase Agreement are not required under the Delaware General Corporation Law, the Company's Certificate of Incorporation, or the Company's Bylaws. However, as discussed below, the Company is seeking stockholder approval in order to satisfy certain listing requirements under The Nasdaq Marketplace Rules for continued inclusion of the Company in The Nasdaq Stock Market SmallCap System.

                                  PROPOSAL II


     In addition to the shares of Preferred Stock described in Proposal I, the Company is seeking approval for the issuance of an additional 17,500 shares (the "Additional Shares") of its authorized but unissued Preferred

Stock. It is presently contemplated that up to all of such shares will be privately placed by the Company with "accredited investors" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended. Such investors may include the Initial Investors under the Securities Purchase Agreement and members or the Company's Board of Directors and/or management. The Additional Shares shall have the rights, preferences and privileges set forth in the Company's Certificate of Designation attached as Annex B to this Proxy Statement and shall be offered on substantially the same terms and conditions as set forth in the Securities Purchase Agreement attached as Annex A (see, "Securities Purchase Agreement"). All proceeds from the sale of such Additional Shares shall be utilized by the Company for working capital purposes. Receipt of approximately $750,000 in proceeds from the sale of certain of the Additional Shares is also a fundamental element of the Company's compliance plan to correct deficiencies in its compliance with certain listing requirements of The Nasdaq Stock Market SmallCap System (see, "Requirements for Continued Nasdaq Listing").



     Stockholder approval of the issuance of the Additional Shares is not required under the Delaware General Corporation Law, the Company's Certificate of Incorporation, or the Company's Bylaws. However, as discussed below, the Company is seeking stockholder approval in order to satisfy certain listing requirements under The Nasdaq Marketplace Rules for continued inclusion of the Company in The Nasdaq Stock Market SmallCap System.


  Nasdaq Stockholder Approval Requirement

     The Company's Common Stock is traded on the over-the-counter market and is quoted on The Nasdaq Stock Market SmallCap System. In order to qualify for inclusion in The Nasdaq Stock Market SmallCap System, it is necessary that the Company satisfy certain financial and other criteria set forth in The Nasdaq Marketplace Rules (the "RULES"). In addition, in order to maintain such inclusion under the Rules, the Company must, among other things, follow certain corporate governance procedures, including obtaining stockholder approval in connection with certain corporate transactions.

     Rule 4310(c)(25)(H) of the Rules requires stockholder approval of the issuance of securities by an issuer under various circumstances. In particular, Subsection (i)d. of paragraph (H) requires stockholder approval prior to the issuance of securities in the following situations:

          "d. In connection with a transaction other than a public offering involving:

             1. the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the Company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

             2. the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock."


     Pursuant to the terms of Securities Purchase Agreement, the Preferred Stock is convertible into shares of Common Stock at the lesser of (i) the average closing bid price of the Common Stock for the five (5) trading days ending on the signing of the Securities Purchase Agreement or (ii) 75% of the five-day closing bid price at the time of each requested conversion. As a result, the shares of Common Stock to be issued upon conversion of the Preferred Stock will be issued, if at all, for less than the greater of book or market value of such shares. Pursuant to the terms of the Securities Purchase Agreement, the Company issued 12,500 shares of Preferred Stock on April 13, 1998 at the initial closing of the Preferred Stock financing. As of such date, such shares on an as-converted basis represented less than 20% of the Company's issued and outstanding Common Stock and accordingly did not require stockholder approval under the applicable Rules. Since April 13, 1998, the Investors have converted an aggregate of 10,059 shares of Preferred Stock (plus accrued dividends) into an aggregate of 901,159 shares of Common Stock representing 18.4% of the Common Stock outstanding as of the date of issuance of the Preferred Stock. However, assuming the conversion of the remaining 2,441 shares of Preferred Stock (the "UNCONVERTED SHARES") currently outstanding, the Company will have issued in excess of 20% (i.e., 24.7% assuming conversion as of the Record date of all 2,441 outstanding shares of Preferred Stock) of the number of shares of Common Stock outstanding immediately prior to the issuance of the Preferred Stock. Assuming, in the alternative, that all of the 17,500 Additional Shares described in Proposal II are issued and converted (and none of the Unconverted Shares are converted) as of the Record Date on substantially the same terms and conditions set forth in the Securities Purchase Agreement, the Company will have issued shares of Common Stock upon conversion of the Additional Shares representing 37.5% of the number of shares of Common Stock outstanding immediately prior to the issuance of the Additional Shares. Accordingly, in order to comply with Rule 4310(c)(25)(H)(i)d of the Rules, it will be necessary for the Company to obtain (i) stockholder ratification and approval of the issuance of the Unconverted Shares (and the shares of Common Stock issuable upon conversion thereof) pursuant to the Securities Purchase Agreement as described in Proposal I and (ii) stockholder approval of the issuance of the Additional Shares (and the shares of Common Stock issuable upon conversion thereof) on the terms and conditions described in Proposal II.


  Requirements for Continued Nasdaq Listing


     Although the Common Stock was approved for quotation on The Nasdaq Stock Market SmallCap System in connection with the Company's IPO, the Company was notified by Nasdaq in April, 1998 that the Company failed to meet the continued listing requirements of Rule 4310(c)(2) of the Rules which requires that an issuer maintain (i) net tangible assets of $2,000,000; (ii) market capitalization of $35,000,000; or (iii) net income of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. This deficiency was remedied by the Company in April 1998 as a result of the initial closing in April 1998 of the Preferred Stock financing described in Proposal I. However, the Company also has failed to satisfy the requirements of this Rule for the months of October, November and December, 1998 and January, 1999. On or about February 3, 1999, the Company submitted to Nasdaq a proposed plan for compliance with the net tangible assets continued listing requirement under the Rules.



     On or about February 23, 1999, the Company was advised by Nasdaq that the Company's securities would be delisted from The Nasdaq Stock Market, effective with the close of business on February 24, 1999. The Company has requested a hearing under applicable Nasdaq rules to review the Nasdaq staff's delisting finding. Pending such hearing, the Company's securities will continue to be listed on The Nasdaq Stock Market SmallCap System. The Company is currently awaiting the scheduling of a hearing date. If as a result of such hearing the Company is delisted, the Company intends to seek the listing on The Nasdaq SmallCap Market as soon as it meets the applicable listing qualifications which will require, among other things, (i) net tangible assets of $4,000,000, (ii) market capitalization of $50,000,000, (iii) net income of $750,000 in the most recently completed fiscal year, or in two of the most recently completed fiscal years, and (iv) a common stock price of at least $4.00 per share. There can be no assurance that the Company will meet such listing requirements in any future period.



     The continued listing criteria under the Rules also require, among other things, that the minimum bid price per share of the Company's Common Stock be at least $1.00. If the Company is unable to meet this criteria for a period of thirty (30) consecutive business days, the Company, upon notice from Nasdaq, shall have a period of ninety (90) calendar days to achieve compliance with the above criteria. Compliance can be achieved by meeting the applicable criteria for a minimum of ten (10) consecutive business days during such ninety (90) day compliance period. From time to time since September 22, 1998, the minimum bid price for the Company's Common Stock has been below $1.00 per share.



     If the Company's Common Stock is delisted from The Nasdaq Stock Market SmallCap System, the Company will become subject to the Securities and Exchange Commission's "penny stock" rules, and as a result, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock.


     The "penny stock" rules under the Exchange Act impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. For transactions covered by the penny stock rules, a broker-dealer must make special suitability determinations for purchasers and must have received the purchaser's written consent to the transaction prior to sale. In addition, for any transaction involving a penny stock, unless exempt, the rules require delivery prior to any transaction in a penny stock of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market and penny stocks. As a result, the Company's delisting from The Nasdaq Stock Market SmallCap System and its becoming subject to the rules on penny stock would negatively affect the ability or willingness of broker-dealers to sell or make a market in the Company's securities and, therefore, would severely and adversely affect the market liquidity for the Company's Common Stock.

  Impact of Preferred Stock Issuance


     The Company's Common Stock is traded on the over-the-counter market and is quoted on The Nasdaq Stock Market's SmallCap System. The closing bid price for the Company's Common Stock as reported by Nasdaq on the Record Date was $.9375 per share. Assuming the conversion of all 2,441 shares of Preferred Stock currently outstanding pursuant to the Securities Purchase Agreement (plus accrued dividends) as of the Record Date, the holders of Preferred Stock would be entitled to receive an aggregate of 311,156 shares of the Company's Common Stock upon conversion of the Preferred Stock. Such shares plus the aggregate of 901,159 shares received by the Investors upon prior conversions of Preferred Stock would represent approximately 20.1% of the Company's outstanding Common Stock immediately after such conversion. The 25% discount applicable to the issuance of the Preferred Stock pursuant to the Securities Purchase Agreement has been reflected in the Company's financial statements as a deemed dividend on Preferred Stock. As a result of the issuance of 12,500 shares of Preferred Stock pursuant to the Securities Purchase Agreement, such dividend characterization resulted in a $416,700 increase in the loss applicable to Common Stock in computing the Company's net loss per share for the nine months ended September 30, 1998.



     Assuming, in addition to the conversion of the Preferred Stock described in Proposal I, that all of the 17,500 Additional Shares described in Proposal II are issued and converted as of the Record Date, the Company will have issued shares of Common Stock upon conversion of its Preferred Stock representing 41.1% of the number of shares of Common Stock outstanding immediately after conversion.



     Although the issuance of the shares of Preferred Stock pursuant to the Proposals will have a dilutive effect on the Company's current stockholders, the Board of Directors believes that stockholder approval of each of the Proposals is in the best interest of the Company.


  Impact of a Vote Against Issuance


     In the event that the Company is unable to issue the shares of Common Stock receivable upon conversion of the Preferred Stock described in Proposal I, as a result of, among other things, the Rules, the Company may be required, at the option of the holders of Preferred Stock, to undertake the following: (i) issue shares of Common Stock at a conversion purchase price equal to the average of the closing bid price per share of the Company's Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or (ii) redeem such unconverted Preferred Stock at a price based on a percentage or multiple of the highest closing bid price for the Company's Common Stock during the period commencing upon such a redemption request and ending upon the actual redemption date. Assuming the Company is required to issue additional shares of Common Stock pursuant to (i) above with respect to all of the currently outstanding shares of Preferred Stock (i.e., 2,441 shares) and, assuming further, that the conversion purchase price is computed based on the average closing bid price of the Company's Common Stock for the five (5) consecutive trading days immediately preceding the Record Date, the Company would be obligated to issue 233,375 shares of Common Stock to the holders of Preferred Stock. Assuming that the Company is required to redeem the currently outstanding Preferred Stock pursuant to (ii) above, and assuming a concurrent redemption date and payment date as of the Record Date, the Company would be obligated to redeem the currently outstanding Preferred Stock for an aggregate redemption price of $218,908.88. In light of the foregoing, the Board of Directors may, in consideration of its fiduciary duties, determine to proceed with the issuance of shares of the Company's Common Stock upon conversion of the outstanding Preferred Stock or another financing on similar terms if the Board of Directors deems such action to be in the Company's best interest. In such a case the Company may no longer qualify for inclusion on The Nasdaq Stock Market SmallCap System. Similarly, if the issuance of the Additional Shares described in Proposal II is not approved, the Company may be unable to satisfy the net tangible asset requirements under the Rules and accordingly may no longer qualify for continued inclusion on the Nasdaq Stock Market SmallCap System.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION AND APPROVAL OF THE ISSUANCE OF 2,441 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK (AND ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) PURSUANT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE ISSUANCE OF AN ADDITIONAL 17,500 SHARES OF SERIES A CONVERTIBLE PREFERRED STOCK (AND ALL SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION THEREOF) ON SUBSTANTIALLY THE SAME TERMS AND CONDITIONS AS SET FORTH IN THE SECURITIES PURCHASE AGREEMENT.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION


                    AND RESULTS OF OPERATIONS OF THE COMPANY


                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1998



     The Company's consolidated financial statements include the accounts of the Company and its two operating segments: Voice Plus, Inc. ("VPI" or "Voice Plus") now named NHancement Technologies North America, Inc. and Infotel Technologies
(Pte) Ltd ("Infotel").



     During 1998, the Company changed its fiscal year end from December 31 to September 30. As a result of this change the Company's 1998 fiscal year ended on September 30, 1998 and its 1999 fiscal year began on October 1, 1998.



     The following contains forward-looking statements regarding future events or the future financial performance of the Company that involve risks and uncertainties. Certain statements included herein, including, without limitation, statements related to anticipated cash flow sources and uses under "Liquidity and Capital Resources", the mitigation of the Year 2000 issue under "Year 2000 Compliance" and other statements regarding the Company's financing alternatives, financial position, business strategy, plans and objectives of management of the Company for future operations, and industry conditions, are forward-looking statements. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company's business, including but not limited to, reliance on key customers and competition in its markets, market demand, business strategy, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring and retaining key personnel and the effect of the Company's accounting policies, all of which may be beyond the control of the Company. In addition, the Company's Nasdaq SmallCap Market System listing is in jeopardy. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth herein.



GENERAL



     This discussion should be read in conjunction with the Company's Unaudited Consolidated Financial Statements and Notes to Unaudited Consolidated Financial Statements for the Three Months ended December 31, 1998 and Company's Consolidated Financial Statements and Notes to Consolidated Financial Statements for the Nine Months ended September 30, 1998 included herein.



     In this discussion, the Company explains its results of operations for the three month periods ended December 31, 1998, as compared to the corresponding period in 1997, and discusses its financial condition. The discussion of financial condition includes: (1) changes in the voice processing and telecommunications industry and how the Company expects these changes to influence future results of operations; and (2) liquidity and capital resources, including discussions of capital financing activities, and uncertainties that could affect future results.



     On November 20, 1998, the Company informed Nasdaq that, due to continued losses, it no longer met the requirements for continued listing on the Nasdaq SmallCap Market System. Specifically, the Company failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) which requires that an issuer maintain (i) net tangible assets of Two Million Dollars ($2,000,000); (ii) market capitalization of Thirty-Five Million Dollars ($35,000,000); or (iii) net income of Five Hundred Thousand Dollars ($500,000) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.



     The Company continues not to meet these requirements and recently received correspondence from Nasdaq stating that Nasdaq plans to delist the Company's Common Stock. The Company is in discussions with Nasdaq regarding continued listing of its Common Stock, but there can be no assurance that the Company's Common Stock will not be delisted. Further, there can be no assurance that if the Company's stock is delisted that the Company will in the future meet the listing requirements for the Nasdaq SmallCap Market System. Continued losses from operations will have a material adverse effect on the financial condition of the Company. However, the Company believes that the changes management implemented in January 1999 and the corresponding cost reduction measures expected to be implemented primarily through a 10% headcount reduction and certain operating expense cutbacks in travel, outside services, discretionary sales costs, corporate overhead, and administrative costs will return the Company to profitability during fiscal 1999, despite first quarter sales that were well below recent historical run rate, and a one time restructuring charge related to severance benefits to be incurred in the second fiscal quarter of 1999. As a mitigating factor, sales in the second fiscal quarter of 1999 are expected to equal or exceed historical run rates. Currently management believes that this anticipated return to profitability coupled with an increased credit facility and planned financing activities will provide adequate cash flow for future operations, although no assurances can be given that current efforts will be successful.



RESULTS OF OPERATIONS



     In this section, the Company provides the components of its earnings for the three-month periods ended December 31, 1998 and 1997. The Company then explains why revenues and expenses varied from 1998 to 1997.



     The following table shows results of operations, as a percentage of net sales, for the three-month periods ended December 31, 1998 and 1997.



                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES



                                                              THREE MONTHS ENDED
                                                                 DECEMBER 31
                                                              ------------------
                                                               1997       1998
                                                              -------    -------
Net sales...................................................   100.0%     100.0%
Cost of sales...............................................    72.1%      68.4%
Gross profit................................................    27.9%      31.6%
Selling, general and administrative expenses................    63.1%      70.0%
Loss on impairment and amortization of excess of cost over
  net assets acquired.......................................  (210.0)%      3.4%
Loss from operations........................................  (245.1)%    (41.8)%
Other income (expense)......................................     1.3%      (1.7)%
Loss from continuing operations before income taxes.........  (243.8)%    (43.4)%
Income tax benefit..........................................     4.6%       0.0%
Loss from continuing operations.............................  (239.2)%    (43.4)%
Discontinued operations.....................................     0.2%        --
Net loss....................................................  (239.0)%    (43.4)%



     The Company's primary focus in the three months ended December 31, 1998 was as an integrator and distributor of voice processing and telecommunications systems. These operations were conducted through the Company's VPI and Infotel subsidiaries. VPI's net sales for the first quarter of 1999 as a stand-alone business decreased 31% from $2.0 million for the three months ended December 31, 1997 to $1.4 million for the three months ended December 31, 1998. The decrease in VPI net revenues between 1998 and 1997 was due primarily to a slow down in voice processing systems and parts sales. However VPI's order backlog at December 31, 1998 increased to $1.6 million from $1.0 million the previous quarter. Consequently, management believes that VPI sales for the second fiscal quarter will return to near historical levels. VPI's revenues continue to be almost exclusively derived from the sale of Centigram products, and any adverse change in the Company's distributor relationship with Centigram and Baypoint Innovations, the successor in interest to the Centigram CPE business, would have a material adverse impact upon the Company's voice processing business.



     VPI was acquired by the Company in February 1997. Based on the estimated future undiscounted operating cash flows of its related business, the Company periodically evaluates the carrying value of goodwill for VPI and its other subsidiaries. Due to issues not known by management at the time of the VPI acquisition, the estimated future undiscounted operating cash flows of VPI were calculated to be less than those estimated at the time of its acquisition and less than the carrying amount of the excess of cost over net assets acquired. On December 31, 1997 and September 30, 1998, the Company recorded impairment losses of $4,084,300 and $525,000, representing the difference between the carrying amount of goodwill over its estimated fair value. As a result of these changes, the remaining balance of the VPI goodwill was reduced to $750,000 and the useful life was reduced to three years. Management believes that after 1999, revenues for legacy systems will decline and that VPI revenues will come increasingly from new technologies and products that are just now being introduced to the marketplace. The Company is in the process of repositioning its VPI subsidiary to take advantage of the new trends in the voice processing industry, specifically the migration from legacy systems to the new NT computer-based systems of the future. This transition required the addition of several new management members and new technological capabilities within the VPI subsidiary resulting in significant expense to the Company in the first quarter of 1999.



     The Company's Infotel subsidiary located in Singapore, was acquired on June 22, 1998. Therefore no sales or income were recorded for the three months ended December 31, 1997. On a stand-alone pro forma basis, net sales for the first quarter decreased slightly from $2.1 million in 1997 to $2.0 million for the same period in 1998. Although Singapore is forecasting zero growth for its economy for 1999, management expects the operations of Infotel to continue to be profitable due to its blue chip customer base and position in the local Singapore communications markets.



     Gross margins in the three months ended December 31, 1998 improved to 31.6% from 27.9% in the same period in 1997. VPI's gross margin on a stand-alone basis decreased slightly in the three months ended December 31, 1998 as compared to the same period of 1997 from 29.7% to 28.2%. Gross margins in both 1998 and 1997 were below historical levels as fixed costs were absorbed over a smaller revenue base. VPI's product costs as a percentage of revenues decreased during the three months ended December 31, 1998 to 40.1% versus 50.9% in the same quarter in 1997. This decrease was due primarily to low system sales for the quarter ended December 31, 1998 which resulted in higher maintenance and support revenue with no offsetting product cost. Infotel's gross margin on a stand-alone basis improved to 34.1% of sales versus 28.4% of sales for the quarter ended December 31, 1997. This was primarily due to commission revenue of $0.2 million in the first quarter of fiscal 1999, with no offsetting cost, while no commission revenues were recorded in the same three month period of 1997. Infotel earns commissions when its vendors (Motorola and Rhode & Schwart) sell directly to its end-user customers.



     Company-wide selling, general and administrative ("SG&A") expenses as a percentage of net sales increased to 70.0% for the three months ended December 31, 1998 versus 63.1% for the same period in 1997. VPI on a stand-alone basis increased to 58.9% for the first fiscal quarter of 1999 compared to 42.6% for the same three month period in 1997, due primarily to (i) a 10.6% increase in salary expenses as a percentage of revenue associated with the hiring of additional sales and marketing personnel during the first fiscal quarter quarter of 1999; (ii) a 2.6% increase in travel costs as a percentage of revenue associated with training sales and operations personnel on new NT based communication products currently marketed by VPI; and (iii) a 3.0% increase in general and administrative expenses related to increases in short term facility rents and depreciation expense related to systems upgrades to support the Company's growth plans. On a stand-alone basis, Infotel's SG&A as a percent of revenues decreased to 20.5% for the three months ended December 31, 1998 compared to 21.4% for the three months ended December 31, 1997. The reduction in Infotel's SG&A was due primarily to delays in hiring personnel, and lower travel and training costs. Corporate overhead costs increased for the three months ended December 31, 1998 due to the following services: (i) increased outside services costs as a result of an aborted financing; (ii) increased costs for audit and legal related to the additional reporting requirements of a public company, including a special proxy statement; and (iii) relocation fees related to the former CEO.



     At December 31, 1998 the Company provided a 100% reserve against its deferred tax assets. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets, such that a full valuation allowance is required. The federal net operating loss carryforwards are subject to an annual limit of approximately $250,000.

LIQUIDITY AND CAPITAL RESOURCES



     Although the acquisition of complimentary businesses and products has been an element of the Company's business strategy, the Company's ability to engage in acquisitions is subject to severe limitations given the Company's current financial condition. To engage in such activity, the Company will need to obtain additional debt or equity financing, neither of which may be available or, if available, available on terms acceptable to the Company. Debt financing may require the Company to pay significant amounts of interest and principal payments, thus reducing the resources available to expand its existing businesses. Equity financing may dilute the Company's existing stockholders' interest in the assets or earnings of the Company. There can be no assurance that the Company will be able to obtain either debt or equity financing if and when it is needed for acquisitions or general working capital purposes or that, if available, such financing will be available on terms the Company deems acceptable. In April of 1998, the Company negotiated an equity financing for $3.0 million, of which $1,250,000 was received, with substantially all of the proceeds having been used for the acquisition of Infotel. The Company amended the agreement in September of 1998 limiting the aggregate financing amount to $1,250,000, (approximately $985,000 net of expenses).



     During the three months ended December 31, 1998, net cash provided by operating activities was $0.5 million, consisting primarily of the collection of accounts receivable offset by cash used to fund the net operating loss. Net cash used by investing and financing activities totaled $1.6 million consisting of
(i) purchases of property and equipment for the Company's internal computer system, and (ii) payment of the notes payable to management. At December 31, 1998, the Company's working capital deficit was ($0.8) million and cash and cash equivalents totaled $0.6 million. The current ratio decreased slightly from 1.1 to 1 at September 30, 1998 to 0.9 to 1.0 at December 31, 1998. Management believes that available cash reserves coupled with additional available credit and the implementation of cost reductions will provide adequate funds for future operations, although no assurance can be given that current efforts will be successful.



     During 1998, the Company obtained a $1.0 million accounts receivable credit line with a U.S. finance company with an advance rate of 80% of eligible receivables at an interest rate of 2.0% every 15 days. In October 1998, the terms of the revolving credit line were re-negotiated to a maximum of $1.0 million at an interest rate of 2.75% per month. In January 1999, the Company's lender increased the credit line from $1.0 million to $2.0 million and restrictions were eased on the receivables eligible for inclusion in the Company's borrowing base. The Company, through its Infotel subsidiary, is attempting to complete a credit line with a major Singapore bank for S$3.5 million with interest at 1.25% above bank prime to be used for Infotel's overdraft protection, letters of credit, letters of guarantee, foreign exchange and revolving credit. The Company hopes to complete this facility early in calendar 1999.



     The Company's management estimates that it will incur about $200,000 in capital expenditures during the next 12 months, representing mostly company-wide business systems hardware and communication systems. It is anticipated that all major capital expenditures will be financed through equipment leases and will not require significant direct outlays of cash.



     The Company is required to pay $1,390,400 to the former Infotel shareholders pursuant to the purchase agreement regarding the acquisition of Infotel, 30 days after the filing of the 10-KSB. The Company's 10-KSB was filed on January 13, 1999, approximately 30 days prior to the date of this report. The Company does not currently have the cash necessary for payment. The Company is renegotiating with the shareholders to defer payment. There can be no assurance that the shareholders will agree to any delay, and the outcome may have a material adverse effect on the Company's financial position and results of operations.



     Based upon its present cost reduction plans, management believes that operating cash flow, available cash and available credit are adequate to meet the working capital cash needs of the Company and to meet anticipated capital needs during the next 12 months. Although the Company intends to issue shares of common stock as its primary method of financing acquisitions, it anticipates that additional funds will be required to successfully implement its acquisition program, and it will use various methods to finance acquisitions, including the payment of cash, for this purpose.

RISK FACTORS



     The following risk factors, in addition to the risks described elsewhere in this proxy statement, may cause actual results to differ materially from those in any forward-looking statements contained elsewhere in this report or made in the future by the Company or its representatives. Such forward-looking statements involve known risks, uncertainties and other factors which may cause the actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements.



     RISKS ASSOCIATED WITH DELISTING OF COMMON STOCK; PENNY STOCK RULES.



     Although the Common Stock was approved for quotation on the Nasdaq SmallCap Market System in connection with the Company's IPO, there can be no assurance that it will remain eligible to be included on the Nasdaq SmallCap Market System. In this regard, on November 20, 1998, the Company informed Nasdaq that it no longer met the requirements for continued listing on the Nasdaq SmallCap Market System. Specifically, the Company failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) which requires that an issuer maintain (i) net tangible assets of Two Million Dollars ($2,000,000); (ii) market capitalization of Thirty-Five Million Dollars ($35,000,000); or (iii) net income of Five Hundred Thousand Dollars ($500,000) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Nasdaq is currently reviewing the propriety of continuing the Company's listing on the Nasdaq Small Cap Market System. The Company has submitted a plan to correct its listing deficiency with Nasdaq and has not yet received a reply regarding continued listing of its Common Stock and there can be no assurance that the Common Stock will remain listed.



     If the Company is otherwise unable to meet the Nasdaq SmallCap Market System's continuing listing requirements described above, Nasdaq may take appropriate action against the Company, including the denial of listing of its Common Stock. If the Company's Common Stock is delisted from the Nasdaq SmallCap Market System, the Company will become subject to the Securities and Exchange Commission's "penny stock" rules, and as a result, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock.



     The "penny stock" rules under the Exchange Act impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. For transactions covered by the penny stock rules, a broker-dealer must make special suitability determinations for purchasers and must have received the purchaser's written consent to the transaction prior to sale. In addition, for any transaction involving a penny stock, unless exempt, the rules require delivery prior to any transaction in a penny stock of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market and penny stocks. As a result, the Company's delisting from the Nasdaq SmallCap Market System and its becoming subject to the rules on penny stocks would negatively affect the ability or willingness of broker-dealers to sell or make a market in the Company's securities and, therefore, would severely and adversely affect the market liquidity for the Company's Common Stock.



     PRIOR LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY.



     For the three months ended December 31, 1998, the Company incurred a net loss in the amount of $1.4 million on net revenues of $3.3 million. The failure of the Company to produce positive operating results may affect the future value of the Common Stock, may contribute to the Company losing its eligibility for listing of the Common Stock on the Nasdaq SmallCap Market System, may adversely affect the Company's ability to obtain debt or equity financing on terms acceptable to the Company, and may prevent the Company from completing future acquisitions.

     VOLATILITY OF STOCK PRICES.



     The over-the-counter markets for securities such as the Common Stock historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may adversely affect the market price of the Common Stock. In addition, there can be no assurance that the Company's Common Stock will remain eligible for listing on the Nasdaq SmallCap Market System.



     FINANCING RISKS.



     The acquisition of complementary businesses although currently de-emphasized, is still an element of the Company's business strategy. If a cash payment in excess of available working capital is required to make an acquisition, the Company will need to obtain additional debt or equity financing. Debt financing may require the Company to pay significant amounts as interest and principal payments, thus reducing the resources available to expand its existing businesses. Equity financing may be dilutive to the Company's existing stockholders' interest in the assets or earnings of the Company. There can be no assurance that the Company will be able to obtain either debt or equity financing if and when it is needed for acquisitions or that, if available, such financing will be available on terms the Company deems acceptable. The inability of the Company to obtain such financing would have a material adverse effect on the Company's acquisition strategy. Further, the refusal of potential acquisition candidates to accept Common Stock in payment of the Company's purchase price obligations, in whole or in part, could require the Company to reduce or curtail its acquisition strategy. To the extent that Common Stock is used as consideration in an acquisition transaction, such stock issuance may be dilutive to the Company's existing stockholders. Even if the Company is able to obtain financing needed for an acquisition, the terms of such financing may involve considerable costs to the Company. In this regard, as of December 31, 1998, 10,059 shares of Preferred Stock and accrued dividends were converted into 901,160 shares of Common Stock at an average price per share of about $0.90.



     VPI'S STRATEGIC RELATIONSHIP WITH CENTIGRAM COMMUNICATIONS CORPORATION.



     VPI's business is based upon the integration of hardware and software and telecommunications and data processing equipment manufactured by others into integrated systems designed to meet the needs of its customers. Although VPI has distributor agreements with a number of equipment manufacturers, substantially all of its revenue is based upon products manufactured by Centigram Communications Corporation ("Centigram"). The Company depends upon Centigram to offer products that are competitive with products offered by other manufacturers as to technological advancement, reliability and price. If Centigram's competitors should surpass Centigram in any of these qualities, the Company may be required to establish alternative strategic relationships. Any such development, or any other adverse change in the Company's distributor relationship with Centigram, would adversely affect the Company's business for an indeterminate period of time until new supplier relationships could be established. In this regard, Centigram recently sold to its customer premises equipment ("CPE") business to Mitel Corporation ("Mitel") and is now known as Baypoint Innovations ("Baypoint"). The distributor agreement entered into with Centigram may be canceled by either party upon ninety (90) days' notice and is subject to termination in the event that the Company defaults on or is otherwise in breach of various of its obligations under the agreement. Baypoint has continued to distribute the CPE products and honor the VPI distribution agreement. Any disruption to product supplied by Centigram or Baypoint would have a significant adverse impact upon the Company's business for an indeterminate period of time until new supplier relationships could be established.



     RELIANCE UPON COMPANY'S DISTRIBUTOR AND SUPPLIER RELATIONSHIPS; DEPENDENCE ON SIGNIFICANT CUSTOMERS.



     VPI has distributor agreements with a number of equipment manufacturers in addition to Centigram. In accordance with the terms of these distributor agreements, a manufacturer may discontinue the distributor relationship because of factors related to a particular distributor or because of a manufacturer's decision to change its method of distributing its products to all or parts of its markets. In making such a change, a manufacturer of key products sold by a distributor may effectively become a direct competitor of its former distributor. Moreover, a manufacturer may reduce its dealer discounts, eliminate any exclusive distribution rights, and/or reduce the manufacturer's support of a distributor or otherwise adversely affect the competitive environment in which the distributor sells the manufacturer's products. Any material change in VPI's distributor relationships with its key suppliers or any interruption of the delivery of equipment to VPI by any of its key suppliers would have a material adverse effect upon the Company.



     COMPETITION IN VPI'S VOICE PROCESSING AND CUSTOMER PREMISES EQUIPMENT BUSINESSES.



     The voice processing and customer premises equipment markets are highly competitive and competition in this industry is expected to intensify with the introduction of new product enhancements and new competitors. VPI competes with a number of larger integrated companies that provide competitive voice processing products and services as subsets of larger product offerings, including all the former regional Bell operating companies and major PBX equipment manufacturers, such as Fujitsu Limited and Lucent Technologies Inc. ("Lucent"), formerly a division of AT&T. These integrated public company competitors are substantially larger than the Company and have substantially greater revenues than the Company, and, as a result, may encroach on the Company's voice processing equipment and service markets. Additionally, in the CPE markets, VPI competes with two types of equipment companies: (i) interconnects (PBX providers), including Lucent, Northern Telecom Limited, Fujitsu Limited and NEC Corporation, and (ii) independent voice processing manufacturers, such as Octel Communications Corporation (now owned by Lucent). Digital Sound Corporation, Active Voice Corporation, Applied Voice Technology, Inc., Glenayre Technologies, Inc. and Comverse Technology, Inc., among others, also compete with the Company in the service provider market. VPI's competitors have better name recognition in the market, a larger installed base of customers and greater financial, marketing and technical resources than the Company.



     COMPETITION IN INFOTEL'S INFRASTRUCTURE COMMUNICATIONS EQUIPMENT
BUSINESSES.



     Infotel competes against several large companies in Singapore that are better capitalized. Although Infotel has in the past managed to compete successfully against such larger companies on the basis of its engineering and project management expertise; there can be no assurance that such expertise will permit Infotel to compete effectively with such larger companies in the future. Further, various large manufacturers have established their own branch offices in Singapore and compete against Infotel.



     RISKS IN INTEGRATING ACQUIRED COMPANIES.



     Acquisitions may involve a number of special risks, including adverse short-term effects on the Company's operating results, diversion of management's attention from the operations of the Company, dependence on retention, hiring and training of key personnel, risks associated with unanticipated problems or legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance. Successfully integrating the operations of additional companies into those of the Company will require the cooperative efforts of the managers and employees of the respective business entities, including the integration of the owners or managers of smaller companies into roles that require them to report to supervisors. Significant costs and management time may be required to integrate management control systems. Furthermore, to manage its operations effectively, the Company must continue to improve its operational, financial and management controls and information systems, to accurately forecast sales demand, to control its overhead and to manage its marketing programs. As discussed in previous sections, the acquisition of Voice Plus and Advantis have yielded operating results that were significantly lower than expected. Other acquisitions could generate results different from our expectations. Accordingly, no assurance can be given that the future performance of the Company's subsidiaries will be commensurate with the consideration paid to acquire such companies. If management fails to establish the needed controls and to manage growth effectively, the Company's operating results, cash flows and overall financial condition will be adversely affected.

     RISKS INVOLVED IN CHANGES OF MANAGEMENT.



     Management changes often have a disruptive effect on businesses and can lead to the loss of key employees because of the uncertainty inherit in change. The loss of key employees could have a materially adverse effect on the Company's operations. Furthermore, no assurances can be given that the current changes in management of the Company will be adequate to reverse losses recorded in previous years, to return the Company to profitability or to meet future growth targets.



YEAR 2000 COMPLIANCE



     The Company has developed an implementation plan to correct any internal computer systems that could be affected by the "Year 2000" issue. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Software programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company presently believes that, with modifications to or replacement of existing software, the Year 2000 problems will not pose significant operational problems for the Company's domestic computer systems. The Company believes that the costs associated with any such upgrade or replacement of software will not be material, and that all such changes will be implemented by the end of calendar year 1999. However, if such modifications are not made in a timely manner, or are not made properly, the Company may be unable to implement appropriate Year 2000 solutions, which could have a material adverse effect on the Company's business, financial condition and results of operations.



     The Company distributes products from third party product voice product equipment manufacturers in North America, some of which are susceptible to Year 2000 problems. During fiscal year 1997, the Company initiated a review of the products its domestic subsidiary, VPI, distributes to determine which, if any, are not capable of recognizing the year 2000. Communications were initiated with all of the manufacturers of such products to determine the nature and extent of any Year 2000 problems. Where potential Year 2000 computer problems contained in the products used or distributed by the Company have been identified, the manufacturers have stated that they have committed resources to resolve such problems prior to year 2000. However, there can be no assurance that these manufacturers will, in fact, timely complete the resolution of their Year 2000 problems or, even if timely completed, that those solutions will be acceptable in the marketplace. The solution to be provided by some manufacturers will involve a significant upgrade cost to the end user, which may give rise to disputes and/or litigation between the end user and the manufacturer, which may also involve the Company. The costs of such possible disputes or litigation could be significant, thereby resulting in a material adverse effect on the Company's business, financial condition and results of operations.



     As for Asian operations, the Company has not completed its review of third-party products distributed by Infotel to determine the nature and extent of Year 2000 problems, if any, with such products. As a result, the Company is currently unable to determine whether there are any Year 2000 problems associated with such third-party products, and if so, whether the manufacturers will be able to timely resolve any such problems. The Company also has not been able to determine whether the legal systems of Singapore would result in more or less litigation exposure to the Company and its subsidiaries if there were disputes between the end user of a product installed by Infotel, and the manufacturer.



     The Company's internal computer systems for North American operations were purchased in 1998 from well recognized companies and are stipulated by the manufacturers to be Year 2000 compliant. As for Asian operations, the Company recently completed its review of the internal computer systems of Infotel and discovered that Infotel's systems are not Year 2000 compliant. A plan has been established to convert Infotel to the Company's internal business system during spring 1999. The estimated cost of the new business systems for all locations combined is $400,000; such systems are needed not only to remedy Year 2000 compliance problems but also to maintain proper controls for management of the Company.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998


     The following includes "forward-looking" statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended. Certain statements included herein including, without limitation, statements related to anticipated cash flow sources and uses under "Liquidity and Capital Resources", the mitigation of the Year 2000 issue under "Year 2000 Disclosure" and other statements regarding the Company's financing alternatives, financial position, business strategy, plans and objectives of management of the Company for future operations, and industry conditions, are forward-looking statements. Although the Company believes that the expectations reflected in any such forward-looking statements are reasonable; it can give no assurances that such expectations will prove to have been correct. Any forward-looking statements herein are subject to certain risks and uncertainties in the Company's business, including but not limited to, reliance on key customers and competition in its markets, market demand, business strategy, product performance, technological developments, maintenance of relationships with key suppliers, difficulties of hiring and retaining key personnel and the effect of the Company's accounting policies, all of which may be beyond the control of the Company. In addition, the Company's Nasdaq SmallCap Market System listing is in jeopardy. The Company incurred a net loss of approximately $2.5 million for the nine month fiscal year ended September 30, 1998 and expects to continue to experience losses in the first and second fiscal quarters of 1999. Any one or more of these factors could cause actual results to differ materially from those expressed in any forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements disclosed in this paragraph and elsewhere in this report. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth herein.


GENERAL

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"), a Delaware corporation. On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's Common Stock, BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly owned subsidiary of NHancement. The BFI merger was accounted for in a manner similar to a pooling-of-interests. Also, on February 3, 1997, the Company acquired Voice Plus, Inc., now named NHancement Technologies North America Inc. ("VPI", "Voice Plus" or "NHAN NA"), a California corporation, and a systems integrator and national distributor of voice processing equipment, pursuant to a transaction by which VPI merged with a subsidiary of NHancement, whereupon VPI, as the surviving corporation, became a wholly owned subsidiary of NHancement. The VPI acquisition was accounted for as a purchase, and, accordingly, the results of VPI's operations were included in the Company's financial statements commencing February 3, 1997.

     For financial accounting purposes, BFI was deemed to be the acquirer of VPI. However, NHancement is considered to be the successor in interest of BFI and references herein to the Company signify BFI and its successor NHancement.

     Effective as of November 12, 1997, BioFactors, Inc., a Delaware corporation and a wholly owned subsidiary of NHancement, was merged with and into Voice Plus, Inc., a California corporation and a wholly owned subsidiary of NHancement, in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus(R) was the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "Voice Plus," which is headquartered in Fremont, California. Voice Plus remains a wholly owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the shares of Advantis Network & System Sdn Bhd, a Malaysian corporation ("Advantis"). As a result of the acquisition, Advantis became a wholly owned subsidiary of NHancement. Advantis is a telecommunications systems integrator located in Malaysia. The acquisition was accounted for as a purchase, and, accordingly, the results of Advantis' operations were included in the Company's financial statements commencing December 15, 1997. On September 30, 1998, NHancement disposed of Advantis. The Company and three of the former shareholders of Advantis entered into a guarantee agreement pursuant to which each such shareholder agreed to guarantee repayment of the outstanding loan made by the Company to Advantis (together with all the interest accrued through August 31, 1998) pursuant to that certain loan agreement and related promissory notes dated July 7, 1997. In exchange, the Company delivered all of the Advantis shares and transferred its ownership interest in Advantis to three of the original Advantis stockholders. As of September 30, 1998, NHancement ceased conducting business under its former subsidiary, Advantis Network & System Sdn Bhd. and does not have any liabilities for Advantis' obligations. The financial effect of this disposal on the balance sheet of NHancement was to increase our tangible net worth, due to the disposal of the Advantis balance sheet, which contained more liabilities than tangible assets. The results of operations are expected to improve with the disposition of Advantis' recent losses. The results of Advantis' operations and the related loss on its disposal have been classified as discontinued operations in the December 31, 1997 and September 30, 1998 financial statements and are excluded from the loss from continued operations.

     On June 22, 1998, the Company acquired all outstanding shares of common stock of Infotel Technologies (Pte) Ltd, a Singapore corporation ("Infotel"). As a result of the acquisition, Infotel became a wholly owned subsidiary of NHancement. Infotel is a system integrator of infrastructure communications equipment products, providing radar system integration, turnkey project management services and test instrumentation, as well as a portfolio of communication equipment in Asia. The acquisition was accounted for as a purchase, and, accordingly, the results of Infotel's operations were included in the Company's financial statements commencing June 22, 1998.

     The ongoing business of NHancement will be conducted by its operating company subsidiaries, Voice Plus, Inc. and of Infotel Technologies (Pte) Ltd. For the year ended December 31, 1997, the historical financial statement information gives effect to the business combinations of BFI and VPI occurring immediately prior to the IPO, the IPO and the acquisition of Advantis. For the nine month period ended September 30, 1998, the historical financial statement information for continuing operations includes BFI, VPI, and the results of Infotel for June 22, 1998 through September 30, 1998. The historical financial statement information presented for 1997 includes twelve months of BFI operations and approximately eleven months of VPI operations. As noted above, the results of Advantis's operations were classified as discontinued operations.

     During 1998, the Company changed its fiscal year-end from December 31st to September 30th. As a consequence, management's discussion addresses audited financial data for the nine-month period ended September 30, 1998 compared to unaudited financial data for the same period a year earlier. Also discussed is the audited financial results for the calendar years ended December 31, 1996 and 1997.


     On November 20, 1998, the Company informed Nasdaq, that due to continued losses, it no longer met the requirements for continued listing on the Nasdaq SmallCap Market System. Specifically, the Company failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) which requires that an issuer maintain (i) net tangible assets of Two Million Dollars ($2,000,000); (ii) market capitalization of Thirty-Five Million Dollars ($35,000,000); or (iii) net income of Five Hundred Thousand Dollars ($500,000) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. There can be no assurance that the Company will in fact meet these requirements in any future period. The Company's cash position increased by about $314,000 during the nine months ended September 30, 1998 due to the net effect of the following; (i) continued losses resulted in a use of funds from operations for the nine-months ended September 30, 1998 of approximately $500,000 and (ii) net proceeds from the Company's Series A Preferred Stock financing was about $1,000,000. Continued losses from operations would have a materially adverse effect on the financial condition of the Company. However, the Company believes that the management changes implemented in January 1999 and the corresponding cost reduction measures expected to be implemented primarily through a 10% headcount reduction and certain operating expense cutbacks in travel, outside services, discretionary sales cost, corporate overhead, and administrative costs will return the Company to profitability during fiscal 1999 despite sales that are expected to be well below recent historical run rates in the first fiscal quarter of 1999 and a one time restructuring charge related to severance benefits to be incurred in the second fiscal quarter. As a mitigating factor, sales in the second fiscal quarter of 1999 are expected to equal or exceed historical run rates. Therefore, management also believes that this anticipated return to profitability coupled with an increased credit facility and planned financing activities will provide adequate cash flow for future operations, although no assurances can be given that current efforts will be successful. See "Risk Factors".


RESULTS OF OPERATIONS

  Year ended December 31, 1997 compared to Year Ended December 31, 1996 and Nine Months Ended September 30, 1998 compared to Nine months Ended
September 30, 1997

                          NHANCEMENT TECHNOLOGIES INC.

                                                                   NINE MONTHS      NINE MONTHS
                                   YEAR ENDED      YEAR ENDED         ENDED            ENDED
                                  DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,    SEPTEMBER 30,
                                      1996            1997            1997             1998
                                  ------------    ------------    -------------    -------------
                                                                   (UNAUDITED)
Net revenues....................      100.0%         100.0%           100.0%           100.0%
Cost of goods sold..............       16.2%          56.8%            52.3%            62.1%
Gross margin....................       83.8%          43.2%            47.7%            37.9%
Research, selling and
  administration expenses.......      240.0%          96.4%            37.3%            53.1%
Operating income (loss).........     (156.2)%        (53.2)%           10.4%           (15.2)%
Other income (expense)..........      (73.3)%          0.6%            (5.6)%           (0.2)%
Income (loss) before income
  taxes.........................     (229.5)%        (52.6)%            4.8%           (15.4)%
Income taxes....................        0.0%           0.0%             1.4%             0.7%
Net income (loss) from
  continuing operations.........     (229.5)%        (52.6)%            3.4%           (16.1)%
Discontinued operations.........        0.0%           0.0%             0.0%            10.1%
Net income (loss)...............     (229.5)%        (52.6)%            3.4%           (26.2)%

  Nine Months Ended September 30, 1998 Compared to Nine Months Ended September 30, 1997

     FACTOR 1000 revenues in the nine-month periods ended September 30, 1998 and 1997 were negligible. The Company has decided to pursue a buyer for its FACTOR 1000 technology and products, as no significant FACTOR 1000 revenue is anticipated for any periods in the future. The carrying value of the assets and liabilities associated with the FACTOR 1000 technology are insignificant at September 30, 1998 and December 31, 1997.

     The Company's primary focus in the nine-month periods ended September 30, 1998 and 1997 was as an integrator and distributor of voice processing and telecommunications systems for businesses, which operations were conducted through the Company's VPI subsidiary. VPI's revenues for the nine-month period ended September 30, 1998 totaled $6.4 million as compared to nine month proforma revenue of $7.6 million (revenue from the date of acquisition in February to September 30, 1997 was $6.7 million) during the same period a year earlier, which represents a decrease of 15.8%. The decrease in VPI net revenues between 1998 and 1997 was due primarily to a slow down in voice processing systems and parts sales. The VPI order backlog at September 30, 1998 was about $1.0 million or unchanged from the prior year. VPI revenues in the September quarter of 1998 were slightly below the same period in 1997, and management expects sales levels to continue to be well below recent historical run rates in the first and second fiscal quarters of 1999. Projected revenue for the first fiscal quarter of 1999 is estimated at less than $1.5 million. Additionally, the Company's revenues are almost exclusively derived from the sale of Centigram products and any termination or adverse change in the Company's distributor relationship with Centigram and Mitel Corporation or its subsidiary, Baypoint Innovations, the successor in interest to the Centigram CPE business, would have a material adverse impact upon the Company's voice processing business.

     Based on the estimated future undiscounted operating cash flows of its related business, the Company periodically evaluates the carrying value of goodwill. Due to issues not known by management at the time of the VPI acquisition, the estimated future undiscounted operating cash flows of VPI were calculated to be less than those estimated at the time of its acquisition and less than the carrying amount of the excess of cost over net assets acquired. On December 31, 1997 and September 30, 1998, the Company recorded impairment losses of $4,084,300 and $525,000, representing the difference between the carrying amounts of goodwill over its estimated fair value. The remaining balance of the VPI goodwill at September 30, 1998 was $750,000 and the useful life was reduced from five years to three years. The second write-off of $525,000 in 1998 was due to lower than projected revenues in the nine-month period ended September 30, 1998, continued losses in the VPI subsidiary and changes in the voice processing industry. Management believes that the Company will experience future revenue growth in 1999 due to our Year 2000 program which was implemented to identify potential customers with voice processing systems which are not year 2000 compliant. Management believes that after 1999, revenues for legacy systems will decline and that VPI revenues will come increasingly from new technologies and products that are just now being introduced to the marketplace. The Company is in the process of repositioning the VPI subsidiary to take advantage of the new trends in the voice processing industry, specifically the migration from legacy systems to the new NT computer-based systems of the future. This transition required the addition of several new management members and new technological capabilities within the VPI subsidiary resulting in significant expense to the Company. In April of 1998, the Company announced that James B. Linkous accepted the position of General Manager of VPI and that James Gillespie, who previously held that position, had become a part-time consultant to the Company. Mr. Linkous has been tasked with strengthening the sales infrastructure and expanding VPI's product offering.

     The Company's former subsidiary, Advantis, had net revenues decrease sharply, due mainly to the economic decline in Malaysia and poor local management. Poor performance, the economic decline and the weakening of the Malaysian currency combined with weak local management led to the Company's disposal of Advantis in September 1998. The Company recorded a loss from discontinued Advantis' operations of $581,400 and a one-time charge of $368,600 on the disposal of Advantis.

     The Company's Infotel subsidiary was acquired June 22, 1998 and added a little over three months, or about $3.0 million of revenues during the fiscal period ended September 30, 1998. On a stand-alone pro forma basis, Infotel revenues have increased $2.7 million or 40.3% from $6.7 million for the nine-month period ended September 30, 1997 compared $9.4 million for the same period in 1998. The increase was due primarily to the sale of several large radio systems ($850,000), increased test instrumentation sales ($150,000) and several large management contracts ($1.7 million) during the first nine months of 1998. Due to the economic slow-down in Asia, revenues are projected to be flat during fiscal 1999 as compared to fiscal 1998. The Infotel order backlog at September 30, 1998 was approximately $900,000.

     Gross margins in the nine-month period ended September 30, 1998 decreased from 47.7% to 37.9% in 1998. The gross margin in 1997 was associated almost exclusively with the Company's VPI subsidiary. No significant 1997 revenues or gross margin were recorded from FACTOR 1000(R) systems or the Company's former Advantis subsidiary. The gross margin in 1998 was associated with the Company's VPI subsidiary and approximately three months of Infotel sales in Singapore. VPI's gross margin, as a stand-alone business, decreased to 39.2% in 1998 compared to 46.6% in the same period of 1997 due primarily to higher product cost as a percentage of revenues and increased overhead spending within the operations function. Infotel as a stand-alone business enjoyed an increase in gross margins for the first nine months of 1998 to 30.4% as compared to the same period the year before of 23.5%. The increase in Infotel gross margins was due primarily to Infotel's decision in 1997 to terminate its retail modem business and sell all existing stock at or below cost, as well as to the introduction of a new high margin network product in 1998.

     Company-wide selling, general and administrative ("SG&A") expenses as a percentage of net revenues were abnormally high during the first nine months of 1998 at 53.1% as compared to 37.3% in the same period of 1997. The SG&A expenses in 1998 included the VPI subsidiary's and NHancement's corporate office expenses for the nine months and about three months of Infotel's SG&A expenses. The majority of SG&A expenses in 1997 were associated with the Company's VPI subsidiary and the corporate office. For VPI, as a stand-alone business, SG&A in 1998 increased as a percent of revenues to 58.2% compared to 30.1% in 1997 due to (i) a 1998 impairment loss and amortization of the excess of cost over net assets acquired of $750,000 which reduced the carrying value of the excess of cost over net assets acquired relating to the VPI acquisition compared to $400,000 in 1997, (ii) corporate allocated expenses, as a percent of revenue, increased from 6.0% in 1997 to 9.8% in 1998 which is related to the expense of implementing a new Year 2000 compliance management information system ("MIS") which included software and hardware, (iii) a 6.3% increase in expenses associated with the hiring of additional sales and marketing personnel during 1997, and (iv) general and administrative expenses increased 4.5% due to increased expenses related to rent and MIS support costs. Infotel added about $900,000 in SG&A expenses during the three months since the acquisition of Infotel. On a stand-alone basis Infotel's SG&A as a percent of revenues remained constant at approximately 23% for the nine-month period ended September 30, 1998 and 1997. For an analysis of the differences between the Company's effective tax rate and the statutory rate see Note 9, Income Taxes in the Consolidated Financial Statements. At September 30, 1998, the Company fully provided against its deferred tax assets. The Company believes sufficient uncertainty exists regarding the realizability of the deferred tax assets, such that a full valuation allowance is required. At September 30, 1998 the Company had approximately $9 million of federal net operating loss carryforwards expiring between 2008 and 2013. The federal net operating loss carryforwards are subject to an annual limit of approximately $250,000.

  Year Ended December 31, 1997 Compared to Year Ended December 31, 1996


     In 1996, the Company's resources were devoted to development of BFI's employee impairment testing systems and pursuing the acquisition of VPI, which became a wholly owned subsidiary of the Company in February 1997. BFI's net revenues in 1997 were negligible ($23,000) compared to $796,000 in 1996. The revenues in 1996 were primarily due to the recording of the $700,000 final payment from SportsTrac on a $1 million one-time fee recorded in connection with a sublicensing agreement signed in 1995 for BFI's technology for sports-related applications. The Company has decided to pursue a buyer for its FACTOR 1000(R) technology and products, as no significant FACTOR 1000(R) revenue was generated in 1998.


     The Company's primary focus in 1997 was as an integrator and distributor of voice processing and telecommunications systems for businesses, which operations were conducted through the Company's VPI subsidiary. Only eleven months of VPI's revenues were recorded in the Company's financial statements during 1997, for a total of $8.8 million, which were almost exclusively derived from the sale of Centigram products. VPI's net revenues, as a stand-alone business and on an annualized basis, increased 9.1% from $8.8 million for the year ended December 31, 1996 to $9.6 million for the year ended December 31, 1997. The increase in VPI net revenues between 1996 and 1997 was due primarily to the sale of larger voice processing systems, multiple installations and reduction of its order backlog. The order backlog eroded during 1997 and at year-end was less than $1 million.

     Gross margins in 1997 decreased to 43.2% from 83.8% in 1996. Gross margins in 1996 related only to FACTOR 1000(R) sublicensing revenues which were extremely high as a result of the receipt of a $700,000 sublicense payment with minimal related expense. No significant revenues from the commercial release of the FACTOR 1000(R) system were recorded in 1997. The gross margin in 1997 is associated almost exclusively with the Company's VPI subsidiary whose gross margin, as a stand-alone business, increased slightly to 44.0% in 1997 compared to 41.4% in 1996 due to larger system sales.

     Company-wide research, selling and administrative ("RS&A") expenses as a percentage of net revenues were abnormally high during 1996 as compared to 1997 for the following reasons: (i) during most of 1996, BFI continued development of the FACTOR 1000(R) system, working closely with a few beta customers; (ii) most of the operating costs in 1996 were expended on the efforts to find complementary businesses to acquire that would provide a viable marketing channel for the FACTOR 1000(R) system; and (iii) during 1996 significant expenditures were made in connection with unconsummated mergers and indirect expenditures were made in connection with the impending VPI merger and to prepare for the IPO. The majority of RS&A expenses in 1997 were associated with the Company's VPI subsidiary. For VPI, as a stand-alone business, RS&A in 1997 increased 55.7% as a percent of revenues to 86.3% compared to 30.6% in 1996 due to (i) an impairment loss of $4.1 million which reduced the carrying value of the excess of cost over net assets acquired relating to the VPI acquisition,
(ii) the recording of eleven months of amortization of the excess of cost over net assets acquired totaling $565,000 relating to the VPI acquisition and (iii) additional expenses associated with being a public reporting company.

LIQUIDITY AND CAPITAL RESOURCES

     Although the acquisition of complementary businesses and products is an element of the Company's business strategy, the Company may need to obtain additional debt or equity financing to engage in any acquisition activities. Debt financing may require the Company to pay significant amounts of interest and principal payments, thus reducing the resources available to expand its existing businesses. Equity financing may dilute the Company's existing stockholders' interest in the assets or earnings of the Company. There can be no assurance that the Company will be able to obtain either debt or equity financing if and when it is needed for acquisitions or general working capital purposes or that, if available, such financing will be available on terms the Company deems acceptable. In April of 1998, the Company negotiated an equity financing for $3.0 million of which $1,250,000 was received, with substantially all of the proceeds having been used for the acquisition of Infotel. The Company amended the agreement in September of 1998 limiting the aggregate financing amount to $1,250,000, (approximately $985,000 net of expenses) except by mutual consent of the parties.

     During the nine-month period ended September 30, 1998, net cash used in operating activities was $0.5 million consisting primarily of cash used to fund the operating losses in the U.S. operations. Net cash provided by financing activities totaled $1.9 million. Net proceeds from the preferred stock financing of almost $1.0 million were used for the acquisition of Infotel in June of 1998. The amount of cash remaining on Infotel's books was nearly equal to the cash paid for the acquisition of Infotel. At September 30, 1998, the Company's working capital was $0.36 million and cash and cash equivalents totaled $1.7 million. The current ratio decreased slightly from 1.3 to 1 at December 31, 1997 to 1.1 to 1 at September 30, 1998. The reduced level of revenues projected for VPI and the corresponding projected losses in the first quarters of fiscal 1999 will result in a net use of cash from operations and a further reduction of the current ratio. Management believes that available cash reserves coupled with additional available credit and the implementation of cost reductions will provide adequate funds for future operations, although no assurance can be given that current efforts will be successful.

     As of September 30, 1998, the Company had outstanding debt, exclusive of accounts payable, accrued liabilities and deferred revenue totaling $4 million, of approximately $2.5 million consisting of about $231,000 in revolving credit, $670,000 in shareholder loans, $187,500 due to the former shareholder of VPI and $1.4 million in additional purchase consideration due to the former Infotel shareholders. During fiscal 1998, the Company completed a $1.0 million accounts receivable credit line with a U.S. finance company with an advance rate of 80% of eligible receivables at an interest rate of 2.0% every 15 days. In October 1998, the terms of the revolving credit line were re-negotiated to a maximum of $1.0 million at an interest rate of 2.75% per month. In January of 1999 the Company received a letter from its lender committing to increase the credit line from $1 million to $2 million under similar terms and conditions. The Company, through its Infotel subsidiary is attempting to complete a credit line with a major Singapore bank for S$3.5 million with interest at 1.25% above bank prime to be used for overdraft protection, letters of credit, letters of guarantee, foreign exchange and revolving credit. The Company hopes to complete this facility early in calendar 1999.

     The Company's management estimates that it will incur about $200,000 in capital expenditures during the next 12 months, representing mostly company-wide business systems hardware and communication systems. It is anticipated that all major capital expenditures will be financed through equipment leases and will not require significant direct outlays of cash.

     Based upon its present cost reduction plans, management believes that operating cash flow, available cash and available credit resources are adequate to meet the working capital cash needs of the Company and to meet anticipated capital needs during the next 12 months. Although the Company intends to issue shares of Common Stock as its primary method of financing acquisitions, if any are pursued in this fiscal year, it anticipates that additional funds will be required to successfully implement its acquisition program, and it will use various methods to finance acquisitions, including the payment of cash, for this purpose.

     Although the acquisition of complementary businesses and products has been an element of the Company's business strategy, none of the proceeds of the IPO, which occurred in February 1997, were reserved specifically for the funding of future acquisitions.

     During 1997, net cash used in operating activities was $2.9 million, consisting primarily of cash used to pay accounts payable and accrued liabilities. Net cash provided by investing and financing activities totaled $4.2 million. Net proceeds from the IPO were $6.5 million, and cash acquired from the VPI and Advantis acquisitions was $0.8 million, of which a portion of these funds were utilized to repay approximately $2.0 million of outstanding nonconvertible debt and interest accrued at rates between 10% and 12% per annum, and $1.3 million of debt incurred in connection with the VPI acquisition. At December 31, 1997, the Company's working capital was $1.1 million and cash and cash equivalents totaled $1.4 million. The current ratio increased from 0.13 to 1 at December 31, 1996 to 1.3 to 1 at December 31, 1997, primarily due to funds received by the Company in its IPO and net assets associated with the Company's acquisitions.

     As of December 31, 1997, the Company had outstanding interest-bearing debt of approximately $0.5 million inclusive of associated accrued interest.

SUBSEQUENT EVENTS


     On January 6, 1999, Mr. James S. Gillespie was appointed to fill a newly created vacancy on the Board of Directors of NHancement. Subsequently at the same meeting, Messrs. Boyle, Das and Nemetz resigned from the Board. On January 6, 1999, Mr. Goei resigned his positions as President and CEO pursuant to the terms of a Separation Agreement approved by the Board of Directors, which modifies the terms of his Employment Agreement. In exchange for Mr. Goei's resignation, the Company has agreed to a severance package with the following principal terms: (i) six and one-half months of regular pay at his current rate,
(ii) continued benefits under the Company's medical and group insurance plan through May 15, 1999, (iii) use of the Company paid leased automobile through the end of the lease term in July 1999, (iv) the Company will reimburse Mr. Goei's for certain accrued moving expenses totaling $70,000, (v) the Company will issue warrants to purchase 50,000 shares of NHancement Common Stock at the fair market price effective as of the date of his resignation at $1.00, and (vi) Mr. Goei and the Company agree to a mutual waiver of all claims related to Mr. Goei's employment. Mr. Zorn subsequently became Interim President and CEO. On January 6, 1999, Mr. Robert Schmier and Mr. N. Bruce Walko were appointed to fill certain of the vacancies on the Company's Board of Directors. On January 13, 1999, Mr. Lawrence resigned from the Board.


ACCOUNTING STANDARDS

     The Company was not affected by its adoption of Statement of Financial Accounting Standards No. 128, "Earnings per Share," which established a different method of calculating earnings per share than was previously used in accordance with Accounting Principal Board No. 15, "Earnings per Share," and provides for the calculation of basic and diluted earnings per share. This statement was effective for the Company's year ending December 31, 1997 and required that all prior earnings be restated to reflect its retroactive application.

     During 1997, the Financial Accounting Standards Board released its Statement of Financial Accounting Standards (SFAS) No. 130, Reporting Comprehensive Income. SFAS No. 130, which is effective for fiscal years beginning after December 15, 1997, establishes standards for reporting and display of comprehensive income and its components in the entity's financial statements. The objective of SFAS No. 130 is to report a measure of all changes in the equity of an enterprise that result from transactions and other economic events of the period. Comprehensive income is the total of net income and all other non-owner changes in equity.

SFAS No. 130 does not address issues of recognition or measurement for comprehensive income and its components, and therefore, its implementation does not have an impact on the financial condition or results of operations of the Company.

     In June 1997, the Financial Accounting Standards Board released SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. This Statement, which is also effective for fiscal years beginning after December 15, 1997, requires reporting of financial and descriptive information about reportable operating segments. Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources and in assessing performance. The financial statements include the disclosures required by this Statement. Results of operations and financial position, however, are unaffected by implementation of this standard.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS No. 132"). SFAS No. 132 standardizes the disclosure requirements for pensions and other post-retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued. SFAS No. 132 is effective for financial statements for the period beginning after December 15, 1997 and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. Management believes that the Company's current financial statement disclosures will not need to be modified based upon current operations. Results of operations and financial position are unaffected by implementation of this standard.

     In June 1998, the Financial Accounting Standards Board Issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal years beginning after June 15, 1999. Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. However, in light of its recent acquisition of Infotel, management may enter into derivative contracts to hedge its foreign currency risk in the future. The Company has not yet evaluated the financial statement impact of adopting this new standard.

RISK FACTORS


     The following risk factors, in addition to the risks described elsewhere in this proxy statement, may cause actual results to differ materially from those in any forward-looking statements contained herein or elsewhere in this proxy statement or made in the future by the Company or its representatives.


     RISKS ASSOCIATED WITH DELISTING OF COMMON STOCK; PENNY STOCK RULES.

     Although the Common Stock was approved for quotation on the Nasdaq SmallCap Market System in connection with the Company's IPO, there can be no assurance that it will remain eligible to be included on the Nasdaq SmallCap Market System. In this regard, on November 20, 1998, the Company informed Nasdaq that it no longer met the requirements for continued listing on the Nasdaq SmallCap Market System. Specifically, the Company failed to meet the requirements of Nasdaq Marketplace Rule 4310(c)(2) which requires that an issuer maintain (i) net tangible assets of Two Million Dollars ($2,000,000); (ii) market capitalization of Thirty-Five Million Dollars ($35,000,000); or (iii) net income of Five Hundred Thousand Dollars ($500,000) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Nasdaq is currently reviewing the propriety of continuing the Company's listing on the Nasdaq Small Cap Market System. There can be no assurance that the Company will in fact meet these requirements in this or any future period.

     If the Company is otherwise unable to meet the Nasdaq SmallCap Market System's continuing listing requirements described above, Nasdaq may take appropriate action against the Company, including placing restrictions on or additional requirements for listing of its Common Stock or the denial of listing of its Common Stock. If the Company's Common Stock is delisted from the Nasdaq SmallCap Market System, the Company will become subject to the Securities and Exchange Commission's "penny stock" rules, and as a result, an investor will find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock.

     The "penny stock" rules under the Exchange Act impose additional sales practice and market-making requirements on broker-dealers who sell and/or make a market in such securities. For transactions covered by the penny stock rules, a broker-dealer must make special suitability determinations for purchasers and must have received the purchaser's written consent to the transaction prior to sale. In addition, for any transaction involving a penny stock, unless exempt, the rules require delivery prior to any transaction in a penny stock of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market and penny stocks. As a result, the Company's delisting from the Nasdaq SmallCap Market System and its becoming subject to the rules on penny stocks would negatively affect the ability or willingness of broker-dealers to sell or make a market in the Company's securities and, therefore, would severely and adversely affect the market liquidity for the Company's Common Stock.

     PRIOR LOSSES; UNCERTAINTY OF FUTURE PROFITABILITY.

     For the nine months ended September 30, 1998, the Company incurred a net loss in the amount of $2.4 million on net revenues of $9.4 million. The loss resulted primarily from (i) a loss from continuing operations of $1.5 million which includes a combined charge of a $750,000 impairment write-off and amortization of goodwill associated with the Company's acquisition of Voice Plus in February 1997, and a repayment premium of $135,000 associated with the repayment of $750,000 of promissory notes from Preferred Stock investors. (ii) losses associated with the discontinued operations of Advantis of $581,400, and
(iii) a one-time charge of $368,600 associated with the disposal of Advantis. Furthermore, future issuances of the Series A Convertible Preferred Stock that is convertible into shares of Common Stock at a 25% discount will be reflected as a preferred dividend and will result in an increase in the loss applicable to Common Stock in computing loss per share.

     The failure of the Company to produce positive operating results may affect the future value of the Common Stock, may contribute to the Company losing its eligibility for listing of the Common Stock on the Nasdaq SmallCap Market System, may adversely affect the Company's ability to obtain debt or equity financing on terms acceptable to the Company, and may prevent the Company from completing future acquisitions.

     VOLATILITY OF STOCK PRICES.

     The over-the-counter markets for securities such as the Common Stock historically have experienced extreme price and volume fluctuations during certain periods. These broad market fluctuations and other factors, such as new product developments and trends in the Company's industry and the investment markets generally, as well as economic conditions and quarterly variations in the Company's results of operations, may adversely affect the market price of the Common Stock. In addition, there can be no assurance that the Company's Common Stock will remain eligible for listing on the Nasdaq SmallCap Market System.

     FINANCING RISKS.

     The acquisition of complementary businesses although currently de-emphasized, is still an element of the Company's business strategy. If a cash payment in excess of available working capital is required to make an acquisition, the Company will need to obtain additional debt or equity financing. Debt financing may require the Company to pay significant amounts as interest and principal payments, thus reducing the resources available to expand its existing businesses. Equity financing may be dilutive to the Company's existing stockholders' interest in the assets or earnings of the Company. There can be no assurance that the Company will be able to obtain either debt or equity financing if and when it is needed for acquisitions or that, if available, such financing will be available on terms the Company deems acceptable. The inability of the Company to obtain such financing would have a material adverse effect on the Company's acquisition strategy. Further, the refusal of potential acquisition candidates to accept Common Stock in payment of the Company's purchase price obligations, in whole or in part, could require the Company to reduce or curtail its acquisition strategy. To the extent that Common Stock is used as consideration in an acquisition transaction, such stock issuance may be dilutive to the Company's existing stockholders. Even if the Company is able to obtain financing needed for an acquisition, the terms of such financing may involve considerable costs to the Company. In this regard, as of December 31, 1998, 10,059 shares of Preferred Stock and accrued dividends were converted into 901,160 shares of Common Stock at an average price per share of about $0.90.

     VPI'S STRATEGIC RELATIONSHIP WITH CENTIGRAM COMMUNICATIONS CORPORATION.

     VPI's business is based upon the integration of hardware and software and telecommunications and data processing equipment manufactured by others into integrated systems designed to meet the needs of its customers. Although VPI has distributor agreements with a number of equipment manufacturers, substantially all of its revenue is based upon products manufactured by Centigram Communications Corporation ("Centigram"). The Company depends upon Centigram to offer products that are competitive with products offered by other manufacturers as to technological advancement, reliability and price. If Centigram's competitors should surpass Centigram in any of these qualities, the Company may be required to establish alternative strategic relationships. Any such development, or any other adverse change in the Company's distributor relationship with Centigram, would adversely affect the Company's business for an indeterminate period of time until new supplier relationships could be established. In this regard, Centigram recently sold to its customer premises equipment ("CPE") business to Mitel Corporation ("Mitel") and is now known as Baypoint Innovations ("Baypoint"). The distributor agreement entered into with Centigram may be canceled by either party upon ninety (90) days' notice and is subject to termination in the event that the Company defaults on or is otherwise in breach of various of its obligations under the agreement. Baypoint has continued to distribute the CPE products and honor the VPI distribution agreement. Any disruption to product supplied by Centigram or Baypoint would have a significant adverse impact upon the Company's business for an indeterminate period of time until new supplier relationships could be established.

    RELIANCE UPON COMPANY'S DISTRIBUTOR AND SUPPLIER RELATIONSHIPS; DEPENDENCE ON SIGNIFICANT CUSTOMERS.

     VPI has distributor agreements with a number of equipment manufacturers in addition to Centigram. In accordance with the terms of these distributor agreements, a manufacturer may discontinue the distributor relationship because of factors related to a particular distributor or because of a manufacturer's decision to change its method of distributing its products to all or parts of its markets. In making such a change, a manufacturer of key products sold by a distributor may effectively become a direct competitor of its former distributor. Moreover, a manufacturer may reduce its dealer discounts, eliminate any exclusive distribution rights, and/or reduce the manufacturer's support of a distributor or otherwise adversely affect the competitive environment in which the distributor sells the manufacturer's products. Any material change in VPI's distributor relationships with its key suppliers or any interruption of the delivery of equipment to VPI by any of its key suppliers would have a material adverse effect upon the Company.

     For the fiscal year ended September 30, 1998, revenues from sales to two of the Company's customers accounted for approximately 26% and 12% of the total net revenues for the nine-month period. The loss of one or more significant customers of the Company would have a material adverse effect upon the Company's financial condition. In addition, while Infotel's business is diversified over several business segments and customer groups, its systems and networking business is characterized by very large contracts and projects directed at a limited number of customers in any one period. The loss or rescheduling of one or more such contracts would affect the timing of Infotel's revenues and cash flow, and could result in a material adverse effect upon the Company's financial condition.

    COMPETITION IN VPI'S VOICE PROCESSING AND CUSTOMER PREMISES EQUIPMENT BUSINESSES.

     The voice processing and customer premises equipment markets are highly competitive and competition in this industry is expected to intensify with the introduction of new product enhancements and new competitors. VPI competes with a number of larger integrated companies that provide competitive voice processing products and services as subsets of larger product offerings, including all the former regional Bell operating companies and major PBX equipment manufacturers, such as Fujitsu Limited and Lucent Technologies Inc. ("Lucent"), formerly a division of AT&T. These integrated public company competitors are substantially larger than the Company and have substantially greater revenues than the Company, and, as a result, may encroach on the Company's voice processing equipment and service markets. Additionally, in the CPE markets, VPI competes with two types of equipment companies: (i) interconnects (PBX providers), including Lucent, Northern Telecom Limited, Fujitsu Limited and NEC Corporation, and (ii) independent voice processing manufacturers, such as Octel Communications Corporation (now owned by Lucent). Digital Sound Corporation, Active Voice Corporation, Applied Voice Technology, Inc., Glenayre Technologies, Inc. and Comverse Technology, Inc., among others, also compete with the Company in the service provider market. VPI's competitors have better name recognition in the market, a larger installed base of customers and greater financial, marketing and technical resources than the Company.

     COMPETITION IN INFOTEL'S INFRASTRUCTURE COMMUNICATIONS EQUIPMENT
BUSINESSES.

     Infotel competes against several large companies in Singapore that are better capitalized. Although Infotel has in the past managed to compete successfully against such larger companies on the basis of its engineering and project management expertise; there can be no assurance that such expertise will permit Infotel to compete effectively with such larger companies in the future. Further, various large manufacturers have established their own branch offices in Singapore and compete against Infotel.

     RISKS IN INTEGRATING ACQUIRED COMPANIES.

     Acquisitions may involve a number of special risks, including adverse short-term effects on the Company's operating results, diversion of management's attention from the operations of the Company, dependence on retention, hiring and training of key personnel, risks associated with unanticipated problems or legal liabilities and amortization of acquired intangible assets, some or all of which could have a material adverse effect on the Company's operations and financial performance. Successfully integrating the operations of additional companies into those of the Company will require the cooperative efforts of the managers and employees of the respective business entities, including the integration of the owners or managers of smaller companies into roles that require them to report to supervisors. Significant costs and management time may be required to integrate management control systems. Furthermore, to manage its operations effectively, the Company must continue to improve its operational, financial and management controls and information systems, to accurately forecast sales demand, to control its overhead and to manage its marketing programs. As discussed in previous sections, the acquisition of Voice Plus and Advantis have yielded operating results that were significantly lower than expected. Other acquisitions could generate results different from our expectations. Accordingly, no assurance can be given that the future performance of the Company's subsidiaries will be commensurate with the consideration paid to acquire such companies. If management fails to establish the needed controls and to manage growth effectively, the Company's operating results, cash flows and overall financial condition will be adversely affected.

     RISKS INVOLVED IN CHANGES OF MANAGEMENT.

     Management changes often have a disruptive effect on businesses and can lead to the loss of key employees because of the uncertainty inherit in change. The loss of key employees could have a materially adverse effect on the Company's operations. Furthermore, no assurances can be given that the current changes in management of the Company will be adequate to reverse losses recorded in previous years, to return the Company to profitability or to meet future growth targets.

SEASONALITY AND INFLATION

     The Company's net sales typically show no significant seasonal variations, although net sales may be affected in the future by overall hiring trends and the concentration of vacations of key employees of client companies during the summer months or during holiday periods, which can delay product installations resulting in the postponement of the recognition of revenues.

YEAR 2000 DISCLOSURE

     The Company has developed an implementation plan to correct any internal computer systems that could be affected by "Year 2000" issue. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Software programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a major system failure or miscalculations. The Company presently believes that, with modifications to or replacement of existing software, the Year 2000 problems will not pose significant operational problems for the Company's domestic computer systems. The Company believes that the costs associated with any such upgrade or replacement of software will not be material, and that all such changes will be implemented by the middle of calendar year 1999. However, if such modifications are not made in a timely manner, or are not made properly, the Company may be unable to implement appropriate Year 2000 solutions, which could have a material adverse effect on the Company's business, financial condition or results of operations.

     The Company distributes products from third party voice product equipment manufacturers in North America, some of which are susceptible to Year 2000 problems. During fiscal year 1997, the Company initiated a review of the products its domestic subsidiary distributes to determine which, if any, are not capable of recognizing the year 2000. Communications were initiated with all of the manufacturers of such products to determine the nature and extent of any Year 2000 problems. Where potential computer problems for the Year 2000 of products used or distributed by the Company have been identified, these manufacturers have stated that they have committed resources to resolving such problems prior to year 2000. However, there can be no assurances that these manufacturers will, in fact, timely complete the resolution of their Year 2000 problems or, even if timely completed, that those solutions will be acceptable in the marketplace. The solution to be provided by some manufacturers will involve a significant upgrade cost to the end user, which may give rise to disputes and/or litigation between the end user and the manufacturer, which may also involve the Company. The costs of such possible disputes or litigation could be significant, thereby resulting in a material adverse effect on the Company's business, financial condition and/or results of operation.


     As for the Company's Asian operations, the Company has only begun its review of third-party products distributed by Infotel to determine the nature and extent of Year 2000 problems, if any, with such products. As a result, the Company is currently unable to determine whether there are any Year 2000 problems associated with such third-party products, and if so, whether the manufacturers will be able timely to resolve any such problems. The Company has also not been able to determine whether the legal system of Singapore would result in more or less litigation exposure to the Company and its subsidiaries if there were disputes between the end user of a product installed by Infotel, and the manufacturer.


     The Company's internal computer systems for North American operations were purchased this year from well recognized companies and are stipulated by the manufacturers to be Year 2000 compliant. As for Asian operations, the Company acquired Infotel, a company organized under the laws of Singapore on June 22, 1998. The Company has since completed its review of the internal computer systems of Infotel and is aware that Infotel's systems are not Year 2000 compliant; thus, a plan has been established to convert Infotel to the

Company's internal business system during fiscal 1999. The estimated cost of the new business systems for all locations combined is $400,000 and was needed not only because of Year 2000 compliance but also in order to maintain proper controls by which to manage the Company.

                              FINANCIAL STATEMENTS


     The Company's consolidated financial statements for the nine months ended September 30, 1998 and the year ended December 31, 1997 are shown on pages F-1 through F-26. The Company's financial statements (unaudited) for the three months ended December 31, 1998 and 1997 are shown on pages F-27 - F-35. The accounting firm of BDO Seidman, LLP, has been engaged as the Company's independent certified public accountants for the past two years and its Report of Independent Certified Public Accountants for the nine months ended September 30, 1998 and the year ended December 31, 1997 is shown on page F-2.


                        STATEMENT REGARDING INDEPENDENT
                 CERTIFIED PUBLIC ACCOUNTANTS' REPRESENTATIVES

     Representatives of BDO Seidman, LLP, the Company's principal accountants for the current year and for the most recently completed fiscal year: (i) are expected to be present at the Special Meeting; (ii) will have the opportunity to make a statement if they desire to do so; and (iii) are expected to be available to respond to appropriate questions.

                         TRANSACTION OF OTHER BUSINESS

     At the date of this Proxy Statement, the only business that the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                             AT NEXT ANNUAL MEETING


     Stockholders who intend to present proposals at the Company's 1999 Annual Meeting must send such proposals to the Company for receipt a reasonable time before the Company begins to print and mail its proxy materials in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting. All such proposals must additionally meet the stockholder eligibility and other requirements of the Securities and Exchange Commission.


                                          By Order of the Board of Directors

                                          Douglas S. Zorn
                                          President


March   , 1999

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                       CONSOLIDATED FINANCIAL STATEMENTS

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
Report of Independent Certified Public Accountants..........   F-2
Report of Independent Auditors for Infotel Technologies
  (Pte) Ltd. ...............................................   F-3
Consolidated Financial Statements for the Nine Months Ended
  September 30, 1998
  Consolidated Balance Sheet as of September 30, 1998.......   F-4
  Consolidated Statements of Operations for the nine months
     ended
     September 30, 1998 and 1997 (unaudited) and year ended
     December 31, 1997......................................   F-5
  Consolidated Statements of Stockholders' Equity (Deficit)
     for the nine months ended September 30, 1998 and year
     ended December 31, 1997................................   F-6
  Consolidated Statements of Cash Flows for the nine months
     ended September 30, 1998 and 1997 (unaudited) and year
     ended December 31, 1997................................   F-7
  Summary of Accounting Policies............................   F-8
  Notes to Consolidated Financial Statements.......... F-13 - F-26
Consolidated Financial Statements for the Three Months Ended
  December 31, 1998 (Unaudited).............................  F-27
  Consolidated Balance Sheet as of December 31, 1998
     (Unaudited)............................................  F-28
  Consolidated Statements of Operations (Unaudited) for the
     three months ended December 30, 1997 and 1998..........  F-29
  Consolidated Statement of Stockholders' Equity and
     Comprehensive Loss (Unaudited) for the three months
     ended December 31, 1998................................  F-30
  Consolidated Statements of Cash Flow (Unaudited) for the
     three months ended December 31, 1997 and 1998..........  F-31
  Notes to Consolidated Financial Statements.......... F-32 - F-35

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors
and the Stockholders of
NHancement Technologies Inc. and Subsidiaries
Fremont, California

     We have audited the accompanying consolidated balance sheet of NHancement Technologies Inc. and Subsidiaries as of September 30, 1998 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the year ended December 31, 1997, and the nine months ended September 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the financial statements of Infotel Technologies (Pte) Ltd, a wholly-owned subsidiary, as of September 30, 1998 and from June 22, 1998 (date of its acquisition) through September 30, 1998, which statements reflect total assets and revenues constituting 42 percent and 32 percent, respectively, of the related consolidated totals. Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Infotel Technologies (Pte) Ltd, is based solely on the report of other auditors.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Note 9 to the consolidated financial statements, a significant subsidiary of the Company purchases substantially all of its inventory from two vendors.

     In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of NHancement Technologies Inc. and Subsidiaries at September 30, 1998 and the results of their operations and their cash flows for the year ended December 31, 1997 and the nine months ended September 30, 1998 in conformity with generally accepted accounting principles.

                                          BDO Seidman, LLP

San Francisco, California
December 8, 1998, except for Note 17
which is as of January 6, 1999

                         REPORT OF INDEPENDENT AUDITORS



To the Board of Directors and Shareholders


Infotel Technologies (Pte) Ltd



     We have audited the balance sheet of Infotel Technologies (Pte) Ltd (a subsidiary of Nhancement Technologies Inc.) as of September 30, 1998, and the related statements of operations and comprehensive income, shareholders' equity and cash flows for the period from June 22, 1998 to September 30, 1998 (not presented separately herein). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.



     We conducted our audit in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.



     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infotel Technologies (Pte) Ltd at September 30, 1998, and the results of its operations and its cash flows for the period from June 22, 1998 to September 30, 1998, in conformity with United States generally accepted accounting principles.



/s/ Ernst & Young



ERNST & YOUNG



Singapore


October 20, 1998

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                              SEPTEMBER 30,
                                                                  1998
                                                              -------------
CURRENT
  Cash and cash equivalents (Note 9)........................   $ 1,677,200
  Restricted cash...........................................       369,000
  Accounts receivable, less allowance for doubtful accounts
     of $246,000 (Note 9)...................................     4,579,300
  Inventory.................................................     1,341,100
  Current portion of notes receivable from related parties
     (Notes 3 and 8)........................................       171,400
  Income tax receivable.....................................       140,600
  Prepaid expenses and other................................       242,100
                                                               -----------
TOTAL CURRENT ASSETS........................................     8,520,700
                                                               -----------
PROPERTY AND EQUIPMENT
  Office equipment..........................................       688,400
  Computers and software....................................       756,500
  Automobiles...............................................       125,100
  Furniture and fixtures....................................       340,300
                                                               -----------
                                                                 1,910,300
Less accumulated depreciation...............................       664,900
                                                               -----------
PROPERTY AND EQUIPMENT, NET.................................     1,245,400
                                                               -----------
  Excess of cost over net assets acquired of Voice Plus,
     Inc. (Note 2)..........................................       750,000
  Excess of cost over net assets acquired of Infotel, net of
     accumulated amortization of $47,600 (Note 2)...........     1,880,500
  Long-term portion of notes receivable from related parties
     (Notes 3 and 8)........................................       227,900
  Other assets..............................................       246,800
                                                               -----------
                                                               $12,871,300
                                                               ===========
                   LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT
  Due to factor (Note 4)....................................   $   231,000
  Accounts payable..........................................     1,888,400
  Accrued liabilities.......................................     1,451,400
  Payroll related liabilities...............................       228,500
  Deferred revenue..........................................     1,735,300
  Income tax payable........................................       332,000
  Notes payable to stockholders (Notes 4 and 8).............     2,247,500
  Capital lease obligations, current portion (Note 4).......        45,000
                                                               -----------
TOTAL CURRENT LIABILITIES...................................     8,159,100
CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION (NOTE
  4)........................................................        68,300
                                                               -----------
TOTAL LIABILITIES...........................................     8,227,400
                                                               -----------
COMMITMENTS AND CONTINGENCIES
(Notes 2, 7, 9, and 11)
Stockholders' equity (Notes 5 and 6)
  Convertible preferred stock, $0.01 par value, 2,000,000
     shares authorized, 3,200 shares issued and
     outstanding............................................       252,200
  Common stock, $0.01 par value, 20,000,000 shares
     authorized, 5,579,235 shares issued and outstanding....        55,800
  Additional paid-in capital................................    21,020,900
  Accumulated deficit.......................................   (16,510,100)
  Cumulative translation loss...............................      (174,900)
                                                               -----------
TOTAL STOCKHOLDERS' EQUITY..................................     4,643,900
                                                               -----------
                                                               $12,871,300
                                                               ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              NINE MONTHS ENDED
                                                            YEAR ENDED          SEPTEMBER 30,
                                                           DECEMBER 31,   -------------------------
                                                               1997          1997          1998
                                                           ------------   -----------   -----------
                                                                          (UNAUDITED)
NET REVENUES (Note 9)....................................  $ 8,737,800    $6,720,800    $ 9,442,200
Cost of sales............................................    4,967,300     3,513,400      5,863,300
                                                           -----------    ----------    -----------
GROSS PROFIT.............................................    3,770,500     3,207,400      3,578,900
                                                           -----------    ----------    -----------
OPERATING EXPENSES
  Selling, general and administrative....................    3,778,900     2,507,100      4,211,500
  Amortization of excess of cost over net assets
     acquired, including impairment loss of $4,084,300 in
     1997 and $525,000 in 1998 (Note 2)..................    4,644,900       409,800        797,600
                                                           -----------    ----------    -----------
TOTAL OPERATING EXPENSES.................................    8,423,800     2,916,900      5,009,100
                                                           -----------    ----------    -----------
INCOME (LOSS) FROM OPERATIONS............................   (4,653,300)      290,500     (1,430,200)
OTHER INCOME (EXPENSE)
  Interest income........................................      136,900       103,300         76,900
  Interest expense.......................................      (77,900)      (71,300)      (138,900)
  Other..................................................           --            --         39,800
                                                           -----------    ----------    -----------
Total other income (expense).............................       59,000        32,000        (22,200)
Income (loss) from continuing operations before income
  taxes..................................................   (4,594,300)      322,500     (1,452,400)
Income taxes (Note 10)...................................           --        92,500         70,800
                                                           -----------    ----------    -----------
Income (loss) from continuing operations.................   (4,594,300)      230,000     (1,523,200)
                                                           -----------    ----------    -----------
Discontinued operations: (Note 15) Income (loss) from
  operations of Advantis.................................        3,100            --       (581,400)
  Loss from disposal of Advantis.........................           --            --       (368,600)
                                                           -----------    ----------    -----------
NET INCOME (LOSS)........................................  $(4,591,200)   $  230,000    $(2,473,200)
                                                           -----------    ----------    -----------
Preferred dividends......................................           --            --       (435,700)
                                                           -----------    ----------    -----------
Income (loss) available to common stockholders...........  $(4,591,200)   $  230,000    $(2,908,900)
                                                           -----------    ----------    -----------
Basic and diluted income (loss) from continuing
  operations per common share............................  $     (1.18)   $     0.06    $     (0.41)
Basic and diluted income (loss) from discontinued
  operations per common share............................           --            --    $     (0.20)
Basic and diluted net income (loss) per common share
  (Note 13)..............................................  $     (1.18)   $     0.06    $     (0.61)
                                                           ===========    ==========    ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

                                 CONVERTIBLE
                               PREFERRED STOCK        COMMON STOCK                                    CUMULATIVE
                                  PAR VALUE             PAR VALUE        ADDITIONAL                   TRANSLATION
                              ------------------   -------------------     PAID-IN     ACCUMULATED       GAIN
                              SHARES    AMOUNT      SHARES     AMOUNT      CAPITAL       DEFICIT        (LOSS)         TOTAL
                              ------   ---------   ---------   -------   -----------   ------------   -----------   -----------
BALANCE, JANUARY 1, 1997....      --          --     612,800   $ 6,100   $ 5,363,900   $ (9,010,000)   $      --    $(3,640,000)
                              ------   ---------   ---------   -------   -----------   ------------    ---------    -----------
Common stock issued for
  Voice Plus, Inc.
  acquisition (Note 2)......      --          --   1,312,500    13,100     4,666,900             --           --      4,680,000
Sale of common stock in an
  initial public offering,
  net of stock issuance
  costs of $1,660,200 (Note
  12).......................      --          --   2,045,000    20,500     6,499,300             --           --      6,519,800
Conversion of debt and
  accrued interest into
  common stock (Note 12)....      --          --     258,200     2,600     1,030,000             --           --      1,032,600
Issuance of common stock
  options for payment of
  outside service fees......      --          --          --        --         3,800             --           --          3,800
Common stock issued for
  Advantis acquisition
  (Note 2)..................      --          --     208,500     2,100       456,700             --           --        458,800
Comprehensive income (loss):
Net loss....................      --                                --            --     (4,591,200)          --     (4,591,200)
Cumulative translation
  gain......................      --          --          --        --            --             --       11,300         11,300
                              ------   ---------   ---------   -------   -----------   ------------    ---------    -----------
Total comprehensive income
  (loss)....................      --          --          --        --            --     (4,591,200)      11,300     (4,579,900)
                              ------   ---------   ---------   -------   -----------   ------------    ---------    -----------
BALANCE, DECEMBER 31,
  1997......................      --          --   4,437,000    44,400    18,020,600    (13,601,200)      11,300      4,475,100
                              ------   ---------   ---------   -------   -----------   ------------    ---------    -----------
Issuance of Preferred Stock,
  net of stock issuance
  costs of $265,300 (Note
  5)........................  12,500     984,700          --        --            --             --           --        984,700
Deemed dividend on preferred
  stock convertible at a
  discount (Note 5).........      --          --          --        --       416,700       (416,700)          --             --
Dividends on preferred stock
  converted into common
  shares (Note 5)...........      --          --       8,400       100        11,400        (11,500)          --             --
Dividends payable on
  preferred stock (Note
  5)........................      --          --          --        --            --         (7,500)          --         (7,500)
Preferred shares converted
  into common stock (Note
  5)........................  (9,300)   (732,500)    700,835     7,000       725,500             --           --             --
Issuance of common stock
  options for payment of
  outside service fees......      --          --          --        --        10,600             --           --         10,600
Common stock issued for
  Infotel acquisition (Note
  2)........................      --          --     433,000     4,300     1,836,100             --           --      1,840,400
Comprehensive income (loss):
Net loss....................      --          --          --        --            --     (2,473,200)          --     (2,473,200)
Cumulative translation
  loss......................      --          --          --        --            --             --     (186,200)      (186,200)
                              ------   ---------   ---------   -------   -----------   ------------    ---------    -----------
Total comprehensive loss:...      --          --          --        --            --     (2,473,200)    (186,200)    (2,659,400)
                              ------   ---------   ---------   -------   -----------   ------------    ---------    -----------
BALANCE, SEPTEMBER 30,
  1998......................   3,200   $ 252,200   5,579,235   $55,800   $21,020,900   $(16,510,100)   $(174,900)   $ 4,643,900
                              ======   =========   =========   =======   ===========   ============    =========    ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 NINE MONTHS ENDED
                                                               YEAR ENDED          SEPTEMBER 30,
                                                              DECEMBER 31,   -------------------------
                                                                  1997          1997          1998
                                                              ------------   -----------   -----------
                                                                             (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)...........................................  $(4,591,200)   $   230,000   $(2,473,200)
Adjustments to reconcile net (income) loss to net cash used
  in operating activities:
  Depreciation and other amortization.......................      159,500        108,800       296,000
  Amortization of excess cost over net assets acquired,
    including impairment loss...............................    4,649,100        409,800       797,600
  Compensation related to grant of stock options and common
    stock...................................................        3,800          3,800        10,600
  Other.....................................................        8,800             --       (21,200)
  Loss on sale of Advantis, net of cash of $1,000...........           --             --       367,600
Changes in operating assets and liabilities:
  Accounts receivable.......................................     (265,600)        64,400       (95,400)
  Income tax receivable.....................................     (172,000)            --        31,400
  Inventory.................................................      653,900        539,100       666,900
  Prepaid expense and other.................................      (89,300)      (186,000)      (90,100)
  Other assets..............................................      (48,100)       (36,100)      (89,500)
  Income tax payable........................................           --             --        67,800
  Accounts payable and other current liabilities............   (3,186,200)    (3,136,700)       50,200
                                                              -----------    -----------   -----------
NET CASH USED IN OPERATING ACTIVITIES.......................   (2,877,300)    (2,002,900)     (481,300)
                                                              -----------    -----------   -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Restricted cash...........................................           --             --      (369,000)
  Deferred acquisition costs................................     (188,000)       (52,400)           --
  Advantis acquisition costs................................           --             --      (196,400)
  Cash acquired from VPI acquisition........................      851,900        851,900            --
  Cash purchase price of Infotel, net of cash acquired of
    $2,326,000..............................................           --             --       (30,300)
  Note receivable from Advantis, preacquisition.............           --       (306,200)           --
  Note receivable from related party........................      (63,000)       (61,900)           --
  Proceeds from sale of fixed assets........................           --             --        16,200
  Purchases of property and equipment.......................     (252,500)      (181,800)     (501,200)
                                                              -----------    -----------   -----------
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES.........      348,400        249,600    (1,080,700)
                                                              -----------    -----------   -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from initial public offering of common stock, net
    of offering costs.......................................    6,519,800      6,519,800            --
  Net borrowing under line of credit........................           --             --       263,200
  Capital leases............................................           --             --       113,200
  Proceeds from notes payable...............................           --             --     1,400,000
  Deferred stock offering costs.............................      376,200        376,200            --
  Principal payment on notes payable........................   (1,814,000)    (1,814,000)     (837,800)
  Principal payment on long-term debt due to stockholders...   (1,250,000)    (1,062,500)           --
  Proceeds from sale of preferred stock, net of offering
    costs...................................................           --             --       984,700
                                                              -----------    -----------   -----------
NET CASH PROVIDED BY FINANCING ACTIVITIES...................    3,832,000      4,019,500     1,923,300
                                                              -----------    -----------   -----------
Effect of exchange rate changes on cash.....................           --             --       (47,300)
Net increase in cash and cash equivalents...................    1,303,100      2,266,200       314,000
Cash and cash equivalents, beginning of period..............       60,100         60,100     1,363,200
                                                              -----------    -----------   -----------
Cash and cash equivalents, end of period....................  $ 1,363,200    $ 2,326,300   $ 1,677,200
                                                              -----------    -----------   -----------
Supplemental data:
Interest paid...............................................  $   267,700    $   200,700   $   119,900
Income taxes paid...........................................  $   191,200    $   191,200   $        --
                                                              ===========    ===========   ===========

   See accompanying summary of accounting policies and notes to consolidated financial statements.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES

ORGANIZATION

     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the Company), was incorporated in October 1996 as a holding company and successor to the business of BioFactors, Inc. ("BFI" or "BioFactors"), a Delaware corporation. On February 3, 1997, prior to the February 4, 1997 consummation of the initial public offering ("IPO") of the Company's common stock (Note 11), BFI merged with a subsidiary of NHancement whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement (the "BFI Merger"). Also, on February 3, 1997, the Company acquired Voice Plus, Inc. ("VPI" or "Voice Plus"), a California corporation, pursuant to a transaction by which VPI merged with a subsidiary of NHancement, whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of NHancement (the "VPI Acquisition"). The acquisition was accounted for as a purchase, and, accordingly, the results of VPI's operations were included in the Company's consolidated financial statements commencing February 3, 1997. For financial accounting purposes, BFI is deemed to be the acquirer of VPI.

     Effective November 12, 1997, BioFactors, Inc. was merged with and into Voice Plus, Inc. in a statutory merger intended to qualify, for federal income tax purposes, as a reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. Voice Plus is the surviving corporation in the merger transaction with BioFactors, and the separate existence of BioFactors ceased on the effective date of the merger. The operations of the combined entity are being conducted under the name of "Voice Plus," which is headquartered in Fremont, California. Voice Plus remains a wholly-owned subsidiary of NHancement.

     On December 15, 1997, NHancement purchased one hundred percent (100%) of the outstanding shares of Advantis Network & System Sdn Bhd ("Advantis"). As a result of the acquisition, Advantis became a wholly-owned subsidiary of NHancement. Advantis is a telecommunications systems integrator. The operations of the entity were conducted under the name of "Advantis Network & System Sdn Bhd," which is headquartered in Kuala Lumpur, Malaysia. The acquisition was accounted for as a purchase, and, accordingly, the results of Advantis' operations were included in the Company's consolidated financial statements commencing December 15, 1997.

     On September 24, 1998, management made a decision to dispose of Advantis. On September 30, 1998, the Company and three of the former shareholders of Advantis entered into a guarantee agreement pursuant to which each such shareholder agreed to guarantee repayment of the outstanding loan (Note 2) made by the Company to Advantis (together with all the interest accrued to date) pursuant to that certain loan agreement and related promissory notes dated July 7, 1997. In exchange, the Company delivered all of the Advantis shares and transferred its ownership interest in Advantis to the original shareholders in full and final settlement of any and all damages the Company may have suffered as a result of the breaches of certain representations and warranties made by such shareholders pursuant to that certain agreement for the sale of shares in Advantis dated June 20, 1997.

     On June 22, 1998, NHancement purchased one hundred percent (100%) of the outstanding shares of Infotel Technologies (Pte) Ltd ("Infotel"). As a result of the acquisition, Infotel became a wholly-owned subsidiary of NHancement. The operations of the entity are being conducted under the name of "Infotel Technologies (Pte) Ltd" which is headquartered in Singapore. The acquisition was accounted for as a purchase, and, accordingly, the results of Infotel's operations were included in the Company's consolidated financial statements commencing June 22, 1998.

     The business of NHancement is conducted by its operating company subsidiaries, Voice Plus, Inc., whose name was recently changed to NHancement Technologies North America, Inc. and Infotel Technologies (Pte) Ltd.

BUSINESS

     The Company, via its Voice Plus subsidiary, is a systems integrator and distributor of voice processing equipment. VPI also provides various services including equipment installation, technical support and ongoing maintenance. Revenues generated by Voice Plus represented approximately 68% of total 1998 consolidated net revenues. VPI maintains offices in the states of California, New York, Georgia, Arizona, Utah and Texas.

     Infotel is a provider and integrator of infrastructure communications equipment products, providing radar system integration, turnkey project management services and test instrumentation, as well as a portfolio of communication equipment in Asia. Infotel was acquired on June 22, 1998, and represented approximately 32% of total 1998 consolidated net revenues.

     In March 1998, the Company formalized a plan to exit from the business related to its FACTOR 1000(R) product, which measures human sensorimotor skills to determine an individual's performance readiness and fitness to perform, given the resources required to develop a market for the product and the need to dedicate its financial resources required to develop a market for the product and the need to dedicate its financial resources to its other core businesses. The remaining assets and liabilities associated with the FACTOR 1000(R) product at September 30, 1998 and December 31, 1997 and the related revenues and expenses for the year then ended were insignificant. Management does not expect to incur a loss on the planned sale of the FACTOR 1000(R) product. The Company's FACTOR 1000(R) system is based upon the Critical Tracking Task (CTT) software, which is exclusively licensed from Systems Technology Inc. (STI) in Hawthorne, California. The license agreement with STI is effective through November 2008 and grants the Company the right to issue sublicenses during the term of the agreement. Under the terms of a sublicense agreement entered into with SportsTrac, Inc., a company whose chief executive officer is a minority stockholder and former executive officer of the Company, the Company has granted an exclusive world-wide sublicense for sports and on-field-athletic-performance related users of the FACTOR 1000(R) system through November 2008.

CHANGE IN FISCAL YEAR-END

     On July 30, 1998, the Board of Directors of NHancement Technologies Inc. approved a resolution to change the Company and its Subsidiaries fiscal year-end to September 30. As a result, a transition period for the nine months ended September 30, 1998, is presented herein. Consequently, the Consolidated Balance Sheet has been prepared as of September 30, 1998. The Consolidated Statements of Operations and Cash Flows present audited information for the year ended December 31, 1997, and the nine months ended September 30, 1998 as well as unaudited information for the nine months ended September 30, 1997.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts and results of operations of the Company and its wholly-owned subsidiaries Voice Plus, Inc. and Infotel Technologies (Pte) Ltd. since their respective dates of acquisition (Note 1). The results of operations related to Advantis have been reported as discontinued operations. Significant intercompany accounts and transactions have been eliminated.

REVENUE RECOGNITION

     The Company recognizes revenue under several methods as dictated by the nature of the service or product provided and the terms of the sales agreement. Generally, system sales are recognized when all significant uncertainties about customer acceptance of the system have been resolved. Once system installation is complete, seller obligations, including estimated future technical support costs, are immaterial. Revenue from maintenance contracts is prorated over the life of the contract, normally one year, although the entire amount of the contract is collected at the beginning of the term. Services, labor and the sale of parts, upgrades, moves, adds and changes are recorded in the period shipped or provided. Revenues under fixed price contracts is recognized under the percentage-of-completion method of accounting in which the estimated sales value is determined on the basis of physical completion to date (the total contract amount multiplied by percent of performance to date less sales value recognized in previous periods). Claims for extra work are included in revenues when collection is probable.

CASH AND CASH EQUIVALENTS

     The Company considers highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

RESTRICTED CASH

     The Company's Infotel subsidiary maintains fixed deposits to secure bankers' guarantees of its performance on radar system integration projects. The restrictions on these funds are released when the projects are completed. Guaranteed work secured by these deposits is expected to be completed within one year.

INVENTORY

     Inventory consists primarily of systems and system components and is valued at the lower of cost (first-in, first-out method) or market.

PROPERTY, EQUIPMENT, AND DEPRECIATION

     Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, generally three to five years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease term or their estimated useful life. Maintenance and repairs are expensed as incurred and improvements are capitalized.

EXCESS OF COST OVER NET ASSETS ACQUIRED

     The excess of cost over net assets acquired ("goodwill"), which relates to the Company's acquisition of Voice Plus, Inc. and Infotel Technologies (Pte) Ltd. is being amortized over a five to ten year period using the straight-line method. Effective September 30, 1998 the Company reduced the amortization period on the Voice Plus, Inc. goodwill from five years to three years based on management's estimate.

LONG-LIVED ASSETS

     Long-lived assets are evaluated for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, or whenever management has committed to a plan to dispose of the assets. Such assets are carried at the lower of book value or fair value as estimated by management based on appraisals, current market value, and comparable sales value, as appropriate. Assets to be held and used affected by such impairment issues are depreciated or amortized at their new carrying amount over the remaining estimated life, assets to be paid or otherwise disposed of are not subject to further depreciation or amortization. In determining whether an impairment exists, the Company compares undiscounted future cash flows to the carrying value of the asset. When undiscounted future cash flows are less than the carrying value of the asset, the Company records an impairment loss based on the estimated fair market value of the impaired asset.

INCOME TAXES

     The Company uses the liability method of accounting for income taxes in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income tax assets and liabilities are recognized based on the temporary differences between the financial statement and income tax bases of assets, liabilities and carryforwards using enacted tax rates. Valuation allowances are established for deferred tax assets when realization is not deemed more likely than not.

USE OF ESTIMATES

     The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates used in preparing these consolidated financial statements include those assumed in computing the fair value of goodwill. Actual results could differ from those estimates.

STOCK-BASED COMPENSATION

     Effective January 1, 1996, the Company adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation. Under this standard, companies are encouraged, but not required, to adopt the fair value method of accounting for employee stock-based transactions. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. Companies are permitted to continue to account for employee stock-based transactions under Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees," but are required to disclose pro forma net income (loss) and earnings (loss) per share as if the fair value method had been adopted. The Company has elected to continue to account for stock-based compensation under APB No. 25 for transactions involving employees.

NET LOSS PER SHARE

     Effective for the year ended December 31, 1997, the Company adopted the provisions of SFAS No. 128, Earnings per Share. SFAS No. 128 provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities that could share in the earnings of an entity. Because of losses in 1997 and 1998, calculations under SFAS No. 128 were the same as those under the prior method. Options and warrants to purchase 1,225,200 and 1,154,100 shares were outstanding during the nine months ended September 30, 1998 and year ended December 31, 1997 respectively, but were not included in the computation of diluted loss per common share because the effect would be antidilutive.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income ("SFAS No. 130"), which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other statements. SFAS No. 130 is effective for financial statements for periods beginning after December 15, 1997 and requires comparative information for earlier years to be restated. These financial statements reflect the adoption of this standard, and report comprehensive income (loss) of $(2,659,400) and ($4,579,900) for the nine months ended September 30, 1998 and year ended December 31, 1997. Results of operations and financial position, however, were unaffected by the implementation of this standard.

     In June 1997, the Financial Accounting Standards Board issued SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, ("SFAS No. 131") which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS No. 131 establishes standards for the way that public companies report information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of a company about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. SFAS No. 131 is effective for financial statements for the period beginning after December 15, 1997 and requires comparative information for earlier years to be restated. These financial statements include the disclosures required by this statement.

     In February 1998, the Financial Accounting Standards Board issued SFAS No. 132, Employers' Disclosures about Pensions and Other Post Retirement Benefits ("SFAS No. 132"). SFAS No. 132 standardizes the disclosure requirements for pensions and other post retirement benefits to the extent practicable, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that are no longer as useful as they were when previous related accounting standards were issued. SFAS No. 132 is effective for financial statements for the period beginning after December 15, 1997, and requires comparative information for earlier years to be restated unless the information is not readily available, in which case the notes to the financial statements should include all available information and a description of the information not available. The Company's financial statement disclosures did not need to be modified and the results of operations and financial position were unaffected by implementation of this standard.

     In June 1998, the Financial Accounting Standards Board Issued SFAS No. 133 Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires companies to recognize all derivative contracts as either assets or liabilities in the balance sheet and to measure them at fair value. If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change. SFAS No. 133 is effective for all fiscal years beginning after June 15, 1999. Historically, the Company has not entered into derivative contracts either to hedge existing risks or for speculative purposes. However, in light of its recent acquisition of Infotel, management may enter into derivative contracts to hedge its foreign currency risk in the future. The Company has not yet evaluated the financial statement impact of adopting this new standard.

FOREIGN CURRENCY TRANSLATION

     Assets and liabilities of the Company's foreign subsidiary are translated at the exchange rate on the balance sheet date, while revenues and expenses are translated at average rates prevailing during the period. Translation adjustments are reported as a component of stockholders' equity and as a separate component of comprehensive income (loss).

FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, accounts receivable and debt. The carrying value of cash and accounts receivable approximate fair value based upon the liquidity and short-term nature of the assets. The carrying value of short-term debt approximates fair value based upon short-term borrowings at market rate interest.

RECLASSIFICATION

     Certain prior period amounts have been reclassified to conform to the current period presentation.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

 1. LIQUIDITY

     The Company has incurred losses from continuing operations for the year ended December 31,1997 and the nine months ended September 30, 1998 of $4.6 million and $1.5 million and it expects to incur a net loss in excess of $1.0 million for the quarter ended December 31, 1998. The losses in 1997 and for the nine-month period ended September 30, 1998 include non-cash charges for goodwill impairment of $4.0 million and $525,000. Working capital at September 30,1998 was $400,000 and likely will decrease as of December 31, 1998 based on the expected loss and negative cash flow for the quarter then ended. Continued losses could have a material adverse effect on the financial condition of the Company.

     To improve the liquidity and future cash flows, management made the decision to restructure operations in early January 1999, subject to Board approval, and expects to implement the plan in the month of January. Under the plan, headcount is expected to decrease by 10%, including the President of the Company, cost reductions will be implemented in corporate overhead, travel, discretionary sales expenses, outside services and general and administrative expenses. Additionally, the Company negotiated an increase in its short-term credit facility from $1 million to $2 million. Based on discussions with its financial advisors, management believes it can raise additional equity. Although no assurances can be given that above efforts will be successful, management believes these measures, together with its cash balances as of December 31, 1998 of about $1.3 million, will provide sufficient cash flow for future operations.

 2. BUSINESS ACQUISITIONS

     On February 3, 1997, NHancement merged a wholly-owned subsidiary with and into BFI, whereupon BFI, as the surviving corporation, became a wholly-owned subsidiary of NHancement, and shares of NHancement common stock were exchanged for all the issued and outstanding common stock of BFI, in a ratio of three shares of NHancement Common Stock for every four shares of BFI Common Stock.

     Also, on February 3, 1997, the Company entered into a stock purchase agreement with Voice Plus, Inc., pursuant to a transaction by which the Company merged a wholly-owned subsidiary with and into VPI whereupon VPI, as the surviving corporation, became a wholly-owned subsidiary of the Company. This merger provided for the exchange of (i) the Company's unsecured promissory note in a principal amount of $1,000,000, bearing interest at the medium term T-bill rate, with all principal and accrued interest paid in full during 1997, (ii) the Company's unsecured promissory note in a principal amount of $500,000, bearing interest at the medium term T-bill rate, due on the third anniversary of the consummation of the merger subject to accelerated payment based upon quarterly earnings, of Voice Plus, and (iii) shares of NHancement common stock with an estimated fair value of $4,680,000 (of which, shares valued at $2,400,000 were sold in the IPO, and the remainder of the shares are subject to restrictions on transferability under the Securities Act of 1933 (as amended) and pursuant to a lock-up agreement with the underwriter of the IPO), for all the issued and outstanding common stock of VPI.

     The carrying value of goodwill is periodically evaluated by the Company based on the estimated future undiscounted operating cash flows of the related business. Because of continued changes occurring in voice processing technology and continued losses in the Voice Plus subsidiary, the estimated future undiscounted operating cash flows of Voice Plus, Inc. are less than those estimated at the time of its acquisition and less than the carrying amount of the excess of cost over net assets acquired at September 30, 1998. As such, the Company has recorded an impairment loss of $525,000, representing the difference between the carrying amount of goodwill over its estimated fair value. Fair value was determined using estimated future cash flows of Voice Plus, Inc. In addition, the useful life of the $750,000 balance of the goodwill of Voice Plus, Inc. at September 30, 1998 was reduced from five years to three years. In addition, the Company recorded an impairment loss of $4,084,300 at December 31, 1997. Net operating losses in 1997 led management to evaluate goodwill related to Voice Plus, Inc for impairment. The impairment resulted from voice processing technology changes and uncertainties regarding the Company's distributor relationship with its principal

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES supplier, Centigram Communications Corporation. These aforementioned factors led management to downgrade its expectations of future operating results from those anticipated at the time of the acquisition.

     On December 15, 1997, the Company consummated the acquisition of Advantis Network & System Sdn Bhd, a Malaysian corporation, pursuant to a transaction by which Advantis merged with NHancement, whereupon Advantis became a wholly-owned subsidiary of NHancement. The initial consideration payable to the Advantis shareholders in connection with the acquisition was 208,500 shares of common stock of NHancement to be paid to each Advantis shareholder pro rata proportional to his Advantis share ownership. As discussed in the "Organization"
section in the Summary of Accounting Policies, the Company returned all its Advantis shares to the former Advantis shareholders in exchange for their personal guarantee of repayment of an outstanding loan made by the Company to Advantis.

     On June 22, 1998, the Company acquired all outstanding shares of common stock of Infotel Technologies (Pte) Ltd., a Singapore corporation. The consideration paid to the Infotel shareholders consisted of cash of S$3,780,000 (US$2,356,300 at a translation rate of 1.62) and 433,000 shares of common stock of NHancement ("Acquisition Shares"). If the price per share of the Company's Common Stock is less than $5.00 on the first anniversary of the Infotel acquisition, 50% of the initial shares issued to the Infotel shareholders is subject to adjustment and the remaining 50% is subject to adjustment on the second anniversary if the per share price is less than $5.00. Should the Company's Common Stock price be below $5.00 per share on either of these dates, the Infotel shareholders would be entitled to receive that number of shares equal to the lesser of (i) one-half the initial shares valued at $5.00 per share divided by the fair market value per share minus one-half of the initial shares or (ii) one-half the initial shares valued at $5.00 per share divided by $2.75 (subject to adjustment for stock splits and the like). At the September 30, 1998 price per share of the Company's Common Stock, these calculations would result in approximately 354,000 additional shares being issued to the Infotel shareholders. Additionally, the Infotel shareholders have the opportunity to receive up to a maximum of S$3,200,000 (approximately US$1,907,000 at current rates) in additional cash payments if Infotel exceeds certain minimum profit levels totaling S$1.6 million (US$953,500) during the two year period ending June 30, 1999. Management has recorded as additional purchase consideration of $1,390,400 based on Infotel's profits for the year ended June 30, 1998. All Acquisition shares were distributed to the Infotel shareholders pursuant to the Agreement were issued by NHancement in reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and are subject to restrictions on transferability under the 1933 Act. In addition, the Acquisition Shares are subject to a lock-up provision prohibiting transfer of fifty percent (50%) of the shares for one year following the effective date of the initial agreement, and prohibiting transfer of the remaining fifty percent (50%) until the second anniversary of the effective date of the initial agreement.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

     As of September 30, 1998, the purchase price of Infotel and excess of cost over net assets acquired ("goodwill") recorded in connection with the Infotel acquisition are summarized as follows:

Consideration:
  Common stock -- 433,000 shares subject to a share price
     guarantee..............................................  $1,840,400
  Cash......................................................   2,356,300
  Accrued purchase consideration............................   1,390,400
                                                              ----------
Total consideration.........................................   5,587,100
                                                              ==========
  Net assets acquired(1)....................................   3,849,000
  Cost of acquisition.......................................    (190,000)
                                                              ----------
                                                               3,659,000
                                                              ----------
Excess of cost over net assets acquired.....................  $1,928,100
                                                              ==========
Consists principally of the following(1):
Cash and cash equivalents...................................  $2,326,000
Accounts receivable.........................................   2,050,000
Inventories.................................................   1,651,000
Property and equipment......................................     374,000
Other assets................................................     101,000
Accounts payable and accrued expenses.......................  (2,014,000)
Other liabilities...........................................    (639,000)
                                                              ----------
                                                              $3,849,000
                                                              ==========

---------------
(1) The Company is in the process of valuing the net assets acquired from Infotel. Accordingly, the allocation of purchase price may be adjusted in future periods.

     The following unaudited pro forma financial data consolidates the results of operations of the Company, Voice Plus and Infotel as if the acquisitions had occurred January 1, 1997 and January 1, 1998. The pro forma information gives effect to certain adjustments, including the amortization of excess cost over net assets acquired, the effect resulting from the renegotiation of employment agreements with key management employees of VPI, and additional interest expense on notes payable. This pro forma summary does not necessarily reflect results of operations as they would have been if the Company, Voice Plus and Infotel had constituted a single entity during such periods and is not necessarily indicative of results which may be obtained in the future. These proforma results exclude the loss from discontinued operations.

                                                                             NINE MONTHS
                                                             YEAR ENDED         ENDED
                                                            DECEMBER 31,    SEPTEMBER 30,
                                                                1997            1998
                                                            ------------    -------------
Net revenues..............................................  $20,142,900      $15,788,200
Loss before income taxes..................................   (4,534,000)        (895,600)
Net loss..................................................   (4,724,400)      (1,150,400)
Preferred dividends.......................................           --         (435,700)
Loss available to common stockholders.....................   (4,724,400)      (1,586,100)
                                                            -----------      -----------
Basic and diluted loss per share:
Net loss per common share.................................  $     (1.07)     $     (0.33)
Weighted average shares...................................    4,433,400        4,867,000
                                                            ===========      ===========

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

 3. NOTES RECEIVABLE FROM RELATED PARTIES

     At September 30, 1998, notes receivable from related parties consist of the following:

Note receivable from Advantis guaranteed by shareholders of
  Advantis, principal and interest due in monthly payments
  beginning January 1, 1999 through June 1, 2001 interest at
  7%........................................................  $333,200
Note receivable from an officer of the Company, interest at
  7% with principal and unpaid interest due April 1999......    66,100
                                                              --------
                                                               399,300
Less current portion........................................   171,400
                                                              --------
                                                              $227,900
                                                              ========

 4. DUE TO FACTOR, STOCKHOLDERS AND OTHER OBLIGATIONS

     Due to factor and other obligations consists of the following at September 30, 1998:

Due to factor with recourse, interest of 2% every 15 days
  that the amount remains unpaid, collateralized by accounts receivable. This agreement provides for borrowings up to
  80% of eligible accounts receivable not to exceed
  $1,000,000. The outstanding balance was repaid in October
  1998......................................................  $  231,000
                                                              ----------
Due to stockholders
Additional purchase consideration to former Infotel
  stockholders pursuant to the terms of the acquisition
  agreement of Infotel in June 22, 1998, due in February
  1999(1)...................................................  $1,390,400
Note payable to certain management stockholders, interest at
  10% principal and interest originally due September 30,
  1998, repaid on November 5, 1998 without penalty..........     669,600
Note payable to former sole stockholder of Voice Plus
  pursuant to the terms of the acquisition of Voice Plus in
  February 1997, interest at medium term T-bill rate (5.3%
  at September 30, 1998).(2)................................     187,500
                                                              ----------
Total due to stockholders...................................  $2,247,500
                                                              ----------
Capital lease obligations to various institutions interest
  at 12.25%-14.56% payable over 2-3 years, commencing April
  1998 through June 2001.(3)................................  $  113,300
Less current portion........................................      45,000
                                                              ----------
Long term portion...........................................  $   68,300
                                                              ==========

---------------
(1) The purchase agreement allows for the former Infotel stockholders to receive up to a maximum of S$3,200,000 (approximately US$1,907,000 at current rates) in additional cash if Infotel exceeds certain minimum profit levels totaling S$1.6 million (US$953,500) during the two year period ending June 30, 1999. The Company has recorded additional purchase consideration on Infotel's profits for the year ended June 30, 1998.

(2) The Company issued an unsecured promissory note in a principal amount of $500,000, bearing interest at the medium term T-bill rate to the former sole stockholder of Voice Plus. Principal repayment of $62,500 per quarter plus all accrued interest is to be made for each quarter that Voice Plus is profitable (as defined) by one dollar, with the balance due on the third anniversary of the consummation of the merger. As of September 30, 1998, a principal balance of $187,500 remained unpaid.

(3) In 1998, the Company capitalized computer equipment with an original cost basis of $133,200 financed through capital leases. Accumulated depreciation for the assets at September 30, 1998 was $12,900.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

     Future minimum annual principal payments on these obligations are as follows:

                  YEARS ENDING
                  SEPTEMBER 30                       AMOUNT
                  ------------                     ----------
  1999...........................................  $2,523,500
  2000...........................................      43,200
  2001...........................................      25,100
                                                   ----------
                                                   $2,591,800
                                                   ==========

 5. STOCKHOLDERS' EQUITY

  Convertible Preferred Stock

     The Company is authorized to issue 2,000,000 shares of preferred stock with designations, rights and preferences as may be determined from time to time by the Board of Directors. Accordingly, the Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights, which could adversely affect the voting power or, other rights of the holders of the Company's common stock. However, all equity issuances that result in dilution to stockholders of over 20% requires a vote of the existing stockholders, pursuant to Nasdaq rules.

     On April 13, 1998, the Company issued 12,500 shares of Preferred Stock. Under the terms of the Securities Purchase Agreement, the Company received $1,250,000 (less commissions and certain other costs and expenses of approximately $265,300). The preferred stock is convertible into common stock at the lesser of the five day average closing bid price at the time of signing or 75% of the five day average closing bid price at the time of conversion. The 25% conversion discount has been reflected as a preferred stock dividend and has resulted in an increase in the loss applicable to common stockholders in computing net income (loss) per share. For the nine months ended September 30, 1998, the Company has recorded a deemed dividend of $416,700. As of September 30, 1998, 9,300 preferred shares were converted into common stock. Additionally, the Company amended the agreement in September of 1998 limiting further dilutive issuances under the financing agreement, except by mutual consent of the Preferred Stockholders and the Company.

  Common Stock

     In February 1997, pursuant to the BFI Merger Agreement, all outstanding shares of BFI common stock were exchanged for the Company's common stock. The consolidated financial statements have been retroactively restated to give effect to the 3-for-4 exchange ratio in connection with the BFI Merger (Note 2). Accordingly, all references in the consolidated financial statement to share amounts and per share amounts have been adjusted to reflect the BFI Merger exchange.

     On February 3, 1997, the Company issued 1,312,500 shares of its common stock and $1,500,000 in promissory notes to the sole stockholder of VPI in exchange for all of the outstanding shares of VPI.

     Immediately preceding the Company's IPO, certain of the holders of the Company's convertible notes had those notes, and any accrued interest thereon, converted into 258,200 shares of the Company's common stock (Note 12).

     On February 4, 1997, the Company completed an IPO of its shares, selling 2,045,000 shares of its common stock, including the over-allotment, to the public and raising approximately $6.5 million net of fees and expenses. In addition, the former sole stockholder of VPI sold 600,000 of his shares of Company stock in the IPO (Note 12).

     Effective December 15, 1997, the Company issued 208,500 shares of the Company's common stock for all of the outstanding shares of Advantis Network & Systems Shd. Bhd. Effective September 30, 1998, the

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

Advantis common shares were transferred from the Company to the former shareholders of Advantis in exchange for a guarantee of repayment of a loan made by the Company to Advantis (Notes 3 and 15).

     Effective June 22, 1998, the Company issued 433,000 shares of its common stock, paid cash of $2,356,300 and recorded a payable of $1,390,400, which reflects performance payments due to the former Infotel shareholders based on Infotel's fiscal 1998 earnings results, in exchange for all of the outstanding shares of Infotel, and Infotel became a wholly-owned subsidiary of the Company. (Note 2)

     From June 22, 1998, through September 30, 1998, 9,300 preferred shares plus dividends earned of $11,500 were converted into 709,235 shares of common stock.

 6. STOCK OPTIONS AND WARRANTS

  Stock Options

     BFI's Stock Option Plan, adopted in February 1994, (the BFI Plan) provided for the granting of 976,500 stock options (after giving effect to the 3-for-4 exchange ratio in connection with the BFI Merger). Upon consummation of the BFI Merger (Note 1), the stock options outstanding under BFI's Plan were re-granted by the Company and are subject to the terms of the Equity Incentive Plan adopted by the Company and approved by its stockholders on January 23, 1997. At its August 1997, stockholders meeting, the stockholders of the Company approved an increase to the Company's stock option plan of 500,000 shares. The Company's Board of Directors administers the Equity Incentive Plan. Options granted may be either incentive stock options, as defined in the Internal Revenue Code, or non-qualified options. The stock options are exercisable over a period determined by the Board of Directors, but no longer than ten years after the date of grant. The vesting schedule for incentive stock options usually covers a three or four year period ranging from one-third immediately, and the remainder equally over the next two years, to 25% at the end of the first year and the remainder monthly over the next three years. Vesting for non-qualified stock options is determined on a grant-by-grant basis. Incentive stock options must have an exercise price of not less than fair market value of the common stock on the date of grant (or, for incentive stock options granted to a person holding more than 10% of the voting power of the Company, options must have an exercise price equal to 110% of the fair market value, and be exercisable for a period of five years). The aggregate fair value of the common stock subject to options granted to an optionee that are exercisable for the first time by an optionee during any calendar year may not exceed $100,000. Options generally expire three months following termination of employment. The Company recorded compensation expense related to grants and exercise of stock options of $3,800 in 1997 and $10,600 in 1998.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

     The following table summarizes transactions pursuant to the Company's Plan:

                                                                                                  WEIGHTED
                                        WEIGHTED                                                   AVERAGE
                                        AVERAGE                                                   REMAINING
                                      OPTION PRICE                               AVAILABLE FOR   CONTRACTUAL
                                       PER SHARE     OUTSTANDING   EXERCISABLE       GRANT          LIFE
                                      ------------   -----------   -----------   -------------   -----------
JANUARY 1, 1997.....................     $3.20          534,400      387,400        442,100       8.8 years
  Added to option reserve...........                         --           --        500,000
  Canceled..........................      3.20         (126,600)     (59,800)       126,600
  Granted...........................      3.15          746,300           --       (746,300)       10 years
  Became exercisable................      3.50               --      113,000             --
                                         -----        ---------      -------       --------       ---------
DECEMBER 31, 1997...................      3.16        1,154,100      440,600        322,400         9 years
  Granted...........................      2.05          258,000           --       (258,000)       10 years
  Canceled..........................      2.69         (186,900)     (98,400)       186,900
  Became Exercisable................      3.68               --      161,300             --
                                         -----        ---------      -------       --------       ---------
SEPTEMBER 30, 1998..................     $3.00        1,225,200      503,500        251,300       8.5 years
                                         =====        =========      =======       ========       =========

     The Company applies APB Opinion No. 25, Accounting for Stock Issued to Employees, and related Interpretations in accounting for the plan. Under APB Opinion No. 25, because the exercise price of the Company's stock options equals or exceeds the market price of the underlying stock on the date of grant, no compensation cost is recognized.

     FASB Statement No. 123, Accounting for Stock-Based Compensation, requires the Company to provide pro forma information regarding net loss as if compensation cost for the Company's stock option plans had been determined in accordance with the fair value based method prescribed in FASB Statement No.
123. The Company estimates the fair value of each stock option at the grant date by using a modified Black-Scholes pricing model with the following weighted-average assumption used for grants in nine months ended September 30, 1998 and the year ended December 31,1997, respectively: no dividend yield for any year; expected volatility of 42% and 20%; risk-free interest rates of 6.6% in both periods; and expected lives of approximately three to five years. The weighted average fair value of options granted in nine months ended September 30, 1998 and the year ended December 31,1997 was $0.96 and $0.99.

     Under the accounting provisions of FASB Statement No. 123, the Company's net loss would have been increased to the pro forma amounts indicated below:

                                                                             NINE MONTHS
                                                        YEAR ENDED              ENDED
                                                     DECEMBER 31, 1997    SEPTEMBER 30, 1998
                                                     -----------------    ------------------
Net loss
  As reported......................................     $(4,591,200)         $(2,473,200)
  Pro forma........................................     $(4,749,100)         $(2,647,600)
  Per share as reported............................     $     (1.18)         $     (0.61)
  Per share pro forma..............................     $     (1.22)         $     (0.64)

     The above pro forma information includes only the effects of 1997 and 1998 grants. Because options potentially vest over several years and additional awards are made each year, the results shown above may not be representative of the effects on net earnings in future years.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

  Warrants

     In connection with certain debt financing and the IPO, the Company has granted various warrants to purchase common stock. The following schedule summarizes the activity:

                                             WEIGHTED AVERAGE                 WEIGHTED AVERAGE
                                              WARRANT PRICE                      REMAINING
                                                PER SHARE       OUTSTANDING   CONTRACTUAL LIFE
                                             ----------------   -----------   ----------------
January 1, 1997............................       $5.18           617,100        3.0 years
  Warrants issued to Underwriter in
  connection with Initial Public
  Offering.................................       $4.80           230,000
December 31, 1997..........................       $5.08           847,100        2.6 years
September 30, 1998.........................       $5.08           847,100        1.9 years

 7. COMMITMENT AND CONTINGENCIES

     The Company's impairment testing business exposes it to potential litigation (i) by employees of companies using the FACTOR 1000(R) system if the employee's employment relationship is affected thereby and (ii) by third parties who may be indirectly affected by the Company's services or products. Product and service liability insurance is expensive, to the extent it is available at all. As of September 30, 1998, the Company maintained general liability insurance in the amount of $1.0 million per occurrence and $2.0 million in the aggregate, and an umbrella policy with a $5.0 million limit. The Company maintains product liability insurance of $2.0 million per occurrence and $2.0 million in the aggregate.

     The Company's FACTOR 1000(R) product is based on licensed technology. Accordingly, the Company is required to pay a royalty of up to 8.5% of sales of the related product. Beginning January 1997, the license agreement also provides for a minimum aggregate payment over each three-year period of $150,000. In addition, the Company's license permits the sublicense of the CTT technology and requires that the Company make payments to its licensor on such sublicensing arrangements as follows: (i) a royalty payment of 8.5% on up to $250,000 of the initial sublicense fee and 50% of any sublicense fee in excess of $250,000; and
(ii) a royalty payment equal to 50% of the sublicense fee, which amount must be at least 4.25% of the sublicensee's gross contract revenue. The Company's ability to sell its product is dependent on the continuation of this license. See business section of summary of accounting policies regarding the Company's March 1998 formalization of a plan to exit from the business related to its FACTOR 1000(R) product. The Company has not currently met their minimum aggregate payment. If the Company does not make the payment they will loose exclusivity of the licensed technology. At this time, the Company will allow the exclusivity of the technology to lapse if necessary.

     The Company leases certain property consisting of corporate and sales office facilities and equipment under operating leases that expire at varying dates through August 2000. Certain facility leases require the Company to pay real estate taxes, maintenance and utilities. Future minimum annual commitments under these leases are as follows:

          YEAR ENDING SEPTEMBER 30, 1998             AMOUNT
          ------------------------------            --------
1999..............................................  $417,800
2000..............................................   229,600
                                                    --------
                                                    $647,400
                                                    ========

     Rent expense for the years ended December 31, 1997 and nine months ended September 30, 1998 was $287,500 and $271,200.

     The Company has entered into employment agreements with two officers that provide for specified severance payments should the Company terminate the executive's employment with the Company, other

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES than for cause. The amount to be paid is two years' base salaries and bonuses. The Company also had an employment agreement with the former president of the Voice Plus subsidiary (Mr. Gillespie). Mr. Gillespie decided to terminate his employment in April 1998 and to provide consulting services to the Company with annual payments of $115,000. Additionally, the agreement also contains provisions for confidentiality and covenants not to compete, solicit customers or hire employees for two years after the expiration of this consulting agreement.

 8. RELATED PARTY TRANSACTIONS

     During 1998, the Company paid notes payable from certain management stockholders totaling $669,600 in principal and interest (Note 4).

     At September 30, 1998, the Company had additional purchase consideration to the former Infotel stockholders pursuant to the terms of the acquisition totaling $1,390,400 (Note 4).

     At September 30, 1998, the Company had notes receivable from stockholders and former subsidiary totaling $399,300 (Note 3). As of December 31, 1997 there was a $204,000 note receivable from Advantis stockholders to Advantis that was included in the consolidated financial statements of the Company. This receivable was returned to Advantis in conjunction with the disposal of Advantis (Note 2).

     At September 30, 1998, the Company owed $187,500 to a stockholder of the Company in connection with the acquisition of Voice Plus (Note 4). During 1998, the Company paid $62,500 in principal and $10,100 in interest to this stockholder. During 1997 the Company paid $1,250,000 in principal and $36,100 in interest to this stockholder.

 9. CONCENTRATION RISK

     Revenues from two customers accounted for approximately 19% and 7% of total net revenues during the year ended December 31, 1997, and 26% and 12% of total net revenues during the year ended September 30, 1998. Included in accounts receivable at September 30, 1998 is $988,700 and $579,400 due from these two customers.

     Trade accounts receivable are due from numerous customers located in many geographic regions throughout the United States and Singapore. The Company performs ongoing credit evaluations of its customers' financial condition and establishes an allowance for doubtful accounts based upon the credit risk of specific customers, historical trends and other information. The Company does not require collateral from its customers.

     The Company's Voice Plus subsidiary historically purchases substantially all of its inventory requirements from one vendor, Centigram Communications Corporation ("Centigram"). In May 1998, Centigram sold its Customer Premise Equipment ("CPE") to Mitel Corporation which now markets certain Centigram's products through a newly formed subsidiary, Baypoint Innovations. Any termination or adverse change in the Company's distributor relationship with Centigram or Baypoint Innovations would have a material adverse impact upon the Company's voice processing business.

     Cash and cash equivalents are held principally at three high quality financial institutions. At times, such balances may be in excess of the FDIC insurance limit.

10. INCOME TAXES

     From its inception, the Company has generated losses for both financial reporting and tax purposes. For the year ended December 31 1997, substantially all of the loss was attributable to domestic operations. For the nine months ended September 30, 1998, $1,615,800 of the pretax loss was attributable to U.S. operations, $414,200 was attributable to foreign operations and a loss of $368,600 was incurred for the disposal of

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

Advantis. As of September 30, 1998, the Company's net operating losses for federal income tax purposes were approximately $9 million, and expire between the years 2008 and 2013. For state income tax purposes, as of September 30, 1998, the Company had net operating loss carryforwards of approximately $811,000, which expire in 2003. The use of Federal net operating loss caryforwards is subject to an annual limit of approximately $250,000 as the Company has incurred an "ownership change". Deferred tax assets, the majority of which are noncurrent, at September 30, 1998 consist primarily of following:

Cash to accrual change for tax purposes.....................  $   297,800
Reserves and accrued liabilities............................      426,400
Depreciation and amortization...............................     (109,900)
Net operating loss carryforwards............................    3,013,100
                                                              -----------
Gross deferred tax asset....................................    3,627,400
Less valuation allowance....................................   (3,627,400)
                                                              -----------
Net deferred tax asset......................................  $        --
                                                              ===========

     Income taxes for the nine months ended September 30, 1998 consist primarily of:


                                                CURRENT    DEFERRED    EXPENSE
                                                -------    --------    -------
Continued Operations:
Federal.......................................  $    --    $    --     $    --
State.........................................    1,800         --       1,800
Singapore.....................................   71,000     (2,000)     69,000
                                                -------    -------     -------
                                                 72,800     (2,000)     70,800
                                                -------    -------     -------
Discontinued Operations:
Malaysia......................................    3,800         --       3,800
                                                -------    -------     -------
                                                $76,600    $(2,000)    $74,600
                                                =======    =======     =======


     There was no income tax expense for the year ended December 31, 1997.

     The differences between income taxes and amounts determined by applying the federal statutory rate to income before income taxes were:

                                                                     NINE MONTHS
                                                     YEAR ENDED         ENDED
                                                    DECEMBER 31,    SEPTEMBER 30,
                                                        1997            1998
                                                    ------------    -------------
Federal Tax.......................................  $(1,561,000)      $(904,200)
State Tax.........................................     (282,000)       (162,200)
Foreign Taxes.....................................           --          73,000
Goodwill..........................................    1,865,000         300,700
Loss on Sale of Subsidiary........................           --          30,000
Other.............................................  $   (22,000)             --
Tax benefits from losses not recognized...........           --         737,300
                                                    -----------       ---------
                                                    $        --       $  74,600
                                                    ===========       =========

     The valuation reserve increased by $870,300 during the nine months ended September 30, 1998 and decreased by $342,900 during the year ended December 31, 1997. At September 30, 1998, the Company established a 100% valuation allowance for the gross deferred tax asset in the U.S. since management could not determine that it was more likely than not that the deferred tax asset can be realized.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

11. EMPLOYEE COMPENSATION AND BENEFITS

     The Company's Voice Plus subsidiary has a 401(k) profit sharing plan in which all qualifying employees with a minimum of 1,000 hours of service at year end are eligible to participate. Matching contributions are made at the discretion of the Company's Board of Directors. The Company pays all fees to administer the plan. There were no matching contributions during the year ended December 31, 1997, or the nine-month period ended September 30, 1998.

12. INITIAL PUBLIC OFFERING

     On February 4, 1997, the Company completed its IPO of 2,300,000 shares of $0.01 par value common stock, of which 1,700,000 shares were sold by the Company and 600,000 shares, representing a portion of the consideration for the outstanding shares of VPI, were sold by a stockholder of the Company. On February 11, 1997, the underwriters exercised an option to purchase from the Company an additional 345,000 shares of common stock to cover over-allotments. The Company raised approximately $6.5 million of funds, net of underwriting commissions, printing costs, legal and accounting fees and other offering expenses totaling approximately $1,660,200, from the offering (including the over-allotment shares) and did not receive any of the proceeds from the sale of shares by the stockholder. The Company's common stock is quoted on the NASDAQ Stock Market Small Cap System. In connection with the closing of the IPO, the Company converted certain notes and related accrued interest in an aggregate amount of $1,032,600 to common stock and issued warrants for various amounts of common stock for every $1,000 of notes.

13. EARNINGS PER SHARE

     Earnings per share were computed under the provisions of SFAS 128, Earnings Per Share. The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:

                                                                                  9 MONTHS
                                                                                    ENDED
                                                            YEAR ENDED          SEPTEMBER 30,
                                                           DECEMBER 31,   -------------------------
                                                               1997          1997          1998
                                                           ------------   -----------   -----------
                                                                          (UNAUDITED)
NET INCOME (LOSS) -- NUMERATOR
Net income (loss)........................................  $(4,591,200)   $  230,000    $(2,473,200)
Preferred stock dividends(1).............................           --            --       (435,700)
                                                           -----------    ----------    -----------
Basic and diluted net income (loss) applicable to common
  stock..................................................  $(4,591,200)   $  230,000    $(2,908,900)
                                                           -----------    ----------    -----------
COMMON SHARES -- DENOMINATOR
  Basic weighted average common shares outstanding.......    3,883,300     3,713,000      4,802,300
  Options and warrants...................................           --        77,900             --
                                                           -----------    ----------    -----------
  Diluted weighted average common shares outstanding.....    3,883,300     3,790,900      4,802,300
                                                           ===========    ==========    ===========

---------------
(1) Includes deemed dividend on preferred stock convertible at a discount of $416,700

14. SEGMENT REPORTING

     NHancement adopted SFAS No. 131, Disclosure about Segments of an Enterprise and Related Information, during 1998. SFAS No. 131 established standards for reporting information about operating segments in annual financial statements and requires selected information about operating segments in interim financial reports issued to stockholders. It also established standards for related disclosures about products and services, and geographic areas. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES decision making group, in deciding how to allocate resources and in assessing performance. The operating segments are managed separately because each operating segment represents a strategic business unit that offers different products and serves different markets.

     NHancement's reportable operating segments include Voice Plus and Infotel. Voice Plus a systems integrator and distributor of voice processing equipment operating in the U.S., provides equipment installation, technical support and ongoing maintenance. Voice Plus derives substantially all of its revenue from sales in the U.S. Infotel, a provider and integrator of infrastructure communications equipment products, operating in Asia, provides radar system integration, turnkey project management services and test instrumentation, Infidel derives substantially all of its revenue from sales in Asia.

     The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies.

                                              VPI         INFOTEL       OTHER(2)      TOTAL(4)
                                          -----------    ----------    ----------    -----------
September 30, 1998(1)
  Net Sales to external customers.......  $ 6,391,700    $3,036,000    $   14,500    $ 9,442,200
  Income (loss) from continuing
     operations.........................   (1,100,000)       94,400      (517,600)    (1,523,200)
  Interest Income.......................       37,300        15,000        24,600         76,900
  Interest Expense......................      (97,900)           --       (41,000)      (138,900)
  Tax expense...........................        1,800        69,000            --         70,800
  Total assets..........................    4,165,400     5,488,600     3,217,300     12,871,300
  Depreciation and Amortization(3)......      884,700        88,600        10,300        983,600
                                          ===========    ==========    ==========    ===========

---------------
(1) The data presented for 1998 represents the nine-month period from January 1, 1998 through September 30, 1998, except for the Infotel data that represents the period from acquisition on June 22, 1998 through September 30, 1998.

(2) Other includes corporate expenses. Additionally, management's reports include goodwill for Infotel in total assets.

(3) VPI includes goodwill impairment loss of $525,000 and amortization of the excess of costs over net assets acquired of $225,000.

(4) The data presented does not include the loss on the sale of Advantis or the loss from its Advantis' operations.

                                                        VPI       INFOTEL    OTHER(2)       TOTAL
                                                    -----------   -------   ----------   -----------
December 31, 1997
  Net Sales to external customers.................  $ 8,714,800     $--     $   23,000   $ 8,737,800
  Income (loss) from continuing operations........   (3,694,300)     --       (900,000)   (4,594,300)
  Interest Income.................................       37,700      --         99,200       136,900
  Interest Expense................................      (43,900)     --        (34,000)      (77,900)
  Total assets....................................    3,584,100      --      2,726,100     6,310,200
  Depreciation and Amortization(1)................    4,794,100      --         14,500     4,808,600
                                                    ===========     ===     ==========   ===========

---------------
(1) VPI loss includes an impairment loss $4,084,300 and amortization of the excess of costs over net assets acquired of $564,800.

(2) Other includes corporate expenses.

(3) The data presented does not include the operations and assets of Advantis.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES

15. DISPOSAL OF ADVANTIS

     On September 30, 1998 the Company sold its Advantis operations. The measurement date is September 24,1998 and the disposal date is September 30, 1998, The loss from operations as of the measurement date to the disposal date was immaterial. Three of the former stockholders of Advantis entered into a guarantee agreement pursuant to which each such stockholders agreed to guarantee repayment of the outstanding loan of $300,000 made by the Company to Advantis (together with all the interest accrued to date) pursuant to a loan agreement and related promissory notes dated July 7, 1997 (Note 2). In exchange, the Company delivered all of the Advantis shares and transferred its ownership interest in Advantis to the original stockholders in full and final settlement of any and all damages the Company may have suffered as a result of the breaches of certain representations and warranties made by the three former Advantis stockholders who signed the guarantee pursuant to that certain agreement for the sale of shares in Advantis dated June 20, 1997. Revenues from Advantis were $569,500 and $245,200 for the nine months ended September 30, 1998 and the year ended December 31, 1997.

16. DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

     On February 3, 1997, the Company issued 1,312,500 shares of its Common Stock and $1,500,000 in promissory notes for all the outstanding shares of Voice Plus pursuant to a purchase and plan of merger agreement (Note 1).

     On February 4, 1997, the Company issued 258,200 shares of its Common Stock as repayment of certain notes payable and accrued interest thereon (Note 11).

     On December 15, 1997, the Company issued 208,500 shares of its Common Stock in exchange for all the outstanding shares of Advantis pursuant to a purchase and plan of merger agreement (Note 1).

     On April 13, 1998, the Company issued 12,500 shares of preferred stock with a 25% conversion discount (Note 5). The 25% conversion discount has been reflected as a preferred stock dividend and has resulted in a $416,700 increase in the loss applicable to common stockholders. From April 13, 1998 through September 30, 1998, $732,500 of preferred stock (9,300 preferred shares) and $11,500 of dividends on preferred stock were converted into 7,100 shares of common stock.

     On June 22, 1998, the Company acquired all outstanding shares of Common Stock of Infotel Technologies (Pte) Ltd. In exchange for approximately 433,000 shares of the Company's Common Stock with an estimated value of $1,840,400 and $2,356,300 in cash. Additionally, management accrued additional purchase consideration of $1,390,400 based on Infotel's profits through June 30, 1998.

     During the nine months ended September 30, 1998, the Company financed the purchase of $133,200 of computer equipment through capital leases.

17. SUBSEQUENT EVENTS

     On January 6, 1999, Mr. James S. Gillespie was appointed to fill a newly created vacancy on the Board of Directors of NHancement. Subsequently at the same meeting, Messrs. Boyle, Das and Nemetz resigned from the Board. On January 6, 1999, Mr. Goei resigned his positions as President and CEO pursuant to the terms of Separation Agreement approved by the Board of Directors, which modifies the terms of his Employment Agreement. Subsequently, Mr. Goei also resigned both from his position as Chairman of the Board and as a Board member. In exchange for Mr. Goei's resignation, the Company has agreed to a severance package with the following principal terms (i) six and one-half months of regular pay at his current rate, (ii) Mr. Goei will continue to receive benefits under the Company's medical and group insurance plans through May 15, 1999, (iii) Mr. Goei to have use of the Company paid leased automobile through the end of the lease term in July 1999, (iv) the Company will reimburse moving expenses of approximately $70,000, (v) the Company will

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES issue warrants to purchase 50,000 shares of NHancement Common Stock at the current fair market price, and (vi) Mr. Goei and the Company agree to a mutual waiver of all claims related to Mr. Goei's employment. On January 6, 1999, Mr. Douglas S. Zorn was appointed Interim President and CEO.

     In October 1998, the Company secured a line of credit, with a monthly rate of 2.75%, providing for borrowings of up to 80% of eligible accounts receivable not to exceed $1 million, expiring in March 1999, with the option to renew for an additional year. In January 1999, the Company's available line of credit was increased to $2 million and restrictions were eased on the types of receivables eligible for inclusion in the Company's borrowing base.

                 NHANCEMENT TECHNOLOGIES, INC. AND SUBSIDIARIES



                       CONSOLIDATED FINANCIAL STATEMENTS


                  FOR THE THREE MONTHS ENDED DECEMBER 31, 1998



FINANCIAL STATEMENTS



     Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosures made are adequate to make the information presented not misleading, and, in the opinion of management, all adjustments have been reflected which are necessary for a fair presentation of the information shown. These unaudited financial statements should be read in conjunction with the audited financial statements for the nine months ended September 30, 1998. The results for the three months ended December 31, 1998 are not necessarily indicative of the results of operations for a full year.

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES



                           CONSOLIDATED BALANCE SHEET


                                  (UNAUDITED)



                                     ASSETS



                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
CURRENT
  Cash and cash equivalents.................................  $    612,700
  Restricted cash...........................................     1,080,000
  Accounts receivable, less allowance for doubtful accounts
     of $268,100............................................     2,763,700
  Inventory.................................................     1,564,000
  Current portion of notes receivable from related
     parties................................................       207,900
  Prepaid expenses and other................................       214,600
                                                              ------------
TOTAL CURRENT ASSETS........................................     6,442,900
                                                              ------------
PROPERTY AND EQUIPMENT......................................     2,181,200
  Less accumulated depreciation.............................      (761,100)
                                                              ------------
PROPERTY AND EQUIPMENT, net.................................     1,420,100
                                                              ------------
Excess of cost over net assets acquired of Voice Plus, Inc.,
  net of accumulated amortization of $62,500 (Note 1).......       687,500
Excess of cost over net assets acquired of Infotel, net of
  accumulated amortization of $95,600 (Note 1)..............     1,832,400
Long-term portion of notes receivable from related
  parties...................................................       195,400
Other assets................................................        29,400
                                                              ------------
                                                              $ 10,607,700
                                                              ============

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Lines of credit...........................................  $    222,300
  Accounts payable..........................................     2,004,100
  Accrued liabilities.......................................     1,539,100
  Deferred revenue..........................................     1,633,100
  Income tax payable........................................       182,900
  Notes payable to stockholders.............................     1,577,900
  Capital lease obligations, current portion................        56,400
                                                              ------------
TOTAL CURRENT LIABILITIES...................................     7,215,800
CAPITAL LEASE OBLIGATIONS, NET OF CURRENT PORTION...........       130,700
                                                              ------------
TOTAL LIABILITIES...........................................     7,346,500
                                                              ------------
STOCKHOLDERS' EQUITY
  Convertible preferred stock, $0.01 par value, 2,000,000
     shares authorized, 2,441 shares issued and
     outstanding............................................       192,300
  Common stock, $0.01 par value, 20,000,000 shares
     authorized, 5,771,135 shares issued and outstanding....        57,700
  Additional paid-in capital................................    21,084,500
  Accumulated deficit.......................................   (17,929,600)
  Cumulative translation loss...............................      (143,700)
                                                              ------------
TOTAL STOCKHOLDERS' EQUITY..................................     3,261,200
                                                              ------------
                                                              $ 10,607,700
                                                              ============

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES



                     CONSOLIDATED STATEMENTS OF OPERATIONS


                                  (UNAUDITED)



                                                                  THREE MONTHS ENDED
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
NET REVENUES................................................  $ 2,017,000    $ 3,261,900
Cost of sales...............................................    1,453,900      2,231,300
                                                              -----------    -----------
GROSS PROFIT................................................      563,100      1,030,600
                                                              -----------    -----------
OPERATING EXPENSES
  Selling, general and administrative.......................    1,271,800      2,282,100
  Amortization of excess of cost over net assets acquired,
     including impairment loss of $4,084,300 in 1997........    4,235,100        110,500
                                                              -----------    -----------
TOTAL OPERATING EXPENSES....................................    5,506,900      2,392,600
                                                              -----------    -----------
LOSS FROM OPERATIONS........................................   (4,943,800)    (1,362,000)
OTHER INCOME (EXPENSE)
  Interest income...........................................       33,600          8,400
  Interest expense..........................................       (6,600)       (65,200)
  Other.....................................................           --          2,700
                                                              -----------    -----------
Total other income (expense)................................       27,000        (54,100)
Loss from continuing operations before income taxes.........   (4,916,800)    (1,416,100)
Income tax benefit..........................................      (92,500)            --
                                                              -----------    -----------
Loss from continuing operations.............................   (4,824,300)    (1,416,100)
                                                              -----------    -----------
DISCONTINUED OPERATIONS
  Income from operations of Advantis........................        3,100             --
                                                              -----------    -----------
NET LOSS....................................................  $(4,821,200)   $(1,416,100)
Preferred dividends.........................................           --         (3,400)
                                                              -----------    -----------
Net loss available to common shareholders...................  $(4,821,200)   $(1,419,500)
                                                              -----------    -----------
Basic and diluted net loss per common share (Note 7)........  $     (1.13)   $     (0.25)
                                                              ===========    ===========

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES



     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS


                                  (UNAUDITED)



                                  PREFERRED STOCK       COMMON STOCK
                                     PAR VALUE            PAR VALUE        ADDITIONAL                   CUMULATIVE
                                 -----------------   -------------------     PAID IN     ACCUMULATED    TRANSLATION
                                 SHARES    AMOUNT     SHARES     AMOUNT      CAPITAL       DEFICIT         LOSS          TOTAL
                                 ------   --------   ---------   -------   -----------   ------------   -----------   -----------
BALANCE, SEPTEMBER 30, 1998....  3,200    $252,200   5,579,235   $55,800   $21,020,900   $(16,510,100)   $(174,900)   $ 4,643,900
Dividends on preferred stock
  converted to common shares...     --          --       4,700       100         1,900         (2,000)          --             --
Dividends payable on preferred
  stock........................     --          --          --        --            --         (1,400)          --         (1,400)
Preferred shares converted into
  common stock.................   (759)    (59,900)    187,200     1,800        58,100             --           --             --
Issuance of common stock
  options for payment of
  outside service fees.........     --          --          --        --         3,600             --           --          3,600
Comprehensive loss:
Net loss.......................     --          --          --        --            --     (1,416,100)          --     (1,416,100)
Cumulative translation income
  (loss).......................     --          --          --        --            --             --       31,200         31,200
                                 -----    --------   ---------   -------   -----------   ------------    ---------    -----------
Total comprehensive income
  (loss).......................     --          --          --        --            --     (1,416,100)      31,200     (1,384,900)
                                 -----    --------   ---------   -------   -----------   ------------    ---------    -----------
BALANCE, DECEMBER 31, 1998.....  2,441    $192,300   5,771,135   $57,700   $21,084,500   $(17,929,600)   $(143,700)   $ 3,261,200
                                 =====    ========   =========   =======   ===========   ============    =========    ===========

                 NHANCEMENT TECHNOLOGIES INC. AND SUBSIDIARIES



                      CONSOLIDATED STATEMENTS OF CASH FLOW


                                  (UNAUDITED)



                                                                  THREE MONTHS ENDED
                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1997           1998
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss..................................................  $(4,821,200)   $(1,416,100)
  Adjustments to reconcile net loss to net cash provided by
     (used in) operating activities:
  Depreciation and other amortization.......................       50,700         96,200
  Amortization of excess cost over net assets acquired,
     including impairment loss..............................    4,239,300        110,500
  Compensation related to grant of stock options and common
     stock..................................................           --          3,600
  Other.....................................................        8,800         (5,300)
  Changes in operating assets and liabilities:
  Accounts receivable.......................................     (330,000)     1,815,600
  Inventory.................................................      114,800       (222,900)
  Prepaid expenses and other................................       96,700         27,500
  Other assets..............................................      294,200        217,400
  Income tax payable........................................     (172,000)        (8,500)
  Accounts payable and other current liabilities............      (49,500)      (127,300)
                                                              -----------    -----------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES.........     (568,200)       490,700
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Restricted cash...........................................           --       (711,000)
  Deferred acquisition costs................................     (135,600)            --
  Note receivable from related party........................       (1,100)            --
  Purchase of property and equipment........................      (70,700)      (171,600)
                                                              -----------    -----------
NET CASH USED IN INVESTING ACTIVITIES.......................     (207,400)      (882,600)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Net borrowing under line of credit........................           --         (8,600)
  Principal payments on capital leases......................           --        (25,600)
  Principal payment on notes payable........................           --       (669,600)
  Principal payment on long-term debt due to stockholders...     (187,500)            --
                                                              -----------    -----------
NET CASH USED IN FINANCING ACTIVITIES.......................     (187,500)      (703,800)
                                                              -----------    -----------
Effect of exchange rate changes on cash.....................           --         31,200
                                                              -----------    -----------
Net decrease in cash and cash equivalents...................     (963,100)    (1,064,500)
                                                              -----------    -----------
Cash and cash equivalents, beginning of period..............    2,326,300      1,677,200
                                                              -----------    -----------
Cash and cash equivalents, end of period....................  $ 1,363,200    $   612,700
                                                              ===========    ===========
SUPPLEMENTAL DATA:
  Interest paid.............................................  $    67,000    $    84,900
  Income taxes paid.........................................           --    $     1,600

DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:



     Property and equipment additions of $99,300 were financed by capital lease obligations.



     On December 15,1997, the Company issued 208,500 shares of its Common Stock in exchange for all the outstanding shares of Advantis pursuant to a purchase and plan of merger agreement. A preacquisition note of $306,200 due to the Company was assumed in conjunction with the acquisition.



 1. LIQUIDITY



     The Company has incurred losses from continuing operations for the year ended December 31, 1997, and the nine months ended September 30, 1998, and the three months ended December 31, 1998 of $4.6 million, $1.5 million, and $1.4 million. The losses in 1997 and for the nine-month period ended September 30, 1998 include non-cash charges for goodwill impairment of $4.0 million and $525,000. Negative working capital at December 31, 1998 was approximately $773,000. Continued losses could have a material adverse effect on the financial condition of the Company.



     To improve the liquidity and future cash flows, management made the decision to restructure operations in early January 1999, and is currently implementing the plan. Under the plan, headcount is expected to decrease by 10%. Furthermore, cost reductions will be implemented in corporate overhead, travel, discretionary sales expenses, outside services and general and administrative expenses. Additionally, the Company increased its short-term credit facility from $1 million to $2 million. Based on discussions with its financial advisors, management believes it can raise additional equity. Although no assurance can be given that above efforts will be successful, management believes these measures, together with its cash balances as of December 31, 1998 of about $0.6 million, will provide sufficient cash flow for future operations.



     The Company's current net tangible assets of $741,300, fail to meet the requirements for listing on the Nasdaq SmallCap Market system. To stay listed the Company is required to maintain (i) net tangible assets of Two Million Dollars ($2,000,000); (ii) market capitalization of Thirty-Five Million Dollars ($35,000,000); or (iii) net income of Five Hundred Thousand Dollars ($500,000) in the most recently completed fiscal year or in two of the last three most recently completed fiscal years. Nasdaq is currently reviewing our plan to determine the propriety of continuing the Company's listing on the Nasdaq Small Cap Market System. The Company does not currently meet these requirements, nor can there be any assurance that the Company will in fact meet these requirements in any future period.



     The Company is required to pay $1,390,400 to the former Infotel shareholders pursuant to the purchase agreement regarding the acquisition of Infotel, 30 days after the filing of the 10-KSB which was filed in January 1999. The Company does not currently have the cash necessary for payment. The Company is renogatiating with the shareholders to defer payment. There can be no assurance that the shareholders will agree to any delay, and the outcome may have a material adverse effect on the Company's financial position and results of operations.



 2. ORGANIZATION



     NHancement Technologies Inc., a Delaware corporation ("NHancement" or the "Company"), was incorporated in October 1996 as a holding company. The business of NHancement is conducted by its operating company subsidiaries: Voice Plus, Inc.("VPI" or "Voice Plus), whose name was recently changed to NHancement Technologies North America, Inc. and Infotel Technologies (Pte) Ltd ("Infotel"). Voice Plus, a California corporation headquartered in Fremont, California, is a systems integrator and national distributor of voice processing and multimedia messaging equipment. Infotel, a Singapore corporation acquired on June 22, 1998 is (1) a systems integrator of (i) infrastructure communications equipment, (ii) turnkey project management services, and (iii) radar systems; and (2) a provider of test measuring systems. Accordingly, the consolidated financial statements include the results of operations from NHancement and its Voice Plus subsidiary for both periods presented and those of Infotel for the three months ended December 31, 1998. Furthermore, the results of operations of Advantis Network & Systems Sdn Bhd, which was acquired on December 15, 1997, are classified as discontinued as this subsidiary was sold on September 30, 1998.



 3. FINANCIAL STATEMENT PRESENTATION AND NEW STANDARDS



     The accompanying consolidated financial statements as of December 31, 1998 and for the three months ended December 31, 1998 and 1997 are unaudited. Certain information and footnote disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles ("GAAP") have been omitted. These consolidated financial statements should be read in conjunction with the audited financial statements and accompanying notes for the year ended September 30, 1998 presented in the Company's latest annual report on Form 10-KSB.



     The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported period. Actual results could differ from those estimates.



     The consolidated financial statements presented herein reflect all adjustments which are, in the opinion of management, necessary for a fair presentation of the financial condition and results of operations for the periods presented.



 4. STOCK OPTIONS



     During the three months ended December 31, 1998, the Company granted options to purchase approximately 136,500 shares of the Company's Common Stock to employees, and options to purchase 20,000 shares of Common Stock to an outside director, with an exercise price of $1.1563 per share.



 5. FINANCING ACTIVITIES



     In October 1998, the Company obtained a line of credit, with a monthly rate of 2.75%, providing for borrowings of up to 80% of eligible accounts receivable not to exceed $1 million, expiring in March 1999, with the option to renew for an additional year. In January 1999, the Company's available line of credit was increased to $2 million and restrictions were eased on the receivables eligible for inclusion in the Company's borrowing base.



     In June 1998, funds were loaned to the Company by certain management stockholders totaling $650,000. Of this amount, $125,000, $225,000 and $300,000 were loaned to NHancement by Esmond T. Goei, Former Chairman of the Board and Chief Executive Officer of the Company, Douglas S. Zorn, current President and Chief Executive Officer of the Company, and James S. Gillespie, currently a member of the Board of Directors of the Company, respectively. The total principal and interest originally due September 30, 1998, was repaid on November 5, 1998 without penalty.



 6. UNAUDITED PRO FORMA FINANCIAL DATA



     The unaudited pro forma statements of operations combine the results of operations of the Company and Infotel for the three months ended December 31, 1997, as if the acquisition had occurred at the beginning of the period, after giving effect to certain adjustments, including the amortization of excess of costs over net assets acquired and interest expense on notes payable to related parties. The following unaudited pro forma summary does not necessarily reflect the results of operations as they would have been had the Infotel acquisition occurred at the beginning of the period presented and is not necessarily indicative of the results of operations for any future period. These proforma results exclude the income from discontinued operations.

                                                                  UNAUDITED
                                                                  PRO FORMA
                                                              THREE MONTHS ENDED
                                                                 DECEMBER 31,
                                                                     1997
                                                              ------------------
Net revenues................................................     $ 4,166,200
Net loss....................................................     $(4,595,200)
Net loss per common share...................................     $     (0.98)
Weighted average common and common equivalent shares
  outstanding...............................................       4,661,500



 7. EARNINGS PER SHARE



     Earnings per share were computed under the provisions of SFAS 128, Earnings Per Share. The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations:



                                                                THREE MONTHS ENDED
                                                                   DECEMBER 31,
                                                            --------------------------
                                                               1997           1998
                                                            -----------    -----------
NET LOSS -- NUMERATOR
Net income (loss).........................................  $(4,821,200)   $(1,416,100)
Preferred stock dividends.................................                      (3,400)
                                                            -----------    -----------
Basic and diluted net loss applicable to common stock.....  $(4,821,200)   $(1,419,100)
                                                            ===========    ===========
COMMON SHARES -- DENOMINATOR
Basic weighted average common shares outstanding..........    4,264,700      5,739,400
Options and warrants......................................           --             --
                                                            -----------    -----------
Diluted weighted average common shares outstanding........    4,264,700      5,739,400
                                                            ===========    ===========



     Options and warrants to purchase 1,359,625 shares of Common Stock and Preferred Stock convertible into 337,100 shares of Common Stock were outstanding during the three months ended December 31, 1998 and options and warrants to purchase 1,154,100 shares at December 31, 1997 were outstanding but were not included in the computation of diluted loss per common share because the effect would be antidilutive.



 8. SEGMENT REPORTING



     NHancement's reportable operating segments include Voice Plus and Infotel. Infotel is based in Singapore and derives substantially all of its revenue from sales in Asia.



     Financial information for these segments includes the following:



                                                            DECEMBER 31, 1998
                                         -------------------------------------------------------
                                            VPI         INFOTEL       OTHER(1)         TOTAL
                                         ----------    ----------    -----------    ------------
Net Sales to external customers........  $1,396,900    $1,865,000             --    $  3,261,900
Loss from continuing operations........    (543,200)      189,000    $(1,061,900)     (1,416,100)
Total assets...........................   3,596,700     5,853,900      1,291,200      10,741,800


---------------

(1) Other includes corporate expenses. Management's reports include goodwill for Infotel in total assets.



                                                               DECEMBER 31, 1997
                                              ---------------------------------------------------
                                                VPI(1)       INFOTEL     OTHER(2)        TOTAL
                                              -----------    -------    ----------    -----------
Net Sales to external customers.............  $ 2,016,000      --       $    1,000    $ 2,017,000
Loss from continuing operations.............   (4,247,900)     --         (576,400)    (4,824,300)
Total assets................................    3,584,100      --        3,713,200      7,297,300


---------------

(1) VPI loss includes an impairment loss of $4,084,300 and amortization of the excess of costs over net assets acquired of $150,900.



(2) Other includes corporate expenses. Management reports include goodwill for Infotel in total assets.

 9. SUBSEQUENT EVENTS



     On January 6, 1999, Mr. James S. Gillespie was reappointed as a director of the Company, subsequently at the same meeting, Messrs. Boyle, Das and Nemetz resigned from the Board, and on January 13, 1999, Thomas J. Lawrence resigned as a director. On January 6, 1999, Mr. Goei resigned his positions as President and CEO pursuant to the terms of a Separation Agreement approved by the Board of Directors, which modifies the terms of his Employment Agreement. Subsequently, Mr. Goei also resigned both from his position as Chairman of the Board and as a Board member. In exchange for Mr. Goei's resignation, the Company has agreed to a severance package with the following principal terms (i) six and one-half months of regular pay at his current rate, (ii) Mr. Goei will continue to receive benefits under the Company's medical and group insurance plans through May 5, 1999, (iii) Mr. Goei will have use of the Company paid, leased automobile through the end of the lease term in July 1999, (iv) the Company will reimburse moving expenses of approximately $70,000, (v) the Company will issue warrants to purchase 50,000 shares of NHancement Common Stock at the current fair market price, and (vi) Mr. Goei and the Company agree to a mutual waiver of all claims related to Mr. Goei's employment. On January 6, 1999, Mr. Douglas S. Zorn was appointed President and CEO.



     On February 2, 1999 the Board approved the appointment of Mr. Gillespie as a consultant to the Company. Messers. Robers J. Schmier and N. Bruce Walko were also elected to the Board of Directors to fill the vacancies created by the resignations of Messers. Boyle, Das and Nemetz. Subsequently at the same meeting the Board of Directors reduced the number of Board members from seven (7) to five (5). As of the date of this filing, there is still one (1) vacancy on the Board of Directors. Mr. Walko is serving as the Chairman of the Board.

                                    ANNEX A

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between NHANCEMENT TECHNOLOGIES, INC., a Delaware corporation, with headquarters located at 39420 Liberty Street, Suite 250, Fremont, CA 94538 (the "Company"), and each entity named on a signature page hereto (each, a "Buyer").

                                  WITNESSETH:

     WHEREAS, the Company and the Buyer are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Buyer wishes to purchase, upon the terms and subject to the conditions of this Agreement, shares of Series A Convertible Preferred Stock, $0.01 par value per share (the "Convertible Preferred Stock"), of the Company, which which will be convertible into shares of Common Stock, $0.01 par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Convertible Preferred Stock, and subject to acceptance of this Agreement by the Company;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

 1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a. Purchase; Certain Definitions. (i) The undersigned hereby agrees to initially purchase from the Company shares of the Convertible Preferred Stock in the amount set forth on the signature page of this Agreement (the "Initial Preferred Stock"), out of a total offering of $3,000,000 of such Convertible Preferred Stock, and having the terms and conditions set forth in the Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of Series A Preferred Stock of the Company attached hereto as Annex I (the "Certificate of Designations"). The purchase price for the Initial Preferred Stock shall be as set forth on the signature page hereto and shall be payable in United States Dollars.

     (ii) As used herein, the term "Preferred Stock" means the Initial Preferred Stock and the Additional Preferred Stock (as defined below), unless the context otherwise requires.

     (iii) As used herein, the term "Securities" means the Preferred Stock and the Common Stock issuable upon conversion of the Preferred Stock.

     (iv) As used herein, the term "Purchase Price" means the purchase price for the Initial Preferred Stock or the Additional Preferred Stock, as the case may be.

     (v) As used herein, the term "Initial Closing Date" means the date of the closing of the purchase and sale of the Initial Preferred Stock, as provided herein.

     (vi) As used herein, the term "Additional Closing Date" means the date of the closing of the purchase and sale of the relevant Additional Preferred Stock, as provided herein.

     (vii) As used herein, the term "Closing Date" means the relevant Initial Closing Date or Additional Closing Date, as the case may be.

     (viii) As used herein, the term "Market Price of the Common Stock" means
(x) the average closing bid price of the Common Stock for the five (5) trading days ending on the trading day immediately before the date indicated in the relevant provision hereof as reported by Bloomberg, LP or, if not so reported, as reported on the over-the-counter market or (y) if the Common Stock is listed on a stock exchange, the closing price on such exchange on the date indicated in the relevant provision hereof, as reported in The Wall Street Journal.

     (ix) As used herein, the term "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as that term is defined in the Registration Rights Agreement defined below).

     b. Form of Payment; Delivery of Preferred Stock.

     (i) The Buyer shall pay the Purchase Price for the relevant Preferred Stock by delivering immediately available good funds in United States Dollars to the escrow agent (the "Escrow Agent") identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions") on the date prior to the relevant Closing Date.

     (ii) No later than the relevant Closing Date, but in any event promptly following payment by the Buyer to the Escrow Agent of the relevant Purchase Price, the Company shall deliver one or more certificates representing the relevant Preferred Stock, duly executed by or on behalf of the Company (collectively, the "Certificate"), to the Escrow Agent.

     (iii) By signing this Agreement, each of the Buyer and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

     c. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

                    Bank of New York
               350 Fifth Avenue
               New York, New York 10001

               ABA# 021000018
               For credit to the account of Krieger & Prager, Esqs.
               Account No.:    -

Not later than 5:00 p.m., New York time, on the date which is two (2) New York Stock Exchange trading days after the Company shall have accepted this Agreement and returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Buyer shall deposit with the Escrow Agent the Purchase Price for the Initial Preferred Stock in currently available funds. Time is of the essence with respect to such payment, and failure by the Buyer to make such payment, shall allow the Company to cancel this Agreement.

     d. Escrow Property. The Purchase Price and the Certificate delivered to the Escrow Agent as contemplated by Sections 1(b) and (c) hereof are referred to as the "Escrow Property."

 2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

     a. Without limiting Buyer's right to sell the Common Stock pursuant to the Registration Statement (as that term is defined in the Registration Rights Agreement defined below), the Buyer is purchasing the Preferred Stock and will be acquiring the shares of Common Stock issuable upon conversion of the Preferred Stock (the "Converted Shares") for its own account for investment only or as agent for other "accredited investors" (as that term is used in paragraph 2(b) below) and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

     b. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

     c. All subsequent offers and sales of the Preferred Stock and the shares of Common Stock representing the Converted Shares (such Common Stock sometimes referred to as the "Shares") by the Buyer shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

     d. The Buyer understands that the Preferred Stock are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Preferred Stock.

     e. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Preferred Stock and the offer of the Shares which have been requested by the Buyer, including Annex V hereto. The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Buyer has also had the opportunity to obtain and to review an unfiled draft of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as provided to the Buyer under cover of a copy of a letter, dated March 8, 1998 (the "Company's SEC Documents").

     f. The Buyer understands that its investment in the Securities involves a high degree of risk.

     g. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

     h. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     i. Notwithstanding the provisions hereof or of the Preferred Stock, in no event (except if the Company is in default under any of the terms of the Certificate of Designations or any of the Transaction Agreements, as defined below and the Purchaser has asserted such default) shall the holder be entitled to convert any Preferred Stock to the extent that, after such conversion, the sum of (1) the number of shares of Common Stock beneficially owned by the Buyer and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Preferred Stock), and (2) the number of shares of Common Stock issuable upon the conversion of the Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Buyer and its affiliates of more than 9.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), except as otherwise provided in clause (1) of such proviso.

 3. COMPANY REPRESENTATIONS, ETC.

     The Company represents and warrants to the Buyer that, except as provided in Annex V hereto:

     a. Concerning the Preferred Stock and the Shares. The Preferred Stock has been duly authorized, and when issued, will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Preferred Stock or the Shares.

     b. Reporting Company Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Company. The Company has registered its Common Stock pursuant to Section 12 of the 1934 Act, and the Common Stock is listed and traded on The NASDAQ/SmallCap Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing, and the Company has maintained all requirements for the continuation of such listing.

     c. Authorized Shares. The Company has sufficient authorized and unissued Shares as may be reasonably necessary to effect the conversion of the Preferred Stock. The Converted Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Preferred Stock in accordance with the terms of the Certificate of Designations will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder.

     d. Securities Purchase Agreement; Registration Rights Agreement and
Stock. This Agreement and the Registration Rights Agreement, the form of which is attached hereto as Annex IV (the "Registration Rights Agreement"), and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Registration Rights Agreement, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and the Preferred Stock will be duly and validly authorized and, when executed and delivered on behalf of the Company in accordance with this Agreement, will be a valid and binding obligation of the Company in accordance with its terms, subject to general principles of equity and to bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally.

     e. Non-contravention. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Registration Rights Agreement, and the Preferred Stock do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the articles of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, or (iv) the Company's listing agreement for its Common Stock, except such conflict, breach or default which would not have a material adverse effect on the Company or on the transactions contemplated herein.

     f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Buyer as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     g. SEC Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. The Company has since January 1, 1997 timely filed all requisite forms, reports and exhibits thereto with the SEC.

     h. Absence of Certain Changes. Since January 1, 1998, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or otherwise), or results of operations of the Company, except as disclosed in the Company's SEC Documents. Since January 1,

1998, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to stockholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Buyer that (i) would reasonably be expected to have a material adverse effect on the business or financial condition of the Company , (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to this Agreement or any of the agreements contemplated hereby (collectively, including this Agreement, the "Transaction Agreements"), or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Buyer in the Transaction Agreements.

     j. Absence of Litigation. Except as set forth in the Company's SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the properties, business or financial condition, or results of operation of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

     k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the Company's financial condition or results of operations.

     l. Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any convertible securities. The presently outstanding unconverted principal amount of each such issuance as at April 8, 1998 are set forth in Annex V.

     m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Company's SEC Documents or those incurred in the ordinary course of the Company's business since January 1, 1998, and which individually or in the aggregate, do not or would not have a material adverse effect on the properties, business, condition (financial or otherwise), or results of operations of the Company. No event or circumstances has occurred or exists with respect to the Company or its properties, business, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the charter or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

     n. No Default. The Company is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

     o. No Integrated Offering. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since January 1, 1997, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Rule 506 of Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

     p. Dilution. The number of Shares issuable upon conversion of the Preferred Stock may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Preferred Stock. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Preferred Stock is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

 4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. Transfer Restrictions. The Buyer acknowledges that (1) the Preferred Stock have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless (A) subsequently registered thereunder or (B) the Buyer shall have delivered to the Company and opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

     b. Restrictive Legend. The Buyer acknowledges and agrees that the Preferred Stock and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

          THESE SECURITIES (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

     c. Registration Rights Agreement. The parties hereto agree to enter into the Registration Rights Agreement on or before the Closing Date.

     d. Filings and Shareholder Consent. (i) The Company undertakes and agrees to make all necessary filings in connection with the sale of the Preferred Stock to the Buyer under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Buyer promptly after such filing.

     (ii) The Company undertakes and agrees to take all steps necessary to have a vote of the shareholders of the Company regarding authorization of the Company's issuance to the holders of the Preferred Stock of shares of Common Stock in excess of twenty percent (20%) of the outstanding shares of Common Stock on the Initial Closing Date or any Additional Closing Date, whichever is higher on or before the Effective Date in accordance with NASDAQ Rule 4301(c)(25)(H)(i)(d)(2). The Company will recommend to the shareholders that such authorization be granted and will seek proxies from shareholders not attending the meeting (if such meeting is required to effectuate such authorization) naming a director or officer of the Company as such shareholder's proxy and directing the proxy to vote, or giving the proxy the authority to vote, in favor of such authorization. The Company has obtained the commitment of each director and officer of the Company owning, directly or indirectly, shares of the Common Stock or who might be designated as a proxy for shareholders that such director or officer will vote such shares and any proxy given to him or her (except to extent specifically directed otherwise in a proxy) in favor of such authorization. Upon determination that the shareholders have voted in favor of such authorization, the Company shall cause its counsel to issue to the Buyer an unqualified opinion (the "Authorization Opinion") that such authorization has been duly adopted by all necessary corporate action of the Company and that the Company will be able to issue, without restriction as to the number of such shares, all shares of Common Stock as may be issuable upon conversion of the Preferred Stock and without any limits imposed by the Cap Regulations (as defined below) adopted on or before and in effect on the date of the Authorization Opinion. The Authorization Opinion shall state that the Buyer may rely thereon in connection with the transactions contemplated regarding the Additional Preferred Stock and its holdings of the Preferred Stock.

     e. Reporting Status. So long as the Buyer beneficially owns any of the Preferred Stock, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to continue the listing and trading of its Common Stock on The NASDAQ/SmallCap Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. ("NASD") or The NASDAQ/SmallCap Market.

     f. Use of Proceeds. The Company will use the proceeds from the sale of the Preferred Stock (excluding amounts paid by the Company for legal fees, finder's fees and escrow agent fees in connection with the sale of the Preferred Stock) for internal working capital purposes and for payment of the purchase price of Infotel Technologies (PTE) Ltd., a company incorporated in Singapore, and shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership, enterprise or other person, including any of its affiliates, or to repay any debt to any of its affiliates.

     g. Certain Agreements. The Company covenants and agrees that it will not, without the prior written consent of the Buyer, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock with any third party on any date which is earlier than the later of (A) one hundred eighty (180) days after the Effective Date or (B) one hundred twenty
(120) days after the last Additional Closing Date.

     h. Future Purchases. (i) The Buyer hereby unconditionally and irrevocably agrees to purchase from the Company, and the Company hereby unconditionally and irrevocably agrees to issue to the Buyer additional shares of Preferred Stock (collectively, the "Additional Preferred Stock") having a liquidation amount of up to the relevant Additional Tranche identified in subparagraph (h)(ii) below multiplied by a fraction, of which the numerator is the principal amount of the Initial Preferred Stock and the denominator is $1,250,000. The Additional Preferred Stock shall be issued and acquired in three tranches (each, an "Additional Tranche"), on the terms and subject to the conditions hereinafter provided.

     (ii) The first Additional Tranche (the "First Additional Tranche") and the second Additional Tranche (the "Second Additional Tranche") shall be for $500,000 each. The third Additional Tranche (the "Third Additional Tranche") shall be for $750,000.

     (iii) The closing for the First Additional Tranche shall occur on the date (the "First Additional Closing Date") which is sixty (60) days after the Effective Date, unless otherwise agreed to by the Company and the Buyer. The closing for the Second Additional Tranche shall occur on the date (the "Second Additional Closing Date") which is thirty (30) days after the First Additional Closing Date, unless otherwise agreed to by the Company and the Buyer. The closing for the Third Additional Tranche shall occur on the date (the "Third Additional Closing Date") which is thirty (30) days after the Second Additional Closing Date, unless otherwise agreed to by the Company and the Buyer. The closing of each Additional Tranche shall be conducted upon the same terms and conditions as those applicable to the Initial Preferred Stock. Each of the First Additional Closing Date, the Second Additional Closing Date and the Third Additional Closing Date is referred to as an "Additional Closing Date."

     (iv) On the relevant Additional Closing Date, (A) the Registration Statement required to be filed under the Registration Rights Agreement shall continue to be effective, and (B) the representations and warranties of the Company contained in Section 3 hereof shall be true and correct in all material respects (and the Company's issuance of the relevant Additional Preferred Stock shall constitute the Company's making each such representation and warranty as of such date) and there shall have been no material adverse changes (financial or otherwise) in the business or conditions of the Company from the Initial Closing Date through and including the relevant Additional Closing Date (and the Company's issuance of the relevant Additional Preferred Stock shall constitute the Company's making such representation and warranty as of such date).

     (v) It shall be a condition to the Buyer's obligation to purchase the relevant Additional Preferred Stock that, as of the relevant Additional Closing Date, (A) the Market Price of the Common Stock, as adjusted to reflect any stock splits, reverse stock splits or stock dividends effected or declared after the Initial Closing Date, be Two Dollars ($2.00) or more per share, (B) the average daily trading volume for the Common Stock for the thirty (30) consecutive trading days ending the day before the Additional Closing Date be twenty thousand (20,000) or more shares, and (C) the Authorization Opinion shall have been issued to the Buyer.

     i. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, shares of Common Stock sufficient to yield two hundred percent (200%) of the number of shares of Common Stock issuable at conversion as may be required to satisfy the conversion rights of the Buyer pursuant to the terms and conditions of the Preferred Stock.

     j. Limitation on Issuance of Shares. The Company may be limited in the number of shares of Common Stock it may issue by virtue of (i) the number of authorized shares or (ii) the applicable rules and regulations of the principal securities market on which the Common Stock is listed or traded (collectively, the "Cap Regulations"). The Company agrees whether or not provided in the Certificate of Designations, (i) the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of the Preferred Stock without violating the Cap Regulations and (ii) if, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Cap Regulations, the holder of a share Preferred Stock which can not be converted as result of the Cap Regulations (each such share, an "Unconverted Preferred Stock") shall have the option, exercisable in such holder's sole and absolute discretion, to elect either of the following remedies:

          (x) require the Company to issue shares of Common Stock in accordance with such holder's notice of conversion at a conversion purchase price equal to the average of the closing bid price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of notice of conversion; or

          (y) require the Company to redeem such share of Unconverted Preferred Stock for an amount (the "Redemption Amount"), payable in cash, equal to:

                                       V

                                     ------
                                       CP
                                               x   M

      where:

          "V" means the liquidation preference of a share of Unconverted Preferred Stock plus any accrued but unpaid dividends thereon;

          "CP" means the conversion price in effect on the date of redemption (the "Redemption Date") specified in the notice from the holder of the Unconverted Preferred Stock electing this remedy; and

          "M" means the highest closing bid price per share of the Common Stock during the period beginning on the Redemption Date and ending on the date of payment of the Redemption Amount.

If a holder owns more than one share of Unconverted Preferred Stock, such holder may elect one of the above remedies with respect to some of such shares of Unconverted Preferred Stock and the other remedy with respect to other shares of Unconverted Preferred Stock. The Certificate of Designations shall not contain any provisions inconsistent with the above terms. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Certificate of Designations.

     k. Hedging Transactions. The Company understands that the Buyer may be a so-called "hedge" fund, and the Company hereby expressly agrees that the Buyer shall not in any way be prohibited or restricted from any purchases or sales of any securities or other instruments of, or related to, the Company or any of its securities, including, but not necessarily limited to, puts, calls, futures contracts, short sales and hedging and arbitrage transactions. The Buyer acknowledges that such purchases, sales and other transactions may be subject to various federal and state securities laws and agrees to comply with all such applicable securities laws.

  5. TRANSFER AGENT INSTRUCTIONS.

     a. Promptly following the delivery by the Buyer of the Purchase Price for the Initial Preferred Stock in accordance with Section 1(c) hereof, the Company will irrevocably instruct its transfer agent to issue Common Stock from time to time upon conversion of the Preferred Stock in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Buyer or its nominee and in such denominations to be specified by the Buyer in connection with each conversion of the Preferred Stock. The Company warrants that no instruction other than such instructions referred to in this Section 5 and stop transfer instructions to give effect to Section 4(a) hereof prior to registration and sale of the Shares under the 1933 Act will be given by the Company to the transfer agent and that the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Buyer provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Buyer of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Converted Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Buyer.

     b. Subject to the completeness and accuracy of the Buyer's representations and warranties herein, upon the conversion of any Preferred Stock by a person who is a non-U.S. Person, and following the expiration of any then applicable Restricted Period (as those terms are defined in Regulation S), the Company, shall, at its expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates without restrictive legend or stop orders in the name of

Buyer (or its nominee (being a non-U.S. Person) or such non-U.S. Persons as may be designated by Buyer) and in such denominations to be specified at conversion representing the number of shares of Common Stock issuable upon such conversion, as applicable. Nothing in this Section 5, however, shall affect in any way Buyer's or such nominee's obligations and agreement to comply with all applicable securities laws upon resale of the Securities.

     c. (i) The Company will permit the Buyer to exercise its right to convert the Preferred Stock by telecopying or delivering an executed and completed Notice of Conversion to the Company and delivering, within five (5) business days thereafter, the original Preferred Stock being converted to the Company by express courier, with a copy to the transfer agent.

     (ii) The term "Conversion Date" means, with respect to any conversion elected by the holder of the Preferred Stock, the date specified in the Notice of Conversion, provided the copy of the Notice of Conversion is telecopied to or otherwise delivered to the Company in accordance with the provisions hereof so that is received by the Company on or before such specified date.

     (iii) The Company shall, at its expense, take all actions and use all means necessary and diligent to cause its transfer agent to transmit the certificates representing the Converted Shares issuable upon conversion of any Preferred Stock (together with Preferred Stock not being so converted) to the Buyer via express courier, by electronic transfer or otherwise, within three (3) business days (such third business day, the "Delivery Date") after (A) the business day on which the Company has received both of the Notice of Conversion (by facsimile or other delivery) and the original Preferred Stock being converted (and if the same are not delivered to the Company on the same date, the date of delivery of the second of such items) or (B) the date a dividend payment on the Preferred Stock, which the Company has elected to pay by the issuance of Common Stock, as contemplated by the Preferred Stock, was due.

     d. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date could result in economic loss to the Buyer. As compensation to the Buyer for such loss, the Company agrees to pay late payments to the Buyer for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days beyond two (2) business days from the Delivery Date):

                                            LATE PAYMENT FOR EACH
                                          $10,000 OF PREFERRED STOCK
                                      LIQUIDATION PREFERENCE OR INTEREST
       NO. BUSINESS DAYS LATE               AMOUNT BEING CONVERTED
       ----------------------         ----------------------------------
1...................................  $100
2...................................  $200
3...................................  $300
4...................................  $400
5...................................  $500
6...................................  $600
7...................................  $700
8...................................  $800
9...................................  $900
10..................................  $1,000
>10.................................  $1,000+$200 for each Business Day
                                      Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Nothing herein shall limit the Buyer's right to pursue actual damages for the Company's failure to issue and deliver the Common Stock to the Buyer. Furthermore, in addition to any other remedies which may be available to the Buyer, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within two (2) business days after the Delivery Date, the Buyer will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Buyer shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

     e. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Preferred Stock and after such Delivery Date, the holder of the Preferred Stock being converted (a "Converting Holder") purchases, in an open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Company shall pay to the Converting Holder, in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu thereof, the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

     f. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Buyer and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Buyer thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Buyer by crediting the account of Buyer's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     g. The Company will authorize its transfer agent to give information relating to the Company directly to the Buyer or the Buyer's representatives upon the request of the Buyer or any such representative. The Company will provide the Buyer with a copy of the authorization so given to the transfer agent.

 6. DELIVERY INSTRUCTIONS.

     The Initial Preferred Stock or the Additional Preferred Stock, as the case may be, shall be delivered by the Company to the Escrow Agent pursuant to
Section 1(b) hereof, on a delivery against payment basis, no later than on the relevant Closing Date.

     Notwithstanding the foregoing provision or any other provision hereof to the contrary, the Escrow Agent is authorized and directed to retain in escrow, out of the Purchase Price proceeds for the Initial Preferred Stock deposited in escrow with the Escrow Agent, the sum of Five Hundred Thousand Dollars ($500,000; the "Retained Escrow Amount") until the Escrow Agent receives written confirmation from counsel to the Company that the Registration Statement complying with the provisions of the Registration Rights Agreement (including, without limitation, [x] inclusion of all concepts specified therein, [y] after affording counsel for the Initial Holder, as defined in the Registration Rights Agreement the opportunity to review and comment on the draft of the Registration Statement and [z] not including any statement therein to which such counsel to the Initial Holder reasonably objected) has been filed with the SEC (the "Filing Confirmation"). Upon receipt of the Filing Confirmation by the Escrow Agent, the Escrow Agent shall release the Retained Escrow Amount to the Company as contemplated by the Joint Escrow Instructions.

 7. CLOSING DATE.

     a. The Initial Closing Date shall occur on the date which is the first NYSE trading day after the fulfillment or waiver of all closing conditions pursuant to Sections 8 and 9 hereof or such other date and time as is mutually agreed upon by the Company and the Buyer. The date of an Additional Closing Date shall be the date specified by either party to other on at least ten (10) business days' advance notice to the other; provided, however, that it shall be a condition of such Additional Closing Date that , on or before such date, each of the conditions contemplated by Section 4(h) and by Sections 8 and 9 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

     b. Each closing of the purchase and issuance of Preferred Stock shall occur on the relevant Closing Date at the offices of the Escrow Agent and shall take place no later than 12:00 Noon, New York time, on such day or such other time as is mutually agreed upon by the Company and the Buyer.

     c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property only upon satisfaction of the conditions set forth in Sections 8 and 9 hereof. The Certificates representing the relevant Preferred Stock shall be delivered by the Company to the Escrow Agent pursuant to Section 1(b) hereof no later than on the relevant Closing Date.

 8. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Buyer understands that the Company's obligation to sell the Preferred Stock to the Buyer pursuant to this Agreement on the relevant Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement by the Buyer;

     b. Delivery by the Buyer to the Escrow Agent of good funds as payment in full of an amount equal to the purchase price for the relevant Preferred Stock in accordance with this Agreement;

     c. The accuracy on such Closing Date of the representations and warranties of the Buyer contained in this Agreement, each as if made on such date, and the performance by the Buyer on or before such date of all covenants and agreements of the Buyer required to be performed on or before such date; and

     d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

 9. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

     The Company understands that the Buyer's obligation to purchase the Preferred Stock on the relevant Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Company;

     b. Delivery by the Company to the Escrow Agent of the Certificate representing the relevant Preferred Stock in accordance with this Agreement;

     c. The accuracy in all material respects on such Closing Date of the representations and warranties of the Company contained in this Agreement. each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

     d. On such Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

     e. On such Closing Date, the Buyer shall have received an opinion of counsel for the Company, dated such Closing Date, in form, scope and substance reasonably satisfactory to the Buyer, substantially to the effect set forth in Annex III attached hereto;

     f. No statute, rule, regulation, executive order, decree, ruling or injunction shall be enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits or adversely effects any of the transactions contemplated by this Agreement or the Transaction Documents, and no proceeding or investigation shall have been commenced or threatened which may have the effect of prohibiting or adversely effecting any of the transactions contemplated by this Agreement or the Transaction Documents;

     g. From and after the date hereof to and including the relevant Closing Date, the trading of the Common Stock shall not have been suspended by the SEC, or the NASD and trading in securities generally on the New York Stock Exchange or The NASDAQ/SmallCap Market shall not have been suspended or limited, nor shall minimum prices been established for securities traded on The NASDAQ/SmallCap Market, nor shall there be any outbreak or escalation of hostilities involving the United States or any material adverse change in any financial market that in either case in the reasonable judgment of the Buyer makes it impracticable or inadvisable to purchase the relevant Preferred Stock; and

     h. With respect to each Additional Closing Date, each of the conditions set forth in Section 4(h) hereof shall have either been satisfied or waived by the Buyer.

 10. GOVERNING LAW: MISCELLANEOUS.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     d. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     e. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     f. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     g. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     h. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     i. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     j. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     k. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

11. NOTICES.

     Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

          (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

          (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

          (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       NHANCEMENT TECHNOLOGIES, INC.
               39420 Liberty Street
               Suite 250
               Fremont, CA 94538
               ATTN: Chief Financial Officer
               Telephone No.: (510) 744-3333
               Telecopier No.: (510) 744-4003
               with a copy to:

               Tomlinson Zisko Morosoli & Maser
               200 Page Mill Road, 2nd Floor
               Palo Alto, CA 94306
               ATTN: Cindy Loe, Esq.
               Telephone No.: (650) 325-8666
               Telecopier No.: (650) 324-1808

BUYER: At the address set forth on the signature page of this Agreement.

ESCROW AGENT:  Krieger & Prager, Esqs.
               319 Fifth Avenue
               New York, New York 10016
               Telecopier No. (212) 213-2077
               Telephone No.: (212) 689-3322

12. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

     The Company's and the Buyer's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Preferred Stock and payment of the Purchase Price, and shall inure to the benefit of the Buyer and the Company and their respective successors and assigns.

                  [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.


Number of shares of initial preferred stock to be         6,250
  purchased:............................................
Aggregate purchase price of such initial preferred        $625,000.00
  stock:................................................

                            SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 13th day of April, 1998.

                                                         The Endeavour Capital Fund S.A.
-----------------------------------------------------    ----------------------------------------------
Address                                                  Printed Name of Subscriber
c/o Endeavor Management Inc.
14/14 Divrei Chaim St
Jerusalem 94479 Israel
                                                         By: /s/ SHMULI MARGULIES
Telecopier No. 972-2-582-4443                                ------------------------------------------
                                                         (Signature of Authorized Person)
                                                         Shmuli Margulies, Director
                                                         Printed Name and Title

BVI
-----------------------------------------------------
Jurisdiction of Incorporation
or Organization

     As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NHANCEMENT TECHNOLOGIES, INC.

By: /s/ DOUGLAS S. ZORN

    --------------------------------------------------------
    Douglas S. Zorn
Title: Chief Financial Officer
Date: April 13, 1998

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer by one of its officers thereunto duly authorized as of the date set forth below.

Number of shares of initial preferred stock to be purchased:  6,250

Aggregate purchase price of such initial preferred stock:     $625,000.00

                            SIGNATURES FOR ENTITIES

     IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this 13th day of April, 1998.

-----------------------------------------------------    AMRO INTERNATIONAL S.A.
Address                                                  ----------------------------------------------
SO ULTRA FINANCE                                         Pnted Name of Subscriber
Gross Munster Platz 26
Zurich LH 8022
Switzerland
                                                         By: /S/  H. U. BACHOFEN
                                                             ------------------------------------------
Telecopier No.011-411-262-5515                           (Signature of Authorized Person)
                                                         H.U. Bachofen, President/Director
                                                         Printed Name and Title
Panama
-----------------------------------------------------
Jurisdiction of Incorporation
or Organization

     As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

NHANCEMENT TECHNOLOGIES, INC.

By: /S/  DOUGLAS S. ZORN

    -----------------------------------------------------
      Douglas S. Zorn
Title:  Chief Financial Officer
Date: April 13, 1998

                                 JUNE 15, 1998

                                LETTER AGREEMENT

AMRO INTERNATIONAL S.A.                        The Endeavour Capital Fund S.A.
c/o Ultra Finance                              14/14 Divrei Chaim Street
Grossmunster Platz 26                          Jerusalem 94479
Zurich LH 8022                                 Israel
Switzerland                                    Attn: Mr. Shmuli Margulies
Attn: Mr. H.U. Bachofen

     Re: Amendment to Securities Purchase Agreement

Gentlemen:

     This letter agreement confirms our agreement that the following provisions stated herein shall constitute an amendment to that certain Securities Purchase Agreement dated as of April 13, 1998 (the "Agreement") and entered into by and among AMRO INTERNATIONAL S.A. and The Endeavour Capital Fund S.A. (each, "Buyer" and collectively, "Buyers"), and NHancement Technologies Inc. (the "Company") in accordance with Section 10.j. of the Agreement.

     Unless otherwise defined herein, the defined terms shall have the same meaning as set forth in the Agreement. The Company and Buyers hereby acknowledge and agree as follows:

          1. The First Additional Tranche shall be increased from Five Hundred Thousand Dollars ($500,000) to Seven Hundred Fifty Thousand Dollars ($750,000).

          2. The Third Additional Tranche shall be decreased from Seven Hundred Fifty Thousand Dollars ($750,000) to Five Hundred Thousand Dollars ($500,000).

          3. The First Additional Closing Date shall occur on or two (2) business days after the date the Company obtains the stockholder approval to the effect that the Cap Regulations, as specified in Section 4.j of the Agreement, will not restrict the Company's issuance of the shares of Common Stock to any Buyer in connection with such Buyer's conversion of the Initial Preferred Stock or any Additional Preferred Stock, as of such First Additional Closing Date, provided that all other conditions to the closing of the First Additional Tranche shall have been satisfied by the Company or waived by the Buyers. The Company agrees to use its best efforts to satisfy all such conditions as soon as possible. The Company further represents and warrants that a proposal to such effect will be duly and properly submitted for the stockholder approval at the special stockholder meeting expected to be held on or about July 6, 1998.

NHancement Technologies Inc.
Letter Agreement
Page 2

     IN WITNESS WHEREOF, this letter agreement has been executed by the undersigned this 15th day of June 1998.

                                          THE COMPANY:
                                          NHANCEMENT TECHNOLOGIES INC.

                                          By: /s/ DOUGLAS S. ZORN

                                            ------------------------------------

                                          Its: Chief Financial Officer

                                          --------------------------------------

                                          Acknowledged and Agreed:

                                          AMRO INTERNATIONAL S.A.

                                          By: /s/ H.U. BACKOFEN

                                            ------------------------------------

                                          Its:

                                          --------------------------------------

                                          THE ENDEAVOUR CAPITAL FUND S.A.

                                          By: /s/ S. MARGULIES

                                            ------------------------------------

                                          Its:

                                          --------------------------------------

                        PAYMENT AND TERMINATION AGREEMENT

        This Payment and Termination Agreement (the "AGREEMENT" ) entered into as of September 24, 1998 between NHancement Technologies Inc., a Delaware corporation (the "COMPANY"), and AMRO International S.A. and The Endeavour Capital Fund S.A. (each, a "BUYER" ), with reference to the Securities Purchase Agreement among the Company and Buyers dated April 13, 1998 (the "SECURITIES PURCHASE AGREEMENT") and those certain Promissory Notes made by the Company in favor of each of the Buyers dated June 15, 1998 and each in the principal amount of Three Hundred Seventy-Five Thousand Dollars ($375,000) (individually a "NOTE" and collectively the "NOTES").

        NOW, THEREFORE, the Company and the Buyers agree as follows:

        1. PAYMENT OF NOTES. Concurrently with the Agreement, the Company will pay to each Buyer all principal and interest due on each Note through the date hereof and each Buyer will return to the Company the original of such Note marked paid in full.

        2. TERMINATION OF SECURITIES PURCHASE AGREEMENT. In consideration of the payment by the Company to each Buyer of the sum of Sixty-Seven Thousand Five Hundred Dollars ($67,500), the Company and the Buyers agree that the Buyer shall not be obligated to purchase, and the Company shall not be obligated to sell, any further shares of the Company's Series A Convertible Preferred Stock (the "PREFERRED STOCK") under the Securities Purchase Agreement and that all of the Company's and the Buyers' respective obligations under the Securities Purchase Agreement and related documentation, including, but not limited to, any commitments entered into by the Company's Directors and Officers pursuant to
Section 4(d)(ii) of the Securities Purchase Agreement shall cease and terminate as of the date hereof except for the following obligations which shall continue to survive to the extent necessary to permit their complete fulfilment or discharge: (1) Sections 4(a), (b), (d), (e), (g), (i), (j) & (k), 5, 10, 11 and
12 of the Securities Purchase Agreement, (2) the Company's Certificate of Designations, Preferences and Relative, Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof, as amended, for so long as any shares of Preferred Stock remain outstanding, (3) the Registration Rights Agreement entered into and in connection with the Securities Purchase Agreement, (4) the Joint Escrow Instructions among the Company, the Buyers and the Escrow Agent named therein.

Payment and Termination Agreement
Page 2


        3. IMMEDIATELY AVAILABLE FUNDS. All payments made by the Company to the Buyers hereunder shall be made concurrent with the execution delivery of this Agreement and shall be made in immediately available funds.

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the Company and Buyers as of the date set forth above.

AMRO INTERNATIONAL S.A.            NHANCEMENT TECHNOLOGIES INC.


By: /S/ Hans Ulrich Bachofen       By: /S/ Douglas S. Zorn
    ------------------------           ----------------------------------------
                                       Douglas S. Zorn, Chief Financial Officer

Its:    Director/President
    -------------------------


THE ENDEAVOUR CAPITAL FUND S.A.


By: /s/ Shmuli Margulies
    ------------------------

Its: Director
    ------------------------

                          NHANCEMENT TECHNOLOGIES INC.


           PROXY FOR SPECIAL MEETING OF STOCKHOLDERS, MARCH   , 1999

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Douglas S. Zorn and Linda Moore, and each or any of them (with power of substitution), proxies for the undersigned to represent and to vote, as designated on the reverse side hereof, all shares of Common Stock and Preferred Stock of NHancement Technologies Inc., which the undersigned would be entitled to vote if personally present at the Special
Meeting of its stockholders to be held on March   , 1999, and at any reconvened
session thereof, subject to any directions indicated on the reverse side of this card. If no directions are given, this proxy will be voted FOR each of the Proposals.


     This proxy is continued on the reverse side. Please sign and return promptly in the envelope provided. No postage is required if mailed in the United States. If you attend the Special Meeting and vote in person, the proxy will not be used.

             Continued and to be signed and dated on reverse side.

The directors recommend a vote FOR each of the following Proposals:


     1. Ratification and approval of the issuance of 2,441 shares of Series A Convertible Preferred Stock and all shares of Common Stock issuable upon conversion thereof.

            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN


     2. Approval of the issuance of 17,500 shares of Series A Convertible Preferred Stock and all shares of Common Stock issuable upon conversion thereof.



            [ ]  FOR            [ ]  AGAINST            [ ]  ABSTAIN


     Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title.
                                                   DATE , 1999

                                                   SIGNED

                                                   Please sign, date and return
                                                   this card promptly in the
                                                   enclosed envelope Please mark
                                                   votes as in this example: [X]